UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Committee for Aerojet Rocketdyne Shareholders and Value Maximization (the “Committee”) is disclosing the transcript of the May 25, 2022 trial proceedings in In re Aerojet Rocketdyne Holdings, Inc., C.A. No. 2022-0127-LWW, as additional soliciting materials.

Important Information

This communication is being sent in our individual capacity, and not on or behalf of Aerojet Rocketdyne, Inc (the “Company”). No Company resources were used in connection with these materials. Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) have filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies at a special meeting of stockholders of the Company. The Incumbent Directors will furnish the definitive proxy statement to its stockholders, together with a WHITE proxy card shortly.

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PRELIMINARY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors, together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James, may be deemed participants in the solicitation of proxies from stockholders. Information about the participants is set forth in the preliminary proxy statement filed by the Incumbent Directors on May 20, 2022.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Committee’s Website:

https://maximizeajrdvalue.com/

695

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE AEROJET ROCKETDYNE	: C.A. No.
HOLDINGS, INC.	: 2022-0127-LWW

Chancery Courtroom No. 12B

Leonard L. Williams Justice Center

500 North King Street

Wilmington, Delaware

Wednesday, May 25, 2022

9:00 a.m.

BEFORE: HON. LORI W. WILL, Vice Chancellor

TRIAL TRANSCRIPT – VOLUME III

CHANCERY COURT REPORTERS

Leonard L. Williams Justice Center

500 North King Street - Suite 11400

Wilmington, Delaware 19801

(302) 255-0526

696

APPEARANCES:

A. THOMPSON BAYLISS, ESQ.

MICHAEL A. BARLOW, ESQ.

ELIEZER Y. FEINSTEIN, ESQ.

FLORENTINA D. FIELD, ESQ.

SAMUEL D. CORDLE, ESQ.

CALEB VOLZ, ESQ.

Abrams & Bayliss LLP

-and-

R. BRIAN TIMMONS, ESQ.

of the California Bar

Quinn Emanuel Urquhart & Sullivan, LLP

-and-

ELLISON WARD MERKEL, ESQ.

K. MCKENZIE ANDERSON, ESQ.

of the New York Bar

Quinn Emanuel Urquhart & Sullivan, LLP

-and-

JOSEPH MARGOLIES, ESQ.

of the Illinois Bar

Quinn Emanuel Urquhart & Sullivan, LLP

for Plaintiff Warren G. Lichtenstein

PETER J. WALSH, JR., ESQ.

MATTHEW F. DAVIS, ESQ.

LAURA G. READINGER, ESQ.

ABRAHAM C. SCHNEIDER, ESQ.

PATRICK A. LOCKWOOD, ESQ.

Potter, Anderson & Corroon LLP

for Plaintiffs James R. Henderson, Audrey A.

McNiff, and Martin Turchin

RAYMOND J. DiCAMILLO, ESQ.

KEVIN M. GALLAGHER, ESQ.

DANIEL E. KAPROW, ESQ.

CAROLINE M. McDONOUGH, ESQ.

Richards, Layton & Finger, PA

-and-

DAVID J. MARGULES, ESQ.

ELIZABETH A. SLOAN, ESQ.

BRITTANY M. GIUSINI, ESQ.

Ballard Spahr LLP

-and-

Appearances Cont’d ...

CHANCERY COURT REPORTERS

697

... Appearances Cont’d

TERENCE GRUGAN, ESQ.

of the Pennsylvania Bar

Ballard Spahr LLP

-and-

MARK A. KIRSCH, ESQ.

ADAM H. OFFENHARTZ, ESQ.

DANA E. SHERMAN, ESQ.

of the New York Bar

Gibson, Dunn & Crutcher LLP

-and-

BRIAN M. LUTZ, ESQ.

COLIN B. DAVIS, ESQ.

KATIE BEAUDIN, ESQ.

of the California Bar

Gibson, Dunn & Crutcher LLP

-and-

JEFFREY S. ROSENBERG, ESQ.

of the District of Columbia Bar

Gibson, Dunn & Crutcher LLP

for Eileen P. Drake, Thomas A. Corcoran,

Kevin P. Chilton, and Lance W. Lord

ALBERT H. MANWARING, IV, ESQ.

Morris James LLP

for Nominal Party Aerojet Rocketdyne

Holdings, Inc.

GARRETT B. MORITZ, ESQ. (Via Zoom)

BENJAMIN Z. GROSSBERG, ESQ.

Ross Aronstam & Moritz LLP

for Mr. Boehle

CHANCERY COURT REPORTERS

698

THE COURT: Please be seated. Welcome back.

Before we get started with our final day of testimony, are there any matters that we should take up?

ATTORNEY WALSH: None from plaintiffs, Your Honor.

THE COURT: Thank you.

ATTORNEY DiCAMILLO: Your Honor, I’d like to provide the Court two updates on matters.

One, as we were leaving the courtroom yesterday and throughout the evening, Ms. Drake and a variety of representatives received inquiries from members of the press. The press had received information about confidential settlement communications that the parties had been having.

We’ve got two issues with that: One, it violates the agreement that the discussions were supposed to be confidential and, two, the information that the press had was false and inaccurate.

I’m not asking Your Honor to do anything about it, at least not right now. We’re considering our options. But I just wanted to let the Court know about it because it has been widely

CHANCERY COURT REPORTERS

699

reported in the press and Your Honor may have seen some of the stories this morning.

THE COURT: I have. Thank you for the update.

ATTORNEY DiCAMILLO: Thank you.

And the second point is — and I know we’re going to talk about this later when we talk about post-trial briefing — but I wanted to give Your Honor an update on the consent solicitation.

As you recall, the parties were unable to reach agreement on a date for an annual meeting, so my clients initiated a consent solicitation to call a special meeting to elect directors. I’m pleased to report that my clients have received far more than the requisite number of consents needed to call that special meeting. We are in the process of actually calling that meeting and plan to call it for June 30th.

Obviously, that impacts the schedule. And we are pleased to do whatever kind of briefing or argument Your Honor would like based on that schedule, but I wanted to let Your Honor know about that as well.

THE COURT: That’s helpful. Thank you

CHANCERY COURT REPORTERS

M. Turchin – Cross	700

very much.

What I would like to do in terms of scheduling is at the conclusion of trial today, hopefully you will have discussed this among yourselves and you can make a proposal in terms of what you are thinking on a briefing schedule, and I’ll let you know what my preference would be.

ATTORNEY DiCAMILLO: Thank you, Your Honor.

THE COURT: Thank you very much.

Mr. Offenhartz, you may proceed.

ATTORNEY OFFENHARTZ: Thank you, Your Honor. May I take my mask off?

THE COURT: You may.

ATTORNEY OFFENHARTZ: Thank you.

MARTIN TURCHIN, having previously been duly affirmed, was examined and testified as follows:

CROSS-EXAMINATION (Cont’d)

BY ATTORNEY OFFENHARTZ:

Q. Good morning, Mr. Turchin. How are you, sir?

A. Good, thanks.

Q. Mr. Turchin, you are not personally paying Mr. Walsh and your other lawyers who are

CHANCERY COURT REPORTERS

M. Turchin – Cross	701

representing you in this matter for their work, are you, sir?

A. No.

Q. In fact, Mr. Lichtenstein is paying all of your legal fees; correct?

A. Except, as best as I understand it, those that related to me as a defendant, which I think the company is paying the fees in connection with that.

Q. So, sir, your legal fees are paid either by the company or by Mr. Lichtenstein; correct?

A. Correct.

Q. I’m sorry, sir?

A. Correct.

Q. Thank you.

Sir, we spent some time yesterday on a difference in your testimony from May 5th of this month through yesterday of this month. Do you recall that, sir?

A. Yes.

Q. And I want to point out for everyone’s benefit that there is a copy of the full deposition transcript of yours. I’m sorry, it’s May 3rd of 2022. That’s attached to your witness binder.

CHANCERY COURT REPORTERS

M. Turchin – Cross	702

We’ll play some clips, as I promised yesterday.

A. Okay.

Q. Sir, just to level set us, yesterday, in response to one of my questions, you responded --and this is at page 676 of the transcript of yesterday’s hearing — “I thought the question that was asked of me today was would I have replaced her in 2021. And the answer is no, I would not have replaced her” — Ms. Drake — “in 2021.”

Do you recall that, sir?

A. Yes.

Q. And, sir, earlier in your exam yesterday your lawyer asked you a somewhat similar question. Bear with me one second, sir. It’s at page 641 of yesterday’s trial transcript.

Your lawyer asked you:

“Question: Did you personally believe, at or about this time, where there was discussions among [st] board members, that to the extent the Lockheed merger didn’t go through, Ms. Drake would step down or resign?”

And that was in the summer, fall of 2021. Do you recall that question, sir?

CHANCERY COURT REPORTERS

M. Turchin – Cross	703

A. No.

Q. I’m sorry?

A. No, I don’t recall the question.

Q. Let me ask it again. Your lawyer asked you on direct testimony yesterday —

ATTORNEY OFFENHARTZ: Do we have that on the screen? Great.

Q. You can see it on the screen, sir, if that’s helpful. The question ahead is: “And did you personally believe at the time, in early 2021, that Ms. Drake should step down as CEO if the merger did not go through?”

You then asked your lawyer to repeat that, and your lawyer did.

“Sure. Did you personally believe, at or about this time, where there was discussions among [st] board members, that to the extent the Lockheed merger didn’t go through, Ms. Drake should step down or resign?”

And what did you answer, sir?

A. You are not showing me that.

Q. Yes, sir. Do you see it? It’s the one word in the answer section. It’s your answer to your lawyer’s question on direct examination

CHANCERY COURT REPORTERS

M. Turchin – Cross	704

yesterday, sir.

A. Okay, yes.

Q. And what is your answer to that question?

A. “No.”

Q. No. So yesterday you testified twice that in 2021 you were not — or did not think you should push out, push to resign, fire Ms. Drake; correct?

A. There’s a distinction between whether or not — a hypothetical question of whether or not she should resign as distinct from whether or not she should be dismissed.

Q. Well, sir, let’s try to simplify this. Turning back to page 676 of your testimony yesterday, your cross, you testified “would I have replaced her,” — Ms. Drake — “in 2021.” And you testified under oath, under penalty of perjury: “And the answer is no ....”

And you stand by that answer; correct?

A. Yes.

Q. I’m sorry, sir. I can’t hear you. Can you speak up?

A. Yes.

CHANCERY COURT REPORTERS

M. Turchin – Cross	705

Q. And, sir, what I’d like to do now is play a clip of your MTC105. Would you please watch the screen, sir?

A. This one?

Q. Yes.

(A video clip was played as follows:) Question: Hello, again, Mr. Turchin. So when we broke off there, you had mentioned having conversations with the company’s counsel about replacing Ms. Drake; do you remember that?

Answer: Yes.

Question: All right. When did those conversations take place?

Answer: Sometime in the spring it started.

Question: Spring of 2021?

Answer: Correct.

Question: Okay. Who was a part of those conversations?

Answer: The independent directors were on many of those conversations.

Question: And so please describe for me those conversations.

Answer: With the attorney?

CHANCERY COURT REPORTERS

M. Turchin – Cross	706

Question: Yeah, the conversations concerning replacing Ms. Drake.

Answer: We discussed — the discussion generally was about the nature of the relationship between Mr. Lichtenstein and Ms. Drake and the hostility towards Mr. Lichtenstein as expressed by Ms. Drake and her unwillingness to work with him on the same basis that she had done previous to the fall of 2021.

Question: Did you think that Ms. Drake should be replaced as CEO?

Answer: Yes.

(End of video clip.)

ATTORNEY OFFENHARTZ: Thank you.

BY ATTORNEY OFFENHARTZ:

Q. Sir, yesterday during your exam, you testified — and this is at page 672 of cross, which we can pull up for your convenience — I asked you a series of questions about what you thought of Ms. Drake’s performance with respect to negotiations with Lockheed Martin. Do you remember that, sir?

A. Yes.

Q. And I asked you: “So you think she did a bad job. Correct? You think the price was

CHANCERY COURT REPORTERS

M. Turchin – Cross	707

inadequate?”

And you answered: “No, I thought the price was adequate.”

Do you see that, sir?

A. Yes.

Q. And you went on to add that the price was adequate. “She did a good job adequate — at negotiating an adequate price.”

Do you see that, sir?

A. Yes.

Q. And then you added: “But not the best price.”

Correct?

A. Yes.

Q. Sir, you are familiar with proxy statements filed by companies and other publicly traded companies, are you not, sir?

A. Yes.

Q. And, sir, those proxy statements have to be true and correct?

A. Yes.

Q. And they should not be misleading?

A. Yes.

Q. And they should include accurate

CHANCERY COURT REPORTERS

M. Turchin - Cross	708

information that the stockholders can rely on; correct?

A. Yes.

Q. And you are on the board of Aerojet; correct?

A. Yes.

Q. And you were on the board of Aerojet when Aerojet issued its proxy with respect to the Lockheed Martin deal; correct?

A. Yes.

Q. I’m sorry, sir?

A. Yes.

Q. If you could wait until I finish the question, that would be much appreciated.

And you certainly stand by the SEC filings that Aerojet made in support of the Lockheed Martin deal, don’t you?

A. Yes.

Q. You reviewed them; you made sure they were accurate; correct?

A. I generally reviewed them. I did not read them in detail.

Q. But you were 100 percent comfortable they were accurate; right?

CHANCERY COURT REPORTERS

M. Turchin - Cross	709

A. I assumed that our general counsel, who prepared them, reflected accurately what was agreed to.

Q. What was agreed to in terms of the terms; correct?

A. In terms of the terms, correct.

Q. And you shared with him your thoughts on the deal; correct?

A. No, I did not have a personal conversation with him about my thoughts about the transaction. I did vote for the approval of the transaction when the issue became before the board.

Q. And you did sign off on the proxy; correct?

A. Did I sign off?

Q. Well, sir, you gave your authority as a board member to go ahead and publicly file --

A. Yes.

Q. — the proxy; correct?

A. Yes.

Q. Let’s turn, please, to JX 30. Do you have that, sir? I think it was brought up just this morning.

A. This document here?

CHANCERY COURT REPORTERS

M. Turchin - Cross	710

Q. Yes, sir.

Sir, as you sit here today, and yesterday when you were answering — well, strike that.

Sir, you believed that the transaction, the merger with Lockheed Martin, was in the best interests of Aerojet stockholders; correct?

A. Yes.

Q. Would you turn, please, to page 56 of 235 of this document. And I’d like to highlight, for everyone’s convenience, the bottom paragraph, “Following this discussion ....”

Sir, do you see where it says, “Following this discussion, the Aerojet Rocketdyne board of directors unanimously, among other things, (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Aerojet Rocketdyne and its stockholders, and that it is in the best interests of Aerojet Rocketdyne and its stockholders that Aerojet Rocketdyne enter into the Merger Agreement ....”

Do you see that?

A. Yes.

CHANCERY COURT REPORTERS

M. Turchin - Cross	711

Q. And you agree with that, don’t you, sir?

A. Yes.

Q. Sir, would you please turn to —  before you turn to the subsequent page, sir, yesterday do you recall I asked you about a 20 percent price increase, a 20 percent bump in the value that Ms. Drake was able to negotiate? Do you recall that, sir?

A. No.

Q. All right. Well, in any event, sir, would you please turn to page 58 of 235.

And for everyone’s convenience, let’s highlight, please, the paragraph beginning “The Aerojet Rocketdyne board of directors considered ....”

Do you see that, sir?

A. Yes.

Q. So this makes clear, doesn’t it, sir, that the board of directors, among whom you are a member, “considered, among other things, the following factors as supporting its decision to recommend the Aerojet Rocketdyne’s stockholders vote in favor of the ... Merger [].”

Do you see that, sir?

CHANCERY COURT REPORTERS

M. Turchin - Cross	712

A. Yes.

Q. And do you see that you and the board in this proxy statement pointed out that “the per share merger consideration ... constitutes a premium of,” and then lists five measures of a premium?

A. Yes.

Q. And each of those measures of a premium is above 20 percent; correct?

A. Yes.

Q. And each of those measures of a premium is indeed above 32 percent?

A. Yes.

Q. And one of the measures of the premium is as high as 74 percent; do you see that, sir?

A. Yes.

Q. And, sir, turning to the next bullet point, “the Aerojet Rocketdyne board of directors’ ....”

Do you see that, sir?

A. Yes.

Q. And you certainly agree with this statement, don’t you, sir, in this publicly filed SEC disclosure --

A. Yes.

CHANCERY COURT REPORTERS

M. Turchin - Cross	713

Q. — that “the Aerojet Rocketdyne board of directors’ belief, based on discussions and negotiations among members of Aerojet Rocketdyne senior management and representatives of Lockheed Martin, that the per share merger consideration was the highest price that Lockheed Martin would be willing to pay for an acquisition of [] Rocketdyne”

Do you see that?

A. Yes.

Q. And you believe that to be a true statement?

A. Yes.

Q. And you believe that the price that Ms. Drake negotiated and that was agreed to was the highest price that Lockheed Martin would be willing to pay; correct?

A. Yes.

Q. Sir —

A. I recall your reference now to the 20 percent. And --

Q. Sir, let me come back to that, if we may.

Actually, sir, you recall the 20 percent; right?

CHANCERY COURT REPORTERS

M. Turchin - Cross	714

A. Yes.

Q. And if I recall correctly — and I have no doubt you’ll correct me if I’m wrong — was that you thought the 20 percent premium in the price was not that impressive because it started from a very low number; correct?

A. First, what I said to you at the time was — you had mentioned that it was the difference between their original offer price and the price that we ultimately negotiated. And I said to you at the time that the delta that should be examined is the delta between the purchase price and the stock price. And that is exactly what is contained in here.

I don’t recall making a comment to you that 20 percent premium was sufficient or insufficient. What I said to you was that your characterization of the delta between the original bid and the ultimate price — which you said was 20 percent — and I said to you what matters is not what the original offer is, but what their delta is between the price of the stock and the price of the sale. And those are the numbers that are reflected in this document.

Q. And, sir —

CHANCERY COURT REPORTERS

M. Turchin - Cross	715

A. Which is the true test, not what their original offer was.

Q. So, for instance, sir, what’s the premium of the price that Ms. Drake was able to negotiate with Lockheed Martin? What’s the premium over Aerojet Rocketdyne’s 52-week intraday low trading price for the prior 52 weeks?

A. I don’t know.

Q. Well, sir, take a look at page 58. It’s right in front of you, sir.

A. I’m looking at it. Yes.

Q. What is that premium that Ms. Drake was able to achieve?

A. Which one are you looking at?

Q. What premium was Ms. Drake able to achieve in terms of comparing the price she was able to negotiate with the Aerojet Rocketdyne’s 52-week intraday low trading price?

Sir, that was a 74.2 percent premium; correct?

A. Correct.

Q. And, sir, what was the premium Ms. Drake was able to achieve in her negotiations with Lockheed Martin over Aerojet Rocketdyne’s

CHANCERY COURT REPORTERS

M. Turchin - Cross	716

volume-weighted average common stock price in the 90 trading days prior to the date of the merger?

A. Whatever the number is in here I’m sure is accurate.

Q. Okay. So that’s 42.5 percent; correct?

A. Yes.

Q. And, sir, the premium above the last trading day before the deal was announced was 33.2 percent. Do you see that?

A. Yes.

Q. Thank you, sir.

Mr. Turchin, is it still your position, notwithstanding everything you just read in the proxy, that Ms. Drake failed to get the best price even though you and your fellow board members stated that that was the highest price Lockheed Martin would offer?

A. That was the highest price that they would offer, correct. That doesn’t mean it’s necessarily the best — hypothetically it doesn’t mean it’s necessarily the best price. It is the highest price that they said that they would offer.

Q. And, sir, would you turn back to that

CHANCERY COURT REPORTERS

M. Turchin - Cross	717

page, please?

A. Sure.

Q. Would you show me where on that page it says: Please note, even though this is the highest price that Lockheed Martin was willing to offer, and we think that’s a reason you should vote for this deal, the reality is we could have negotiated a better price somehow. Somehow we could have gotten Lockheed Martin to pay more, even though in the sentence above we said this was the highest price Lockheed Martin was willing to pay.

Does it say that anywhere, sir?

A. No.

Q. Thank you, sir.

The next question — you know something, sir, yesterday we spent some time on your lack of follow-up and your belief that Ms. Drake’s concerns about Mr. Lichtenstein’s behavior were unfounded.

Do you recall that?

A. You were referring, if I recall correctly, to the May letter, not to the general correspondence that ...

Q. Well, sir, I actually — yesterday in our back and forth, I mentioned I would play a clip

CHANCERY COURT REPORTERS

M. Turchin - Cross	718

just to level set us —

A. Sure.

Q. — from your deposition. And, again, you have the transcript in front of you of your deposition.

Can we please run MTC109.

(A video clip was played as follows:) Question: Ms. Drake raised concerns about Mr. Lichtenstein’s behavior in August, correct?

Answer: Repeatedly.

(End of video clip.)

A. Could you go back a second? It’s going a little too fast for me.

ATTORNEY OFFENHARTZ: Could we please run it again a little louder and perhaps a bit more slowly. Thank you.

(A video clip was played as follows:)

Question: Ms. Drake raised concerns about Mr. Lichtenstein’s behavior in August; correct?

Answer: Repeatedly.

Question: And you say “repeatedly.” So, generally, when she would make a complaint, would you believe it?

Answer: Did we believe that

CHANCERY COURT REPORTERS

M. Turchin - Cross	719

Mr. Lichtenstein was hostile to her? No.

Question: You did not?

Answer: No.

(End of video clip.)

BY ATTORNEY OFFENHARTZ:

Q. So you heard allegations, assertions from Ms. Drake that Mr. Lichtenstein was behaving inappropriate repeatedly in August; correct?

A. In August, yes.

Q. Sir, there came a time when, in fact, you and the other board members issued what you call a guidance letter; correct?

A. Yes.

Q. And that guidance letter — that guidance letter directed Mr. Lichtenstein not to discuss — not to discuss the merger in public; correct?

A. Do you have the document?

Q. Yeah. It’s JX 88, please.

A. Did you say 88?

Q. It’s JX 89. 88 or 89. They are the same document, sir.

A. Okay, I’ve got it before me.

Q. Sir, you’ll see in the first

CHANCERY COURT REPORTERS

M. Turchin - Cross	720

paragraph — by the way, this is dated September 9th, 2021?

A. No. September 10th.

Q. Thank you, sir.

Sir, and you recall putting this memo together?

A. I did not put the memo together.

Q. In fact, sir, this memo was drafted by Arjun Kampani following discussions with you and the management committee; correct?

A. Yes.

Q. You and your colleagues directed Arjun as to what you were trying to achieve, what you were trying to accomplish, and what you wanted written; correct?

A. I don’t know if I would characterize it in that specific terms. What we told Mr. Kampani was: Here are the conclusions that we’ve reached, and could you prepare a memo and convey — that would convey that to Mr. Lichtenstein.

Q. And this memo accurately captures the concerns that you wanted expressed to Mr. Lichtenstein; correct?

A. Generally, yes.

CHANCERY COURT REPORTERS

M. Turchin - Cross	721

Q. Generally, yes?

A. Yes.

Q. What is it missing that you would have added?

A. It’s not a question of missing. It’s a question of the style and how some of the words here were characterized. But — I’m not trying to second-guess someone else’s writing, but it would not have been my writing.

Q. But the substance of this is correct; right, sir?

A. The general substance of this is correct, yes.

Q. You and your fellow management committee members asked Mr. Kampani to draft this; correct?

A. Yes, that’s correct.

Q. None of you said, “You know what, let me take a first crack, I’ll circulate it and we can all comment,” did they?

A. No.

Q. And, in fact, none of you asked Mr. Kampani to review a draft before it went out; correct?

CHANCERY COURT REPORTERS

M. Turchin - Cross	722

A. No.

Q. I’m sorry, sir?

A. No.

Q. So you entrusted him to circulate this document without your review; correct?

A. I wouldn’t characterize it like that because I would have assumed that, given the nature of the subject matter here, he would have circulated what he proposed to send out before it went out. But we did not specifically ask him as a precondition to his preparation of this document that he submit it to us.

Q. And, sir, as you can see from all the binders surrounding you in this room, there has been an enormous amount of document production in this case. Emails have been produced. There have been disputes over the scope of production, what needs to be produced. You may not be aware of that, but I think I can speak on behalf of all the lawyers in the room that there’s been a tremendous amount of document production, all hours of day and night.

Sir, I have not been able to find a single email, a single memo, a single note, a single writing from you or any other member of the management committee saying or criticizing Mr. Kampani for this

CHANCERY COURT REPORTERS

M. Turchin - Cross	723

memo at JX 89. That’s because there is none; correct?

A. There is none, no.

Q. There is none?

A. No.

Q. Thank you.

Now, sir, we just played a clip about the repeated assertions by Ms. Drake in August of 2021 regarding behavior by Mr. Lichtenstein that she found problematic two minutes ago, right, sir, or five minutes ago?

A. Yes.

Q. Sir, yesterday you testified you did no follow-up, you didn’t believe her; correct?

A. No. My recollection of our conversation yesterday was that you were specifically referring to the May letter, whether or not I did any personal follow-up on the May letter. And I think that’s the letter that had some references to Paul Lundstrom.

Q. When you learned of repeated assertions by Ms. Drake that Mr. Lichtenstein was acting inappropriately, what actual concrete follow-up steps did you take in August of 2021 to address those concerns?

CHANCERY COURT REPORTERS

M. Turchin - Cross	724

A. My recollection is that most of what I heard in 2021, August — there wasn’t much because there wasn’t a lot of activity going on — that it was basically comments that might have been made to us by Mr. Kampani about the fact that Ms. Drake was still dissatisfied with the behavior of Mr. Lichtenstein.

Q. Sir, as a director of a public company, you understand that you have a duty of care, a duty of loyalty, a duty — you have fiduciary duties to stockholders to get to the bottom of things; correct?

A. I don’t know if I would characterize it that way, but we have a responsibility to make sure — to try and make sure that everybody is functioning in an appropriate manner.

Q. And, sir, you have a duty of oversight to make sure that your senior executives are acting appropriately; correct?

A. Yes, generally correct.

Q. And, sir, in August, do you recall --in August, May, June, July, August of 2021 — do you recall taking a single affirmative step not involving the general counsel to exercise that duty of oversight?

CHANCERY COURT REPORTERS

M. Turchin - Cross	725

A. I had discussions with general counsel on occasion, and he advised us that it was not appropriate for us to take any affirmative action since Ms. Drake had not sent a formal complaint requesting an investigation.

Q. Sir, your testimony is you took —other than discussions you had with your general counsel, you made and took no affirmative steps to explore these assertions; correct?

A. Correct.

Q. And, sir, at the same time, you took affirmative steps to build a record that Ms. Drake was the one that was behaving inappropriately; correct?

A. I have no record. I didn’t document anything.

Q. Sir, your testimony right now is that in August of 2021, when you listened to Mr. Kampani and took no affirmative steps to determine the assertions that your CEO was making against the employer of your grandson, your son’s very dear friend, a man who has made you a lot of money over the years, you took no affirmative steps. But your testimony is you also took no affirmative steps to help Mr. Lichtenstein denigrate Ms. Drake? That’s

CHANCERY COURT REPORTERS

M. Turchin - Cross	726

your testimony?

A. Yes.

Q. Thank you, sir.

ATTORNEY OFFENHARTZ: Could we please pull up JX 0061.

Q. Sir, this is an email — at the top, it’s an email from Joseph Martin of Steel Partners to Warren Lichtenstein and your grandson, Coulter Turchin. Do you see that?

A. Yes.

Q. What’s the re line, sir? Can you read that, please?

A. The what?

Q. The subject line.

A. “Marty [Turchin’s] Comments on AR Letters.” Q. Actually, it says “Marty T.” Correct?

A. Sorry.

Q. And you are Marty T.; correct?

A. Yes, I am.

Q. And, sir, do you recall on Friday, August 20th of 2021, sending an email to your grandson, Coulter Turchin, at Steel Partners, the chief of staff of Mr. Lichtenstein?

CHANCERY COURT REPORTERS

M. Turchin - Cross	727

A. I remember the subject — I don’t remember if I sent it as an email or I just narrated my comments to him and he then transposed them.

Q. So you do remember the substance; correct?

A. Yes.

Q. So you remember that on August 20 of 2021, you took steps, through your grandson, the chief of staff at Steel Partners, to alert the board of discussions and concerns you had regarding Ms. Drake’s behavior; correct?

A. Can I just — is there a copy of it in here?

Q. Yes, sir. It’s the next page, JX 61.

A. 61?

Q. Yes, sir.

Do you see about a third of the way down —

A. I haven’t got to 61 yet. I don’t see a 61 in the book.

Q. It’s the page following JX 0061. It says “Page 1 of 3.”

A. I don’t see --

Q. Sir, why don’t you just look on the

CHANCERY COURT REPORTERS

M. Turchin - Cross	728

screen. That may save us all a bit of time.

A. It’s very difficult for me to read this on the screen.

Okay, that’s better.

Q. Do you see, sir, where it says you are sending an email to your grandson at Steel Partners?

A. Right.

Q. And do you see where you are pointing out “I believe the Board should be made aware of recent communication between me and the company. Note in Coulter’s letter that I requested a meeting with Eileen ....”

Do you see that paragraph?

A. Yes.

Q. And do you remember discussions and emails you had with your grandson regarding concerns you had about Ms. Drake?

A. Okay. This document here is my recommendation — what happened here was that Mr. Lichtenstein asked Coulter Turchin to have me comment on a letter that he was writing to the board. And these comments are comments that I made as to how he should prepare his letter to the board. They are not my comments.

CHANCERY COURT REPORTERS

M. Turchin - Cross	729

Q. It’s accurate to say, sir, that at a point in time when you were ignoring the assertions of Ms. Drake with respect to Mr. Lichtenstein’s bad behavior, you were helping to edit, with your grandson, Mr. Lichtenstein’s letters about his assertions of Ms. Drake’s bad behavior; correct?

A. Yes.

Q. And, sir, that’s because you are in Mr. Lichtenstein’s camp and you believe him; correct?

A. It’s not because I’m in his camp that I believe him.

Q. And you don’t believe Ms. Drake, do you, sir?

A. Depends upon the subject matter.

Q. Well, sir, when she said that Mr. Lichtenstein was out publicly seeking to replace her as the CEO, did you believe that?

A. Yes.

Q. Did you believe it immediately, or did you come to believe it after the investigation?

A. No. Mr. Lichtenstein even admitted that he was having conversations with people outside the company.

Q. And, sir, he also — and those

CHANCERY COURT REPORTERS

M. Turchin - Cross	730

conversations took place after the guidance memo where the board expressly told him he should not do that; correct?

A. To the best of my recollection, in September we got the — from Mr. Kampani a summary of — I guess it was the September letter that Ms. Drake wrote to Mr. Kampani about conversations that Mr. Lichtenstein had at the MSS convention, which made reference to apparent conversations that Mr. Lichtenstein had with third parties. And we never were — verified the accuracy of those in terms of our ability to talk directly with the people that Mr. Lichtenstein spoke to, but we generally felt that in probability, he did have those conversations.

Q. There was an investigation performed by an outside law firm, Weil Gotshal, into these investigations; right?

A. Yes.

Q. And did you credit the work they did?

A. I don’t understand.

Q. Well, sir, you relied on the work they did; correct?

A. I took their work into account as part of our own deliberations, yes.

CHANCERY COURT REPORTERS

M. Turchin - Cross	731

Q. In any event, sir, you did determine when you and, I think it was, Mr. Chilton, General Chilton, put together that summary finding, you did determine that Mr. Lichtenstein was in breach of the company’s corporate policies in two respects; correct?

A. May I ask you a question?

Q. I’d like you to answer my question. Do you not recall that memo, sir?

A. Sure I do. In fact, what I would like to know is how you are aware of the fact that it was Mr. Chilton and I who worked on preparing that letter when, in fact, all of the information in there was supposed to be confidential.

THE COURT: Mr. Turchin, you can’t ask questions of him, but your lawyer can ask you about this on redirect.

THE WITNESS: Sorry. Okay.

Q. Sir, do you know that that report has been made public?

A. Yes, it has.

Q. So that report is public?

A. Yes, it is.

Q. And you know that Mr. Lichtenstein and your slate agreed and participated in making that

CHANCERY COURT REPORTERS

M. Turchin - Cross	732

public; correct?

A. Yes, we did.

Q. So that’s how it became public, sir.

A. But not the issue as to who on the staff — on the committee worked on the preparation of the document.

Q. Well, sir, that was testified to yesterday in court.

A. Okay.

Q. Are you denying that you and General Chilton worked on it?

A. No.

Q. Are you embarrassed that you and General Chilton worked on it?

A. No.

Q. Are you troubled by the findings that you reached with Mr. Chilton?

A. No.

Q. In fact, sir, I believe yesterday you testified that you thought it was important that stockholders have full and complete information; correct?

A. Yes, correct.

Q. And yesterday you also testified, sir,

CHANCERY COURT REPORTERS

M. Turchin - Cross	733

that confidentiality, interpersonal confidentiality is important, but it’s trumped by legal requirements of disclosure, whether it be SEC, fiduciary duty; correct?

A. Yes.

Q. Sir, would you turn to JX 0576.

A. Okay.

Q. Sir, are these the committee determination — these are the paragraphs you worked on with General Chilton?

A. Yes.

Q. How many drafts did you go through, sir?

A. I think, to the best of my recollection, there was one draft before this.

Q. And, sir, since you helped write this, is it fair to say that in number II — and we’re on page 3, sir. Do you see “Committee Determinations,” number II?

A. Yes.

Q. You agreed, didn’t you, that Mr. Lichtenstein violated or acted in ways that were inconsistent with the Aerojet code of conduct?

A. That’s not what this says.

CHANCERY COURT REPORTERS

M. Turchin - Cross	734

Q. Sir, you tell me what this says. In fact, sir, let me see if I can make this a little easier. Why don’t we highlight the sentence that you wrote or participated in writing —

A. That’s correct. I did not write it. I participated in the writing of it.

Q. Let’s highlight the sentence that you participated in the writing of.

A. Yes.

Q. “This memorandum is a formal reprimand for that conduct, and a mandate to Mr. Lichtenstein that he comply with the Company’s Code of Conduct and make no statements or communications to persons external to the Company concerning the Company’s CEO, any search for a new CEO, management tenure or succession generally, or the strategic direction of the Company ....”

Do you see that, sir?

A. Yes.

Q. And you participated in the writing of that?

A. Yes.

Q. And you believed it was appropriate that Mr. Lichtenstein receive a formal reprimand for

CHANCERY COURT REPORTERS

M. Turchin - Cross	735

his conduct; correct?

A. Yes.

Q. I’m sorry, sir?

A. Yes.

Q. Mr. Chilton, would you turn, please, to JX 711.

A. Did you say 711?

Q. Yes. JX 711. We’re also pulling it up on the screen for your convenience, sir. It’s page 3 of 6.

A. Is that in this book or not?

Q. Yes, it is, sir. But do you see the screen?

A. Yes — well, I can’t read it. Sorry, but I can’t read the screen.

ATTORNEY OFFENHARTZ: Can we highlight, please, the second “Resolved” from the bottom of the page.

Q. Sir, do you see the “Resolved, that the Board hereby designates and appoints Tom Corcoran, Kevin Chilton and Lance Lord, incumbent directors who are not nominees ....”

Do you see that sentence, sir?

A. Yes, I do.

CHANCERY COURT REPORTERS

M. Turchin - Cross	736

Q. Sir, this is just a couple of questions. Really I want to clean up the record.

Yesterday you were asked by counsel on direct whether you voted in favor of letting Mr. Corcoran, General Chilton, General Lord, and Ms. Eileen Drake form the special committee.

Do you recall that, sir?

A. Yes.

Q. Sir, you would agree with me it was a mistake?

A. Yes, it was only the three.

Q. The special committee that you did not want included General Chilton, General Lord and Tom Corcoran; correct?

A. Yes.

Q. And, sir, you respect and have great regard for General Chilton; correct?

A. Yes.

Q. And you have great regard and great respect for General Lord; correct?

A. Yes.

Q. And you have great regard and great respect for Mr. Corcoran; correct?

A. Yes.

CHANCERY COURT REPORTERS

M. Turchin - Redirect	737

ATTORNEY OFFENHARTZ: Nothing further, Your Honor.

THE COURT: Thank you.

Mr. Walsh, any redirect?

ATTORNEY WALSH: Yes, briefly, Your Honor. Thank you.

REDIRECT EXAMINATION

BY ATTORNEY WALSH:

Q. Good morning, Mr. Turchin.

Mr. Offenhartz asked you about allegations made by Ms. Drake in the May time period, August time period, 2021. Do you recall that testimony?

A. Yes.

Q. And when you received those allegations or heard about them, did you take them seriously?

A. Yes.

Q. And did you take your service on the nonmanagement committee seriously?

A. Yes.

Q. And with respect to your grandson Coulter, did your grandson at times act as an assistant to Mr. Lichtenstein in providing him

CHANCERY COURT REPORTERS

M. Turchin - Redirect	738

information in his capacity as an Aerojet board member?

A. Yes.

Q. Did Mr. Lichtenstein have an assistant at Aerojet?

A. He has a number of assistants, but only one chief of staff, as far as I know.

Q. At Steel Partners?

A. At Steel Partners, yes.

Q. In other words, when you needed to provide Mr. Lichtenstein information, were there times when you sent it to Coulter for the purposes of having Coulter provide it to Mr. Lichtenstein?

A. No. To the best of my recollection, the only time I communicated to Coulter Turchin is when he initiated a communication to me that it was requested that he do so by Mr. Lichtenstein.

Otherwise, if he didn’t initiate the communication, my communications with Mr. Lichtenstein that I initiated were always direct to him.

Q. Generally, you didn’t discuss Aerojet business with your grandson, did you?

A. No, except in the context of when Mr. Lichtenstein had asked him to reach out to me with

CHANCERY COURT REPORTERS

M. Turchin - Redirect	739

respect to a specific matter.

Q. One last question. If you could turn to the report that the committee issued.

Mr. Offenhartz had asked you about that, and I just want to direct your attention to one provision.

ATTORNEY WALSH: If you could pull that up. It’s 576.

Q. And let me direct you to page 3. This is the committee determinations.

And I believe Mr. Offenhartz asked you about whether Mr. Lichtenstein violated any company policies. And if I could direct your attention to paragraph 1, the last line.

Do you see that, “Mr. Lichtenstein’s conduct,” last line of paragraph 1?

A. Yes.

Q. And can you read that for us?

A. “Mr. Lichtenstein’s conduct did not constitute harassment or retaliation and was not improper under applicable Company policies or law.”

Q. And that was the finding of the nonmanagement committee?

A. Yes, it was.

ATTORNEY WALSH: Nothing further, Your

CHANCERY COURT REPORTERS

M. Turchin - Redirect	740

Honor. Thank you.

THE COURT: Thank you, Mr. Walsh.

ATTORNEY OFFENHARTZ: Nothing further, Your Honor.

THE COURT: Thank you, Mr. Offenhartz.

Mr. Turchin, you are excused. Thank you for your testimony.

(Witness excused.)

DANIEL BOEHLE, having first been duly affirmed, was examined and testified as follows:

ATTORNEY MORITZ: Good morning, Your Honor. May I give the witness a water?

THE COURT: Good morning, Mr. Moritz. Of course.

ATTORNEY GALLAGHER: Good morning, Your Honor. Kevin Gallagher, Richards Layton & Finger.

THE COURT: Good morning.

ATTORNEY GALLAGHER: The defendants call Mr. Boehle. We had some discussions over the weekend about who would call Mr. Boehle since he’s a CFO and not a party. I’m happy to go first, if that’s acceptable to Your Honor.

THE COURT: That’s fine. Thank you

CHANCERY COURT REPORTERS

D. Boehle - Direct	741

for working that out.

DIRECT EXAMINATION

BY ATTORNEY GALLAGHER:

Q. Good morning, Mr. Boehle. My name is Kevin Gallagher. I represent Ms. Drake, General Lord, General Chilton, and Mr. Corcoran.

We’ve never met before; is that correct?

A. No.

Q. Are you employed by Aerojet?

A. I am.

Q. What is your current title? A. Chief financial officer. Q. How long have you served as CFO? A. Since August of 2020.

Q. What was your role at the company prior to August of 2020?

A. Controller and chief accounting officer.

Q. And you served in that role since joining Aerojet in August of 2017; is that fair?

A. Yes.

Q. Are you also a stockholder of Aerojet?

A. Yes, I am.

CHANCERY COURT REPORTERS

D. Boehle - Direct	742

Q. I want to talk a little bit about contingency planning.

The company signed a merger agreement with Lockheed Martin sometime in late 2020; is that right?

A. December 2020, yes.

Q. And did there come a point in time where there was some uncertainty as to whether that deal would close?

A. There was always uncertainty. There was regulatory review.

Q. Fair enough. Were you asked to do any contingency planning in the event that the Lockheed Martin transaction did not close?

A. We were.

ATTORNEY GALLAGHER: Pull up JX 116, Mr. White.

Q. Mr. Boehle, do you recognize this document?

A. Yes, I do.

Q. What is it?

A. It’s our contingency plan.

Q. And did you participate in the preparation of this presentation?

CHANCERY COURT REPORTERS

D. Boehle - Direct	743

A. Yes.

Q. Did this presentation get presented to the board in December of 2021.

A. It was presented to Mr. Lichtenstein in November of 2021. It was included in the package that went to the board for the December review of our strat plan, but it was never reviewed by Mr. Lichtenstein in the meeting.

Q. How much time and effort would you say went into the preparation of not only the slide deck but the contingency planning that management put together?

A. A lot. A lot of planning. I mean, management is always doing contingency planning for everything that the company could run into. But this was particularly asked for, and it was led under Ms. Drake’s advisement. The management team put a lot of work into putting together these contingency plans.

Q. Do you have any understanding as to why it was not presented at the December 2021 board of directors meeting?

A. I just believe that Mr. Lichtenstein didn’t want to review it with the board.

Q. And I know you have not been here for

CHANCERY COURT REPORTERS

D. Boehle - Direct	744

the testimony this week, but if Jim Henderson testified that he didn’t believe this was a thorough presentation and it just used a lot of buzz words, what would your reaction be to that?

A. He never gave us bad feedback. I think there was a lot of thorough work that went into this. This is a, you know, small presentation package. But, like I said, there was a lot of work and a lot of thought that went behind it, and a lot of conversation could have been had around it if it was presented to the board by Mr. Lichtenstein.

Q. And did you and Ms. Drake discuss contingency planning?

A. Yes.

Q. How much in the fall and winter of 2021?

A. I would say probably — you know, it wasn’t the main focus. I mean, all parties involved did believe that the transaction was going to close until the last minute. But I’d say we probably spent 10, 20 percent of our time probably talking about contingency, what would happen if we didn’t, the deal didn’t close.

Q. Does the company also have what I

CHANCERY COURT REPORTERS

D. Boehle - Direct	745

think has been referred to as a five-year strategic plan?

A. Yes.

Q. Does that strategic plan cover 2022?

A. Yes, it does.

Q. And when was that strategic plan prepared, or at least the most recent iteration of it?

A. It generally starts around June, around this time of the year, about a five- or six-month process where we roll that out from bottoms up all the way to the COE and the CEO leadership, and then it gets presented in a private kind of session with the executive chairman, Mr. Lichtenstein. He gets to review it first, gives us feedback, and then we answer any of those questions either in the intervening time or in the December meeting with the rest of the board.

Q. And does the current strategic plan contemplate that the Lockheed Martin transaction closes, or does it contemplate that the company proceeds as a stand-alone basis?

A. It contemplates a stand-alone basis for the company.

Q. One more question on the contingency

CHANCERY COURT REPORTERS

D. Boehle - Direct	746

planning. Was increasing investor outreach part of that plan?

A. Yes, it was.

Q. Let’s talk a little bit about information requests.

As chief financial officer, do you often receive requests for information from the board of directors?

A. Yes, often.

Q. And does that happen during formal board meetings but also outside formal board meetings as well?

A. Yes.

Q. Do you treat all those information requests the same, whether they come from the executive chairman or any other director?

A. Yes, I do.

Q. And am I correct that Mr. Lichtenstein requests information from you from time to time?

A. Yes.

Q. Historically, do you have monthly meetings with Mr. Lichtenstein?

A. Yes, I do.

Q. What do you typically cover during

CHANCERY COURT REPORTERS

D. Boehle - Direct	747

those meetings?

A. We put together a financial package that goes to him on the 15th of each month providing financials for the year to date, prior ending month. We would meet with him within two or three weeks, generally, of that being presented to him and talk to him about those financial results and where we think the year is going. Usually we talk for about 15, 20 minutes. When I first was in the role, those used to be in-person meetings, but he stopped coming to the office for those meetings.

Q. Are you continuing to have those meetings presently?

A. I do. I’d be having one this week probably if we weren’t here.

Q. Fair enough. Thank you, Mr. Boehle.

Did there come a time, in your view, where Mr. Lichtenstein’s requests had become more voluminous?

A. Yes, they did.

Q. And has the volume of those requests ever distracted you from your day-to-day job responsibilities?

A. No. I can still manage my day-to-day

CHANCERY COURT REPORTERS

D. Boehle - Direct	748

job responsibilities.

ATTORNEY GALLAGHER: Let’s take a look at JX 75, Mr. White, please.

Q. Mr. Boehle, you should have a binder in front of you as well, or the document will be brought up on the screen.

A. What was the number?

Q. 75.

I want to focus first on the second email, which is the bottom one on the page. It’s dated September 6th, 2021, from Mr. Lichtenstein to yourself. Do you see that?

A. Yes.

Q. Do you recall, by chance, if September 6th was Labor Day?

A. I didn’t recall that. That doesn’t surprise me.

Q. And Mr. Lichtenstein is emailing you at 6:35 a.m. He’s requesting a bunch of financial information; is that fair?

A. Yes, it is.

Q. And this was follow-up to a meeting you had approximately five days earlier?

A. Right.

CHANCERY COURT REPORTERS

D. Boehle - Direct	749

Q. And do you recall if you responded to Mr. Lichtenstein and provided the information he was requesting?

A. Yes, I do. I believe I did.

Q. And if you see the top-level email, it’s an email from Ms. Drake to you and others; do you see that?

A. Yes.

Q. And she references that “Warren continues to be a major distraction.”

Do you see that?

A. Yes.

Q. And despite getting that email from Ms. Drake, you went ahead and provided information to Mr. Lichtenstein; is that fair?

A. Yes, as I always do.

Q. If you could turn to JX 76, please. It’s the next one in your binder.

Is this you responding to that last email that we just saw?

A. The bottom part here, yes.

Q. And you responded basically within 24 hours; is that fair?

A. I guess I didn’t have anything to do

CHANCERY COURT REPORTERS

D. Boehle - Direct	750

on Labor Day.

Q. I imagine as CFO there’s no real such thing as business hours. Is that fair?

A. No.

Q. Did there come a time when Mr. Lichtenstein asked that Jim Henderson be involved in certain meetings you were having about financial information at the company?

A. Yes.

Q. When did that happen; do you recall? A. Probably roughly around this time, the fall of 2021.

Q. Had Mr. Henderson ever been involved in those monthly meetings prior to that time frame?

A. No. It was just Mr. Lichtenstein, Eileen, and I.

ATTORNEY GALLAGHER: If we could pull up JX 82, Mr. White.

Q. This one is not in your binder, Mr. Boehle, so it will be on your screen.

Do you see in the second email down --it’s from Warren Lichtenstein, dated September 8th, 2021? And in the last sentence he said, “And it would be good to plug jim into the conversation.”

CHANCERY COURT REPORTERS

D. Boehle - Direct	751

Do you see that?

A. Correct.

Q. And do you see the response from Ms. Drake?

A. I see it at the top, yes.

Q. “Now WL” — that refers to Warren Lichtenstein; correct?

A. Yes, it does.

Q. ... “wants a Finance review to include Jim Henderson ....”

A. Yes.

Q. Do you recall at any point in time Ms. Drake refusing to meet with Mr. Lichtenstein?

A. No.

Q. So you comply with Mr. Lichtenstein’s request to have Mr. Henderson involved; correct?

A. Yes, I did. I mean, it was clear that Mr. Lichtenstein was asking financial questions that he wasn’t really that familiar with and he needed Jim Henderson’s help in understanding some of the accounting and finance results.

Q. Do you recall Mr. Lichtenstein emailing you and claiming that Mr. Henderson said he was having trouble getting financial information and

CHANCERY COURT REPORTERS

D. Boehle - Direct	752

expressing concerns about a lack of transparency?

A. I do recall that. I recall Henderson’s response that he never said that.

Q. Let’s take a look at JX 104. If we go to page 3 of this email, we see an email from Mr. Lichtenstein dated September 26th.

Do you see that?

A. Yes.

Q. The third paragraph down.

A. 10:37 a.m.

Q. Yes.

The third paragraph, you say, “Yes, I did want to invite Jim to the call. Jim had expressed to me that he’s having trouble getting financial information and concerns about a lack of transparency.” Do you see that?

A. Yes.

Q. Did you address this email with Mr. Henderson directly?

A. Immediately.

Q. Flip forward to page 2 in this email, a little further up in the email chain.

On the bottom of the page, you see an

CHANCERY COURT REPORTERS

D. Boehle - Direct	753

email from you to Jim Henderson; right?

A. Yes.

Q. And then Jim responds to you in the middle of the page, also on September 26th, at 6:35 p.m. Do you see that?

A. Yes.

Q. Could you read Mr. Henderson’s response, please?

A. Mr. Henderson said: “You need to ask Warren because all I told him was you and I were meeting on Monday to review the august results. Not sure where this came from and I am not defending comments I didn’t make.

“Talk to you tomorrow about august results.” Q. Mr. Boehle, have you ever been accused of failing to disclose information to the board of directors?

A. Never.

Q. Let’s take a look at JX 819, please. This is an email from Warren Lichtenstein — excuse me. This is a letter from Warren Lichtenstein to the board of directors of Aerojet.

Have you ever seen this document?

CHANCERY COURT REPORTERS

D. Boehle - Direct	754

A. I don’t believe I’ve seen this, no.

Q. This refers to a memorandum regarding the company’s short-term incentive plan. And I want to read to you the last sentence of the second paragraph.

Mr. Lichtenstein writes, “I continue to have serious concerns about how management failed to disclose to the Organization and Compensation Committee or to the Board of Directors that legislative changes would substantially increase payments to management under the STIP without any corresponding increase in improved performance.” Have you seen that?

A. Yes.

Q. What’s your reaction to that sentence? A. We had informed the org and comp committee and the board several times throughout the year and we had informed them of this prior to this letter. This was their response to that because we told them several times that that would impact our cash.

Q. And just very quickly, what was going on with the legislative changes and how that affected compensation, and then how do you disclose that to the

CHANCERY COURT REPORTERS

D. Boehle - Direct	755

board of directors?

A. Beginning the first quarter — I think March of 2021 — the ARPA Act was passed. It provided that you could extend out the amortization of gains and losses. So actuarial accounting term.

But what it meant for us was that we did not have to pay as much cash contributions to our pension plan during the year. They reduced that from 94 million to about 17 or 18 million. So there’s a 70-plus improvement there. And that was explained as early as March of that year.

Q. Let’s take a look at JX 569, please.

Do you recognize this email chain?

I’m sorry. When you get there.

A. Yes.

Q. So again, on a Saturday, April 23rd, you are responding to Mr. Henderson and providing some answers to his questions on the Form 10-Q at the time; is that fair?

A. Yes.

Q. Would you consider the answers you were giving to Mr. Henderson to reflect confidential financial information of Aerojet?

A. Yes.

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Q. And what does Mr. Henderson do with the information you provided?

A. Forwards it on to Warren --

Q. What does Warren do with it?

A. — at the Steel Partners account.

Warren then sends it on to others, to the Partners folks, who I’ve never heard of before. Coulter Turchin, I guess, is his chief of staff. Bruce Silverstein, who I understand today is now his new counsel, I believe. But I didn’t know who he was at this time. But not somebody that should be privy to our financial statements, to our financial results.

Q. Did you ever have conversations with Mr. Lichtenstein about not sharing confidential Aerojet financial information?

A. A number of us in management have had several conversations about that.

Q. And you personally have?

A. I have.

Q. Despite what I think you referred to as some increased requests in information, has anyone ever instructed you to ignore emails from Jim Henderson?

A. No.

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Q. And despite the increased requests for information, has anyone ever instructed you to ignore emails from Mr. Lichtenstein?

A. No.

Q. Did the information requests from Mr. Lichtenstein increase or decrease after the announcement of the Steel slate?

A. They increased quite heavily. They had been increasing since the fall of 2021, as you can see. And also, they kind of changed in character. It seemed as though maybe lawyers were writing it. So maybe that’s why he starting forwarding this to Bruce Silverstein, because maybe he had his lawyers asking the questions now.

This is not normally his hand. Usually he writes in about two or three sentences --not even sentences. Just lines with no punctuation.

Q. Thank you, Mr. Boehle.

Do you believe Mr. Lichtenstein’s requests have been in aid of his proxy contest?

A. I believe they were in some instances.

Q. And despite all that’s been going on for the last several months, you have continued to respond to requests from directors for information; is

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that fair?

A. Yes.

Q. Now, you understand the Court entered a temporary restraining order in this case; is that right?

A. Yes.

Q. I think you understand there was a bench ruling on February 15th and then an order entered on February 23rd, or at least you’ve come to learn that; correct?

A. Yes.

Q. Have you, at all times, did your best to make sure you were complying with the terms of the TRO?

A. Yes.

Q. Were you involved in any way in assembling a slate of directors for Ms. Drake and the other members of her slate?

A. No.

Q. Take a look at JX 410, please.

A. Okay.

Q. Mr. Boehle, do you recognize this email?

A. I do.

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Q. This is a 9:30 p.m. email from an individual at Evercore to a whole host of individuals; correct?

A. Yes.

Q. And they’re referring to a call that’s going to happen 30 minutes later?

A. Yes.

Q. In your view, does this email demonstrate that you’ve been involved in assembling Ms. Drake’s slate?

A. No, it doesn’t.

Q. And then following this call, at 10:00 p.m. at night, were you involved in any more discussions regarding putting together the Drake slate?

A. I might have been copied on a few more of these communications, but I had no actions involved in putting together that slate, no.

Q. And did there come a time when you were just dropped or at least you understand you’d been dropped from the communications?

A. Yes. Within days of this meeting, I had not been in any more communications with these folks.

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Q. Let’s take a look at JX 426. This is an email, again, from an individual at Evercore to a whole host of individuals, including yourself.

Do you recall receiving this email?

A. Yes. This was following that meeting.

Q. And the subject line is “Action Plan.” And then there’s a number of bullets.

Were you involved in executing any of the action items listed in this email?

A. No. These are all actions provided to other people. It doesn’t have my name on there for any of these actions.

Q. Have you been facilitating any conversations with investors regarding the Drake slate?

A. No.

Q. Do you participate, typically, in your — under your job responsibility as a CFO, with calls that happen with investors?

A. Yes, I do. That’s part of my job. And as part of our contingency planning with regards to the Lockheed transaction, we intended to increase our investor outreach. And so as soon as the FTC had announced that they were pursuing

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to block it, we began our investor outreach. Q. And who typically participates in calls with investors?

A. Eileen and myself. And then my controller and IR personnel, Kelly Anderson, from time to time.

Q. Have you taken any steps to comply with the TRO, such as using a personal email address or any other --A. Yes. At some point in time, we switched to using personal emails. But I don’t consider using the company email a considerable use of company resources. You know, it doesn’t add much incremental costs to send emails back and forth. I do send emails to my mom sometimes as well.

Q. I imagine as CFO you keep an eye on the expenses; is that fair?

A. Yes.

Q. We talked about some — or just generally about investor calls that you participated in with Ms. Drake. Have there been examples where you’ve been on investor calls, you talk about company financial information and then drop off the line or don’t participate in the call going forward if

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Ms. Drake is going to talk about her proxy —

A. Yes, there were a couple of them that we did that way, and I stayed on and I talk about the financials, which is my purview and my role. And then if they ask anything about proxy fight or about her slate, she would handle that on her own accord, not as a representative of the company but as a shareholder. There were one or two meetings that I listened in on. And then after that we changed where I would drop off, out of the room or off the call.

Q. And do you know whether Ms. Drake --one way or the other, do you know if Ms. Drake is having investor calls by herself about the proxy contest that you are not involved in?

A. Yes, I’m aware she is, and I’m involved in none of them.

Q. Has complying with the TRO been an easy job, from your perspective?

A. It’s been challenging to understand exactly what the TRO did entail. So, you know, it was a bit confusing, especially at first. And as you mentioned, there was a bench judgment, or whatever, on the 15th. I didn’t really consider compliance with the TRO until it was finalized on 2/23. Shortly after

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that, the management team kind of felt like we needed some guidance, and we reached out to get legal advice.

Q. Whether it’s been easy or not, do you understand that you need to comply with the terms of the TRO?

A. I do.

Q. Have you discussed the proxy contest at all with Aerojet stockholders?

A. No.

Q. Have you discussed the Steel slate with any Aerojet stockholders?

A. No, I have not.

Q. Have you discussed the internal investigation into Mr. Lichtenstein’s conduct with any Aerojet stockholders?

A. No.

Q. Has Ms. Drake asked you to take any actions that would violate the Court’s TRO?

A. No.

Q. Has General Chilton asked you to take any actions that would violate the Court’s TRO?

A. No.

Q. Has General Lord asked you to take any actions that would violate the Court’s TRO?

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A. No.

Q. And has Mr. Corcoran asked you to take any actions that would violate the Court’s TRO?

A. No.

ATTORNEY GALLAGHER: Thank you, Mr. Boehle.

Your Honor, I don’t have any further questions at this time.

THE COURT: Thank you, Mr. Gallagher.

Cross-examination, please.

Would you like to take a break?

ATTORNEY FEINSTEIN: Yes, we would like to take a break now, Your Honor.

THE COURT: Why don’t we take a 15-minute break. I’ll see you back here at 10:30 a.m.

(Recess taken at 10:17 a.m.)

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(Resumed at 10:30 a.m.)

THE COURT: In terms of our schedule, my plan will be to break shortly after noon for lunch. We’ll take an hour then, unless you’re short on time and we need to adjust, and then we can talk about afternoon breaks from there.

ATTORNEY FEINSTEIN: Thank you, Your Honor. We actually already passed out witness binders for the Court.

THE COURT: Great. Thank you.

ATTORNEY FEINSTEIN: May we proceed?

CROSS-EXAMINATION

BY ATTORNEY FEINSTEIN:

Q. Good morning, Mr. Boehle.

A. Good morning.

Q. Mr. Boehle, as an officer of the company, you ultimately answer to the company’s board of directors; correct?

A. Yes.

Q. As an officer of the company, you have a duty to keep the company’s directors informed; correct?

A. Yes.

Q. If a director asks you to provide

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company information, you have a duty to provide that information, correct?

A. Yes.

Q. Ms. Drake repeatedly claimed that Mr. Lichtenstein’s information requests were distracting to management; isn’t that correct?

A. Yes, they were.

Q. I thought you just testified on direct that they were not distracting you; is that correct?

A. I didn’t — I said they didn’t keep us from doing our day job, but they were distracting and sometimes cumbersome.

Q. So just to be clear, Mr. Lichtenstein’s information requests never actually prevented you from doing your job; isn’t that right?

A. No.

Q. In fact, you cannot name a single instance where because of Mr. Lichtenstein’s information requests, you were unable to fulfill your duties and responsibilities as CFO; correct?

A. No.

Q. Ms. Drake reports directly to Mr. Lichtenstein; correct?

A. I’ve never seen an org chart that

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shows that, no.

Q. Ms. Drake has repeatedly refused to respond to Mr. Lichtenstein’s information requests; isn’t that right?

A. No.

Q. She’s refused to schedule meetings with Mr. Lichtenstein?

A. She has stated that in emails, but it doesn’t mean we didn’t schedule meetings.

Q. Let’s take a look at JX 82. It’s in your binder, and Mr. Gallagher just showed you this document.

You see that in the middle of this page, Mr. Lichtenstein emails you on September 8?

A. Yes.

Q. And do you see that he states, “Let’s [] know a good time thursday morning for our call.” Do you see that?

A. Yes.

Q. And he’s also emailing Ms. Drake and Mr. Henderson; correct?

A. He cc’d them, yes.

Q. And do you see at the top of this page that Ms. Drake responds?

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A. Yes.

Q. But Ms. Drake responded, but not to Mr. Lichtenstein; correct?

A. No. She copied Mr. Kampani and Mr. --and General Lord because there was a protocol in place that she should be copying them, and Warren should have been copying them as well.

Q. And she wrote to Mr. Kampani, Mr. Corcoran, the two generals, and you stating, “I have no intention of scheduling the meeting”; isn’t that right?

A. That is what she said. But she wasn’t asked to schedule the meeting, I was.

Q. So it’s your testimony that Ms. Drake was stating that she had no intention of scheduling a meeting that no one expected her to schedule?

A. Correct.

Q. Mr. Boehle, the company issued a press release on February 1st; correct?

A. Yes.

Q. And that press release disclosed the existence of an ongoing internal investigation involving Mr. Lichtenstein; isn’t that right?

A. Yes.

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Q. In the days following the issuance of the February 1st press release, you worked with Evercore to help prepare outreach to the company’s key institutional investors; correct?

A. Yes, it’s part of my job.

Q. And Evercore drafted a template email that Ms. Drake could send to the company’s key index funds; right?

A. Could you repeat that?

Q. Evercore drafted a template email, a draft email that Ms. Drake could send to the company’s key index funds; correct?

A. Yes.

Q. And you reviewed and commented on that draft outreach; correct?

A. Yes.

Q. Evercore also supplied a list of email contacts for the company’s key index funds; do I have that right?

A. Yes.

Q. You did not already have the emails for those key contacts; correct?

A. Not those particular ones, no.

Q. You sent Evercore’s draft outreach

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note to Ms. Drake on February 7; is that right?

A. Could have been that date. Yes, I did send it to her.

Q. And later that day — well, let’s pull up JX 305 briefly. That’s in your binder.

Do you see that at the bottom of page 1, there’s an email from you to Jennifer Walsh on February 7?

A. Yes.

Q. And Ms. Walsh is your executive assistant; correct?

A. Yes.

Q. Do you see that you write, “Please see below [addresses] to send this brief note to.” Do you see that?

A. Yes.

Q. “Please copy Daryl on it, or have Daryl send it on behalf of Eileen, and work with him to schedule 30 minute timeslots ASAP for her and I with anyone who responds.”

Do you see that?

A. Yes.

Q. And Daryl is Daryl Baldemor, Ms. Drake’s chief of staff, who I guess is no longer

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her chief of staff but at the time was; correct?

A. Yes.

Q. And do you see that Mr. Baldemor forwards your email to Ms. Drake?

A. Yes.

Q. And Mr. Baldemor writes, “Dan has asked me to send on your behalf emails to the top shareholders. The template email can be found below.” Do you see that?

A. Yes.

Q. And that’s referring to this — the template email that’s on the next page of this exhibit; correct?

A. Yes, it is.

Q. And that’s the template email that Evercore drafted; correct?

A. Yes.

Q. And that you reviewed and commented on?

A. Yes.

Q. And Ms. Drake approved that message; right?

A. Yes, she did.

Q. She had her chief of staff,

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Mr. Baldemor, send that draft email to the key index funds Evercore identified; is that right?

A. Yes, this was part of our investor outreach, as we intended to do.

Q. She sent that email from her Aerojet Rocketdyne email account; isn’t that right?

A. Yes.

Q. Now, you just testified in response to, I think, my second to last question that this was part of your investor outreach; is that right?

A. Yes.

Q. But if you turn to page 2 of this exhibit, you’ll see the draft email that Ms. Drake had Mr. Baldemor send; correct?

A. Yes.

Q. And do you see that this email references the internal investigation of Mr. Lichtenstein?

A. It refers to the press release which included that, that investigation, yes.

Q. So it states, “Please see attached our press release from February 1[st], [] ... which includes our announcement of an internal investigation of Mr. Lichtenstein ....”

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A. Yes.

Q. Was that required as part of the company’s contingency plan to notify key index funds that there was an internal investigation that until a few days prior had been confidential?

A. Required, no.

Q. And you know that this draft email was actually sent to the company’s key index funds because you were copied on them; right?

A. Yes.

Q. One went to Vanguard; correct?

A. Yes.

Q. Another went to State Street; is that right?

A. Those are the emails that are here, yes.

Q. BNY Mellon was another one; right?

A. Sure.

Q. And the list goes on, doesn’t it, Mr. Boehle?

A. It goes on to these eight folks, these eight institutional investors that are here.

Q. So on February 7 alone, you and Ms. Drake reached out to key index funds, attaching a

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copy of the February 1st press release; correct?

A. Yes, as part of our investor outreach, yes.

Q. And each one of those emails highlighted the ongoing internal investigation of Mr. Lichtenstein; correct?

A. It said we’d like to discuss an update on Aerojet Rocketdyne, and that was one of the events that was occurring at the time.

Q. And you were suggesting a call to discuss the proxy contest; is that right?

A. No, we were not.

Q. Let’s take a look at JX 304. This is the email that was sent to Vanguard.

You see the second paragraph where Ms. Drake writes, “As you may have seen, Steel Partners has publicly announced their intention to nominate a slate of seven directors at our 2022 annual meeting ....”

Do you see that?

A. Yes.

Q. That’s a reference to a slate of directors; correct?

A. It’s a reference to an important

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development of the company.

Q. Regarding not an ongoing proxy contest at the time but an anticipated proxy contest; correct?

A. An announced one.

Q. An announced nomination or announced proxy contest?

A. An announced nomination of the slate, it says.

Q. Right. And that was in connection with an anticipated proxy contest; correct?

A. I don’t know. Maybe he didn’t think there would be a proxy contest. He just thought he would nominate his slate.

Q. Did you think there was a proxy contest at that time?

A. No.

Q. Ms. Drake included her signature as the company’s CEO and president; correct?

A. It does say that, yes.

Q. And she sent all of these emails from her Aerojet Rocketdyne email account; isn’t that right?

A. Yes.

Q. And, again, each one of these emails

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highlighted the existence of the ongoing internal investigation of Mr. Lichtenstein; right?

A. It repeated facts already in the press release, yes.

Q. Just over the course of February alone, you and Ms. Drake sent similar emails to approximately 15 or 16 of the company’s top stockholders; correct?

A. Sure.

Q. You and Ms. Drake wanted to make absolutely sure that the company’s top stockholders knew that Mr. Lichtenstein was under investigation; correct?

A. We wanted to make sure that we reached out to our investors to talk to them about the company and its operations, especially since we had just had the Lockheed Martin deal challenged and we had a nomination of a slate from Mr. Lichtenstein. Those were important facts to talk to our investors about.

Q. Let’s switch gears a bit.

Evercore has been working with the company since 2020; right?

A. As far as I’m aware, yes.

Q. They had access to the company’s

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nonpublic information; correct?

A. Some of it.

Q. Including some material nonpublic information?

A. I would assume so, yes.

Q. They also had access to company management; correct?

A. They did.

Q. And because of their work for the company, the members of the Evercore team know the company backwards and forwards; correct?

A. Having a year-and-a-half relationship with us, I wouldn’t say “backwards and forwards.” Mr. Lichtenstein has 14 years with us and still asks me about inventory.

Q. Throughout the first few weeks of February, you worked with Evercore to prepare Ms. Drake’s outreach to the company’s stockholders; right?

A. I did.

Q. For instance, we were just looking at a document showing that you worked with Evercore to prepare the draft outreach note that Ms. Drake sent to the eight key index funds; correct?

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A. Yes.

Q. But Evercore was still acting as the company’s financial advisor at that time; right?

A. At what time? Give me a date.

Q. February 7, for example.

A. Yes.

Q. In fact, throughout mid-February, Evercore was helping you prepare the company’s earnings materials for Q4 of 2021; isn’t that right?

A. They’re giving me some advice as to some possibilities that we could do, yes.

Q. Let’s bring up JX 378. And we can turn to page 2. Let me know when you see the email from David Cahoy at Evercore to you at 2:08 p.m. on February 17.

A. Yes.

Q. The subject heading for this email is “draft earnings materials”; correct?

A. Yes.

Q. Because Evercore was asking to review and comment on the company’s draft earnings materials for Q4 of 2021; correct?

A. Yes.

Q. And Evercore also “attached a draft

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infographic summarizing the earnings report and other AJRD highlights”; correct?

A. Yes.

Q. In fact, that infographic was used and is currently available on the company’s website; correct?

A. Yes, it is.

Q. So you would agree that Evercore was still acting as the company’s financial advisor as of February 17; correct?

A. Yes, they were.

Q. And you testified to that effect at your deposition; correct?

A. Yes.

Q. You also, at your deposition, testified — this is page 186 of your deposition —that Evercore was acting as the company’s financial advisor at least until February 24th, isn’t that right?

A. Yes. Well, I said that in that meeting on the February 24th it seems as though they were transitioning from company advisors to Eileen’s advisors at that time.

Q. Correct. So they were still

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transitioning as of February 24th; correct?

A. That’s my opinion, but I’m not certain.

Q. You have no idea when they completed transitioning; correct?

A. I don’t, no.

Q. Even today, Evercore’s engagement letter has a tail, is that right?

A. Yes, it does.

Q. That’s a 12-month tail; correct?

A. To my understanding, yes.

Q. And that tail period doesn’t expire until January of next year, is that right?

A. Sounds about right. But that relates to M&A transactions, not anything else.

Q. That tail period means that even if you don’t use them, Evercore gets paid a success fee if the company is sold; correct?

A. I’m not sure of all the terms of that tail.

Q. Let’s bring up JX 27. We can turn to page 6, the third paragraph down.

Let me know when you’ve had a chance to read the first couple of sentences of that

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paragraph.

A. What page, please?

Q. Page 6 of JX 27.

A. Okay. Which paragraph?

Q. The third paragraph down.

A. Okay.

Q. This is the paragraph that addresses the tail period, correct?

A. Yes.

Q. And you can see that it’s a 12-month tail period; correct?

A. Yes, and it relates to an M&A transaction.

Q. Right. And the tail period means that if you don’t use — even if you don’t use them, Evercore still gets paid a success fee if the company is sold; correct?

A. Yes.

Q. And Evercore also gets paid if the company receives a breakup fee; correct?

A. Yeah. I haven’t read this in detail, but sounds about right.

ATTORNEY FEINSTEIN: You can take that document down for now.

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Q. You’re aware that the Court entered a TRO on February 23, is that right?

A. I am aware.

Q. And the Court’s TRO prohibits either side from using company resources in connection with the proxy contest; right?

A. Yes.

Q. It’s much easier to run a proxy contest if you get to use the company’s resources, isn’t that right?

A. I would assume so, yes.

Q. And you weren’t happy the Court entered the TRO, were you, Mr. Boehle?

A. I have no opinion or expression of any emotion as to whether the Court entered that order or not.

Q. You had no emotion? You weren’t speechless that the Court entered the order?

A. No.

Q. Let’s bring up JX 643. We can focus on page 1. But at the bottom of page 1, you’ll see there’s an email from Colin Davis at Gibson Dunn to Ms. Drake dated February 23. Do you see that?

A. Yes.

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Q. And we don’t need to carefully read Mr. Davis’s email below, but you can see that he’s forwarding the Court’s decision and TRO; correct?

A. Correct.

Q. And Ms. Drake forwards that email to you, Mr. Kampani, and Mr. Schumacher; correct?

A. Yes.

Q. And then do you see that you respond to Ms. Drake?

A. I see it.

Q. You write, “I’m speechless on this. She doesn’t realize what she is doing.” Do you see that?

A. I do.

Q. So would you like to amend the testimony you just provided stating that you weren’t speechless?

A. It was my opinion at that time that with this order, there would be no proxy fight because there was only going to be one slate. It didn’t give much time for Ms. Drake to put together a slate. And that’s what I was referring to.

Q. But even after the Court entered the TRO, you continued to work with Evercore and the

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company’s other advisors, correct?

A. I was copied on a few communications with them, yes. I wouldn’t say I was working with them.

Q. You were involved regularly with Evercore? You participated in a number of calls after February 23 regarding the proxy contest; right?

A. I would say less than a handful.

Q. On February 24th, for example, you participated in a call with Ms. Drake, Evercore, Citi, Joele Frank, Gibson Dunn, and Jenner & Block to discuss proxy strategy; correct?

A. Yes.

Q. Let’s pull up JX 426. I think Mr. Gallagher just showed you this document.

This is a February 25th email from David Cahoy at Evercore to Ms. Drake, you and a whole host of characters; correct?

A. Yes.

Q. You’ll see this is at 12:36 a.m.; correct?

A. Yes.

Q. The subject heading for the email is “Action Plan,” do you see that?

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A. Yes.

Q. And I think on direct — correct me if I’m wrong — but I believe on direct you testified that you were copied on some of these communications and you may have been on certain calls, but you didn’t take any action items; is that right?

A. Correct.

Q. But you’ll see that the bottom bullet on this email is “Finalize shareholder letter”; right?

A. Yes.

Q. You did, after this call, provide edits to that shareholder letter; correct?

A. Which shareholder letter?

Q. Well, let’s bring up JX 817.

So you’ll see this is a February 25th email from you to Mr. Schumacher, a bunch of folks at Evercore, and some of the company’s other advisors. And you’ll see that in your top email you write, “I added another edit on top of John’s with more color on the pension plan management”; correct?

A. Yes, I see that.

Q. And you’ll see that the subject of the email is “Draft shareholder letter”; correct?

A. Certainly.

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Q. So you were providing edits to this proxy fight letter after that February 25 call that we just looked at; correct?

A. Yes. So this was a follow-up action I believe, yes. So I did have some action on that last bullet.

Q. All right. And on March 1st, a week after the Court entered the TRO, you emailed BlackRock from your Aerojet Rocketdyne email account regarding the proxy contest; correct?

A. Yes.

Q. You sent that email at 4:38 p.m. on a Tuesday, is that right?

A. That wasn’t referring to following up on the proxy contest; it was following up on a meeting that we had with them earlier and they asked for us to contact them again if there were any more developments.

Q. Okay. Let’s bring up JX 477. And we’re looking at page 1.

The bottom email is a 4:38 email from you to BlackRock; correct?

A. Yes.

Q. And in the first sentence you write:

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“When we spoke three weeks ago we discussed following up after the TRO was clarified.” Do you see that?

A. Correct.

Q. But you didn’t just simply follow up regarding the clarification of the TRO; right?

A. It doesn’t say that was what we were following up for. It just said “after.”

Q. In the next sentence you write: “We now have clarity on the TRO and Eileen and the independent directors have nominated a director slate.” Right?

A. Yeah. Those were important relevant events that we wanted to talk to them about.

Q. And you reached out to BlackRock to discuss Ms. Drake’s slate; correct?

A. No.

Q. Well, you did write that, and then you asked to schedule a call regarding those topics, correct?

A. Yes. We wanted to follow up and answer the questions or any other questions that they might have following our previous conversation, yes.

ATTORNEY FEINSTEIN: We can take that document down.

CHANCERY COURT REPORTERS

D. Boehle - Cross	788

A. With regards to any activity that had happened during that time.

ATTORNEY FEINSTEIN: We can take that exhibit down.

Q. You’re represented by Wachtell; right?

A. Yes.

Q. And you’re represented by them in connection with this litigation, is that right?

A. Yes.

Q. And Wachtell submitted their bills to the company, haven’t they?

A. I believe they have.

Q. There are 16 Wachtell timekeepers on the bill they sent to the company, isn’t that right?

A. If you show me the bill and that’s what it has, then yes.

Q. Three of their most-senior timekeepers are members of Wachtell’s corporate department; correct?

A. Is there — is it in here? Do you want me to look at it?

Q. We don’t need to look at it that long. But if you want to, you can take a glance at JX 861. This is Wachtell’s invoice.

CHANCERY COURT REPORTERS

D. Boehle - Cross	789

Three of their most-senior timekeepers are members of Wachtell’s corporate department, correct?

A. That’s my understanding, yes.

Q. They aren’t members of the litigation department; correct?

A. No.

Q. And two of the most-senior timekeepers are corporate lawyers who specialize in proxy contests; do I have that right?

A. I’m not aware of that.

Q. Let’s talk about why you’re here today at trial. Now, both sides in this case asked you to testify at trial; right?

A. Yes.

Q. And they served subpoenas; is that right?

A. Originally they served subpoenas, yes.

Q. But just to be clear, you wanted to take the stand to support Ms. Drake; isn’t that right?

A. No. I told them that I would not come voluntarily and I did not want to be here today.

Q. Well, at page 176 of your deposition — you testified repeatedly at your

CHANCERY COURT REPORTERS

D. Boehle - Cross	790

deposition that you wanted to help Ms. Drake in the proxy contest because “she’s my boss; I’m supportive of her.” Is that your testimony?

A. Of course I’m supportive of her. It doesn’t mean I want to be here in court answering questions today, no.

Q. You also testified at your deposition — and this is page 205 of that transcript — “I’m supportive of Eileen’s slate .....” That was your testimony?

A. I am supportive of Eileen’s slate. I’m a shareholder, and I’m allowed my opinion on that.

Q. And we saw earlier that you have spent a considerable amount of time helping Ms. Drake run her proxy contest; isn’t that right?

A. I haven’t spent a considerable amount of my time, no. And any of that time I did spend was considered my personal time.

Q. Sometimes you helped her during normal business hours; right?

A. I think we’ve already established that I don’t punch a clock and my hours aren’t business hours. I was responding to emails on Labor Day and Saturday. So I don’t think we can clarify what my

CHANCERY COURT REPORTERS

D. Boehle - Cross	791

work hours are.

Q. And with Evercore’s assistance, you helped Ms. Drake communicate with well over a dozen of the company’s top stockholders regarding the proxy contest; isn’t that right?

A. I helped her do investor outreach to the extent that they wanted to talk about the proxy. Eileen spoke with her, not me.

Q. Even after the TRO, you continued to participate in strategy calls regarding the proxy contest with Evercore, Gibson Dunn, and the company’s other long-standing advisors; isn’t that right?

A. I think we established there was maybe one or two, and I had a very small piece of an action, which was to provide pension information, publicly available pension information that I provided.

Q. Well, you’ve been so involved in supporting Ms. Drake in the proxy contest that Gibson Dunn suggested adding you as an alternate on the Drake slate to avoid the TRO; correct?

A. I was not aware of that.

Q. Let’s pull up JX 455. This is a February 26 email from Mr. Gallardo to Mr. Moloney. Do you see that?

CHANCERY COURT REPORTERS

D. Boehle - Redirect	792

A. Yes.

Q. Do you see that Mr. Gallardo writes: “Should we have Dan (CFO) as an alternate to get his support on calls, drafts etc without worrying about ‘[the] company resources’ language in tro?” Do you see that?

A. I’m seeing that.

Q. Gibson Dunn knew you were violating the TRO; correct?

A. No, they did not because I was not violating the TRO.

Q. They were at least worried about the “company resources” language in the TRO?

A. I can’t opine on that. You should ask Gibson Dunn.

ATTORNEY FEINSTEIN: I don’t have anything further, Your Honor.

THE COURT: Thank you.

Mr. Gallagher, any redirect?

REDIRECT EXAMINATION

ATTORNEY GALLAGHER: Yes, Your Honor. May I remove my mask?

THE COURT: You may.

ATTORNEY GALLAGHER: Thank you. May I

CHANCERY COURT REPORTERS

D. Boehle - Redirect	793

proceed?

THE COURT: You may.

ATTORNEY GALLAGHER: Mr. White, could you pull up JX 304, please.

Q. Mr. Boehle, do you recall Mr. Feinstein asking you questions about this email that went to Vanguard?

A. Yes.

Q. What is this email dated?

A. February 7.

Q. Is February 7 before the Court granted the TRO on February 15?

A. Yes.

Q. And do you know, did a Drake slate even exist as of February 7th, 2022?

A. No.

Q. You recall being asked questions about Evercore’s engagement with the company and them advising on investor outreach; right?

A. Right.

Q. Other than Evercore’s engagement letter that was signed in connection with the Lockheed merger transaction, are you aware of any executed engagement letter that Evercore has with the company?

CHANCERY COURT REPORTERS

D. Boehle - Redirect	794

A. No.

Q. Let’s take a look at JX 477, please.

Do you recall Mr. Feinstein asked you questions about this email?

A. Yes.

Q. And I believe you testified this was you following up on an earlier discussion you had with BlackRock; is that fair?

A. Yes.

Q. In this email, did you view yourself as advocating for one side or the other, the Drake slate or the Steel slate?

A. No.

Q. What were you doing?

A. Just passing along information.

Q. You were asked some questions about your retention of counsel, Wachtell Lipton; right?

A. Yes.

Q. Why did you retain counsel? A. I was subpoenaed, originally personally subpoenaed in relation to this litigation, myself and Arjun Kampani. And at his recommendation, we started looking into representation.

At the same time, the management team

CHANCERY COURT REPORTERS

D. Boehle - Redirect	795

was expressing some frustration with the increased amount of requests coming from the board of directors, and especially Mr. Lichtenstein and his request to attend meetings with them at the Space Symposium. So people were concerned about how to react and how to interact with him and the rest of the board with regards to some of the information requests that were coming through and also how to comply with the TRO.

So we brought the whole management team in and we spoke to a couple of legal firms. We selected Wachtell to represent us as a team.

ATTORNEY GALLAGHER: Mr. White, could you pull up JX 428, please.

Mr. Boehle, I don’t think 428 is in your binder, so if you want to look at it on the screen.

Q. Do you recall Mr. Feinstein concluding his questions with some questions about Gibson Dunn?

A. Yes.

Q. And the suggestion that they were taking some actions to get around the TRO. Do you recall that question?

A. Yes.

Q. And you had no knowledge about that

CHANCERY COURT REPORTERS

D. Boehle - Redirect	796

email that Mr. Gallardo sent; right?

A. Not at all.

Q. Okay. Do you see this email, which is dated February 25, 2022, and it’s an email from Mr. Gallardo to Evercore, among others; do you see that?

A. Yes.

Q. If you see the text that says, “[As] for now let’s keep document distributions, emails and calls to just the Evercore and Citi, plus Eileen and Gibson Dunn.” Do you see that?

A. Yes.

Q. Do you see that as Gibson Dunn taking actions to keep you out of conversations related to the proxy contest?

A. I would assume so, yes.

ATTORNEY GALLAGHER: Thank you, Mr. Boehle. I have no further questions, Your Honor.

THE COURT: Thank you, Mr. Gallagher.

Any further questions, Mr. Feinstein?

ATTORNEY FEINSTEIN: Nothing further, Your Honor, thank you.

THE COURT: Mr. Boehle, thank you very much for your testimony today. You’re excused.

CHANCERY COURT REPORTERS

L. Lord - Direct	797

(Witness excused.)

ATTORNEY KIRSCH: Good morning, Your Honor. Mark Kirsch.

THE COURT: Good morning.

ATTORNEY KIRSCH: I understand the next witness is General Lord. May he go to the box?

THE COURT: He may. Thank you, Mr. Kirsch.

ATTORNEY KIRSCH: Thank you very much.

May my colleague pass up binders?

THE COURT: Yes. He may. Please give them to Jessica, if you don’t mind.

LANCE LORD, having first been duly affirmed, was examined and testified as follows: ATTORNEY KIRSCH: May I begin, Your Honor?

THE COURT: You may.

ATTORNEY KIRSCH: Thank you so much.

DIRECT EXAMINATION

BY ATTORNEY KIRSCH:

Q. Good morning, General Lord.

A. Good morning.

Q. General Lord, am I correct, you spent almost 40 years of your life serving in the United

CHANCERY COURT REPORTERS

L. Lord - Direct	798

States Air Force in defense of our nation?

A. That’s correct.

Q. And that service culminated in your achieving the rank of four-star general in command of the United States Air Force Command -- Space Force?

A. United States Air Force Space Command, yes.

Q. Thank you. Better said. And, General, I hardly need ask it, but I will. Are you proud of your service?

A. I am.

Q. General, what are the values that guide a United States Air Force officer?

A. We have three core values that are really important. Integrity first, service before self, and excellence in all we do.

And then, I would add to that another one which is to treat every individual in the organization with dignity and respect, which is something I’ve try to apply always.

Q. So, General, have you carried those values with you then all your adult life, even to this very moment?

A. I have. Yes, sir.

CHANCERY COURT REPORTERS

L. Lord - Direct	799

Q. Are there any circumstances that could lead you to deviate from your fidelity to those values?

A. None.

Q. General, have you served on the board of Aerojet Rocketdyne since 2015?

A. That’s correct.

Q. Are you proud of your service as an Aerojet director?

A. I am.

Q. And what are the values that guide your service as an Aerojet director?

A. I carried my Air Force core values, along with treating people with dignity and respect, and carried that through my time as an Aerojet Rocketdyne member of the board of directors.

Q. That includes fidelity to shareholders?

A. Absolutely. And that’s important to underscore is that all those values are important, but you also have to, as a board member, keep the fiducial interests of the stockholders and shareholders of the corporation always at the top of the list as well.

Q. General, are there any circumstances

CHANCERY COURT REPORTERS

L. Lord - Direct	800

that could cause you to deviate from your fidelity to those values?

A. None.

Q. General, I’d like to ask briefly about your background.

Where and when did you graduate from college?

A. I graduated from college in 1968 from Otterbein College in western Ohio.

Q. Were you in the ROTC program?

A. I was in the Air Force ROTC program, yes.

Q. And after you graduated, who swore you in as a second lieutenant?

A. My father swore me in on December the 4th, 1968. He’s a World War II veteran, an Army lieutenant colonel, involved in the D-Day invasion, one of Omar Bradley’s signal lieutenants. We’re proud of him. That was permanently imprinted on me when I was growing up as a young man.

Q. Thank you, General.

General, am I correct that you began with intercontinental ballistic missile operational readiness trading, followed by combat crew missile

CHANCERY COURT REPORTERS

L. Lord - Direct	801

training, and then were a Minuteman II combat crew member and a Minuteman II evaluation member?

A. That’s correct. That’s where I started in my first security clearance, top secret security clearance in working hard with the people to make sure we maintain the safety and security of nuclear weapons and intercontinental ballistics.

Q. And, General, after other assignments, did you serve as the military assistant to the Director for Net Assessment, Office of the Secretary of Defense?

A. I did. I worked for Mr. Andy Marshall, who was the Director of Net Assessment at that point, waning days of Harold Brown’s tenure as Secretary of Defense, and then with Caspar Weinberger when he moved in.

Q. What does a director of net assessment do?

A. Net assessment, our job was to compare U.S. and potential competitors of styles and strategies, identify its strengths and weaknesses and opportunities for the U.S. to improve its combat capability, say, in oppositions or part of a strategy to compete with our competitors in international.

CHANCERY COURT REPORTERS

L. Lord - Direct	802

Q. General, after another assignment, did you become commander of the 10th Strategic Missile Squadron?

A. I did.

Q. And then director of the Ground Launched Cruise Missile Program management office, the deputy chief of staff for plans and programs of the Air Force in Europe.

A. Yes, I was. I was part of the Ground Launched Cruise Missile, that along with the Persian II Army assisting to combat the SS-20, which the Soviet Union -- back then the former Soviet Union -- had deployed in the range of Europe to solidify NATO and provide a competitive advantage for U.S. and NATO.

Q. So, General, you were head of intermediate nuclear forces in Europe?

A. Yes.

Q. And, General, after another assignment, did you then serve as commander of 321st Strategic Missile Wing?

A. Yes. I got to go back to the unit I started out as a second lieutenant in.

Q. Then commandant to the squadron officer school?

CHANCERY COURT REPORTERS

L. Lord - Direct	803

A. Yes. The squadron officer school commandant job was really interesting because there you take five- to seven-year captains in the United States Air Force officers who come from specific skills and abilities -- pilots, contracting officers, all of the folks -- and put them together in group dynamics and understand team building and how it takes everybody, not just pilots but -- or missile people or space launch people, but it takes the whole team to achieve the effectiveness of the United States Air Force.

Q. Were you then promoted to brigadier general?

A. I was.

Q. And how old were you when you were promoted to general?

A. 46.

Q. General, did you then serve as the commander of the 90th Missile Wing and then commander of the 30th Space Wing and Western Range?

A. I did.

Q. Is it common for an officer to serve as a wing commander three different times?

A. No, it isn’t. But I consider that a

CHANCERY COURT REPORTERS

L. Lord - Direct	804

plus for me, and certainly a recognition of the capability to lead people in large organizations.

Q. And, General, am I correct that you then became director of plans and programs of the Air Force Space Command?

A. Right. I went to the headquarters of Peterson Air Force Base in Colorado, yes.

Q. During that assignment, you were promoted to major general?

A. I was.

Q. What was your mission as director of plans for Space Command?

A. Put together plans and programs needed for the long range forecast of the capabilities that we’ll need, and how much it would be on an annual appropriation that we would present to Congress as part of the Air Force program.

Q. What was the mission of Space Command itself?

A. The mission of Space Command was to exploit, in a positive term, the aspects of space in support of not only Air Force but Army, Navy, Marines, and other operations so that we could bring the power of space to individual operations in all the services.

CHANCERY COURT REPORTERS

L. Lord - Direct	805

Q. And, General, what was your next command?

A. Then I was commander of the 2nd Air Force at Biloxi Air Force Base in — or at Keesler Air Force Base in Biloxi, Mississippi, which was all the technical training for individuals in the United States Air Force and some other services other than pilot training. So I had an annual student throughput of about a quarter of a million students coming through our schools.

Q. And then you were vice commander of Air Force Space Command?

A. I was the vice commander of Air Force Space Command.

Q. You were then promoted to lieutenant general; is that right?

A. Yes.

Q. And what was your next service, General?

A. My next service after that was a commander of Air University -- president of Air University, the senior service college for the United States Air Force and all professional military education.

CHANCERY COURT REPORTERS

L. Lord - Direct	806

Q. And then, General, were you assistant vice chief of staff for the Air Force?

A. Yes, I got to go to the Pentagon and be the assistant vice chief of staff.

Q. And, General, what was your final command?

A. My final command was commander of Air Force Space Command.

Q. And how many men and women were in your care at that time?

A. As a commander of Air Force Space Command, our manpower load was probably close to 50,000 and close to $11 million a year in total obligation and authority, just for Air Force Space Command.

Q. And, General, did you receive your fourth star at that time?

A. I did.

Q. General, am I correct that for each of your promotions to level of general, the president had to nominate you, the Armed Services Committee of the United States Senate had to approve you, and then the United States Senate had to confirm you?

A. That’s correct.

CHANCERY COURT REPORTERS

L. Lord - Direct	807

Q. General, we don’t have enough time to go through all your awards and medals, but let me ask simply: Were you awarded both the Air Force Distinguished Service Medal with a bronze oak leaf cluster and the Legion of Merit with two oak leaf clusters?

A. Yes, sir.

Q. So, General, after you retired from the Air Force, were you director of space operations at Astrotech?

A. Yes, I was.

Q. What was Astrotech’s business?

A. Astrotech is an interesting business, in Titusville, Florida, and another office in Austin, Texas. But the job of Astrotech was to -- in Titusville especially, and at Vandenberg in California, was to what we called be the hotel for a satellite.

When a satellite gets ready to launch, it needs to come to a place where it can be integrated onto the top of the rocket. So we did integration checkout, make sure that everything was fueled with hyperbolic fuels, all in a protected environment, and then transport to the launch base at Patrick.

CHANCERY COURT REPORTERS

L. Lord - Direct	808

Q. Thank you. In 2010, did you found a company called L2 Aerospace?

A. I did.

Q. What did L2 Aerospace do?

A. L2 Aerospace was really a follow-on to what I did at Astrotech. Because the satellite business is lumpy. You can’t predict when a satellite will be needed according to either commercial or military requirements or national intelligence requirements.

So I said what we need to do is predict kind of how the future is going to evolve here. And that would be move towards smaller satellites, perhaps continued work on access to launch with different kinds of rockets.

I said let’s form a relationship with our customers earlier in the value stream and work all the way through the process, so we can help them integrate this capability.

I called that back then end-to-end mission assurance. And not bragging, but today I’ve got a satellite going up on one of Elon Musk’s Falcon 9s that we put together and part of our end-to-end mission assurance capabilities.

CHANCERY COURT REPORTERS

L. Lord - Direct	809

Q. General, you mean “today” today? A. Today, this afternoon, 2:00. Q. General, besides Aerojet, do you currently serve on any other for-profit boards of directors?

A. I do. I’m the temporary executive chairman right now, because of the clearances I hold, for a company called Frequency Electronics on Long Island, New York, in Mitchel Field. And we provide precision timing for global positioning systems, as well as oscillators for other things that require precision timings to work together: communications, power, et cetera. That’s a for-profit board. FDI is the New York Stock Exchange identifier.

Q. So a public company?

A. Public company.

Q. And you’re also on the board of Boneal Aerospace company, a private company?

A. Boneal Aerospace is a private company in Lexington, Kentucky, with offices in Huntsville, Alabama, and other places to provide logistics support to Army, Navy, Air Force, Marine kinds of programs. Wing spars on a Lockheed C-130 and other pieces of equipment.

CHANCERY COURT REPORTERS

L. Lord - Direct	810

Q. Have you previously served on other boards?

A. I have.

Q. Which ones, briefly?

A. Marotta Corporation, which is also a customer or a provider for Aerojet for the high-pressure valves that are instrumental to the propulsion system of a rocket, and also other marine -- by “marine,” I mean not United States Marine, but “marine” in terms of the sea service capabilities as far as Army and others, high-pressure valves.

Q. Are you also an advisor to General Dynamics Mission command and control?

A. Yeah, General Dynamics Mission Systems command and control are ground systems and support satellite operations. And then they are a leading provider of that kind of support.

Q. And, finally, are you also -- were you formerly a director of Iridium Communications?

A. I was a member of the Iridium governing body. Iridium is a lower-orbiting communications satellite, 84 satellites that are interconnected that provide -- to all areas of the

CHANCERY COURT REPORTERS

L. Lord - Direct	811

world, provide iPhone, if you will, kind of capability connectivity, plus some other connectivity capabilities. The real value in Iridium is the ubiquity of the constellation, 84 satellites constantly revolving around.

Q. Thank you, General. Let’s turn our attention to Aerojet now. How did you come to serve as a Aerojet director?

A. Well, my time in working for Mr. Marshal in that assessment, I ran across a Navy commander, Jim Roach at the time, who had been on the Hill working for Senator Scoop Jackson, who was a military assistant and a very thoughtful guy, a Harvard business school grad. And he and I hit it off.

And then Secretary Roach became Secretary of the Air Force later on, and I was commander of Air Force Space Command. So he nominated me knowing that I had served well as a commander of Air Force Space Command, and also had some business background.

He said: You ought to go see Scott Seymour,“who at the time was running Aerojet. And, you know, they could use some of your acumen in that

CHANCERY COURT REPORTERS

L. Lord - Direct	812

business. So I did. I had known Scott from previous work in the business.

Q. And, General, what year did you join the board?

A. That was late 2015, early 2016.

Q. Has your board service been continuous?

A. It has.

Q. And are you member of any board committees?

A. I am. I’m a member of the audit committee and also a member of the organizational compensation committee.

Q. General, do you maintain a security clearance?

A. I do.

Q. What level?

A. The highest level you can get is top secret, but then I also have what’s called SCI access, sensitive compartment information that goes with particular programs. You have to have a need-to-know authorization for that level of security.

But for programmatic SCI work, you really have to have — the needs of the program have

CHANCERY COURT REPORTERS

L. Lord - Direct	813

to identify you as an individual they need as part of that. So SCI access requires another level of scrutiny of you as an individual and background, et cetera.

Q. Is that the highest level of security clearance?

A. Highest level.

Q. And you had that in the military?

A. I did.

Q. You have it now?

A. I do.

Q. Is that clearance useful to you as an Aerojet director?

A. It is, because it keeps me attuned on what the highest level of what the needs and goals and objectives of the nation are in terms of military and even some commercial programs. So I think that’s important.

I mean, I can’t use it to my advantage and shouldn’t to influence something. But what it does give me is provide an overview of what the needs of the DOD and others might be in the future.

Q. General, when did you first meet Mr. Lichtenstein?

CHANCERY COURT REPORTERS

L. Lord - Direct	814

A. 2016 time frame, right when I came on the board.

Q. And did you also meet Ms. Drake about that time?

A. About the same time.

Q. General, have you had an opportunity to evaluate Ms. Drake’s performance as CEO over the last seven years?

A. I do and I did.

Q. What’s your opinion of Ms. Drake’s performance as CEO?

A. I am proud of her performance and what she’s done with the company, taken the value of the company from where it was in 2015 and ‘16 up to where it is now.

Q. And what’s your opinion of her as a leader?

A. I’m very, very impressed with her capabilities. She’s a, you know, student of this, and I have to teach it and taught it and present it as a commander, of her capabilities to reach out and touch everybody in the organization — not just the top level, not just the bosses, but all the way down to the front line of the business.

CHANCERY COURT REPORTERS

L. Lord - Direct	815

And in my view, this can’t be a top-down driven organization. It’s got to be a bottom-up driven so everybody understands how important it is to work together. She does that every day.

Q. General, besides — you mentioned her driving financial performance. What are some other highlights of her tenure as CEO that you attribute to her?

A. Good question. Because, you know, CEOs can sit in their office and be CEOs. But unless you’re out with the troops and making changes to improve the financial wherewithal of the company and driving value to the stockholders, you’re not going to be successful, in my mind, especially in a publicly traded company.

So she’s done a lot of things and some, couple — let me just tick off a couple things.

Q. Sure, please.

A. One of the things that I was really proud of was the Continuous Improvement Program, which helped reshape the company and put the return on invested capital in the right place, have the right people in the right place to get ready for the future.

CHANCERY COURT REPORTERS

L. Lord - Direct	816

We won — Aerojet won part of the Ground Based Strategic Deterrent placement for the Minuteman program. And we had to have the right people in the right place to build those kinds of capabilities, wind those cases, make those motors, make the kind of things work together, also with the ground base interceptor and things you need to continue to compete in the environment.

So she — the CIP process continues to improve with her, I think at a high value, high payoff to the company. And also got a lot of people engaged as a team to get things going. So I was appreciative of that.

Q. How about the Aerojet Business Operating system, which I know we call ARBOS?

A. The ARBOS system is interesting because it’s a system that helps drive and keep the people connected. That’s another thing, it just can’t be the purview of the process people, need to understand the lowest in working with the company how important it is to know and be part of the solution.

It’s just like the CFO — Dan spoke before I did. But the CFO business is chief financial officer of the company. He’s not the only finance

CHANCERY COURT REPORTERS

L. Lord - Direct	817

person in the company. Everybody is part of the finance process. You have to understand what I’m doing and how I contribute to the overall profitability and capability of the company. So that drives shareholder return, and that drives interest in the company.

Q. General, how did Ms. Drake do in COVID response?

A. Of course, COVID affected Aerojet like it did just about every other company in the United States and other places in the world. And keeping track of infection rates, who was involved, what we could do to help those and their families in the time, and understanding along with working with the COO, Amy Gowder, to make sure we had a good track on those people infected. And what’s going to happen to the business, and can you work remotely, can you work remotely effectively, and keeping track of them.

I was really proud of that response because, you know, 5,000 plus people, part of a big organization and keeping track of that and continuing the heartbeat of the company is important, even in a pandemic.

Q. General, do you believe Ms. Drake is

CHANCERY COURT REPORTERS

L. Lord - Direct	818

the right person to lead the company?

A. I think you can assume my answer based on my comments so far, the answer is absolutely yes.

Q. Have you ever believed it would be better for stockholders if Ms. Drake were never CEO?

A. I never believed that, no.

Q. Did you ever believe she should be terminated for any reason?

A. No.

Q. Do you think she performed well during the negotiation of the Lockheed deal?

A. I think she did. That’s a complicated process to lead the company through a transition of this magnitude.

Q. And do you think that once the merger agreement was signed, she performed well trying to fulfill the company’s obligations under the merger agreement?

A. Yes. We had a requirement in determining whether the merger agreement was going to deliver the company intact with a management team ready to go and become a stand-alone, if you will, business inside of Lockheed Martin.

What happened a year or two years

CHANCERY COURT REPORTERS

L. Lord - Direct	819

later would be up to how Lockheed Martin assimilated that business into their overall structure. But it was important for the acquisition to get that team and get that team in place to continue to provide the quality products and services that Aerojet is famous for.

Q. So to deliver the business and the team whole?

A. Right.

Q. Did she prepare well to do that?

A. I think so, yes, sir.

Q. Does that mean that, to your knowledge, part of the value of the deal to Lockheed was getting Ms. Drake as CEO?

A. I think getting Ms. Drake as CEO and keeping the team together to improve the value of the company was an important step.

Q. Now, General, if Mr. Lichtenstein publicly suggested he would replace Ms. Drake and criticized her performance, do you think that might have undermined the value of the deal at Lockheed?

A. I think it would, yes. Those were inappropriate kind of comments, in my mind.

Q. To whom does Ms. Drake report?

CHANCERY COURT REPORTERS

L. Lord - Direct	820

A. Okay. If you take a look at the organization structure and what’s in her employment agreement, I mean, she reports to the board and also to the executive chairman. But, as I’ve learned over 40-plus years and running a business myself launching rockets and putting satellites into orbit, the organization chart is a means to an end. It’s not an end in itself.

So it’s like the law. The law is the law, but how you apply it in the day-to-day process and get things to work is an important part of everyday life.

And everyday life in Aerojet Rocketdyne is not governed by boxes and lines. It’s governed by what does it take to get the job done and how do we make that happen. And that’s employing everybody to the best of their abilities, treating them with dignity and respect, and making them part of the solution, not part of the problem.

Q. Thank you, General.

General, do you believe Ms. Drake has ever been insubordinate to the board?

A. No, she’s not been insubordinate.

Q. Do you believe Ms. Drake has ever been

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insubordinate to Mr. Lichtenstein?

A. No.

Q. Are you aware of frictions that developed between Ms. Drake and Mr. Lichtenstein?

A. I am.

Q. Do you recall when that began approximately?

A. I would say mid ‘21 toward the summer part of ‘21 and early fall.

Q. Was there tension concerning the Lockheed negotiation?

A. I think there was a little bit there. I think that tension occurred. And I was asked to step in, really, as an individual. Because I’m not a committee chairperson, I was looked at as capable to be independent from those who do — although I am part of those committees — but to be part of — be an independent interlocutor, if you would, to help take the temperature down on the communications back and forth that were being created. Because I think what was known then and has been categorized as excessive questions and pushing from the executive chairman.

Q. Let’s discuss that. What kind of work environment did Ms. Drake foster?

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L. Lord - Direct	822

A. She fostered a collegial, collaborative working environment, worked well with her direct reports and throughout the organization. And, you know, lots of times in board meetings questions would come up and I — never, never, at any time in a board meeting did she ever say, “I don’t know the answer to that.” She knew the answer. That, to me, communicated that she was on top of the business.

Q. What kind of work environment did Mr. Lichtenstein create?

A. I talked to him about this. Because I was really interested. I said, you know, you told me this is a rough-and-tumble business, and I understand that. But I think his mannerisms and the way he did business did not foster the kind of working relations that would lead to the highest morale and capability of the company to do that job.

Q. Do you think Mr. Lichtenstein created a toxic work environment?

A. I’m really sensitive to that because that’s a very, very serious situation if you create a toxic environment. And I think repeated questioning and drilling down and exercising the staff, so to

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speak — that’s not to say he doesn’t have the right to do that. I mean, a chairman has a right to ask any question he wants that has to do with the operation of the business.

But the real — I think the real nub of that is, okay, when does that get answered and how do we answer that given all the other things this company is working on.

Eileen and her team, Ms. Drake and her team, have to work hard to, one, produce capabilities and products and do it on a day-to-day basis, as well as, in this case, do the hundreds and thousands of things that need to be done to satisfy the terms of the merger agreement that have to be checked off and looked at and double-checked and triple-checked to make sure that — that’s a full-time job as well. So she’s got two full-time jobs.

But, you know — and then whatever Lichtenstein — she said that’s what I’m about, I can handle this. And she did.

Q. Would you describe Ms. Drake as determined?

A. Yes. I mean, I know Ms. Drake, I know her background. I know her from her Army time.

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Anybody that can survive losing a tail rotor of a helicopter, rotating three times, then rolling and coming out with serious physical injuries and coming back to fight for more is, to me, is a signal of strength and to really continue to work hard in the business. So I’m proud of her determination.

Q. She was lucky to survive?

A. She was.

Q. General, given the toxic environment Mr. Lichtenstein created, even with that, did Ms. Drake ever say to you she might leave the company and take the management team?

A. No.

Q. General, in October of 2021, did Ms. Drake tell the organization and compensation committee that she had no plans to leave the company?

A. Yes, that’s recorded in the minutes. Q. So reflected in the minutes, to your knowledge?

A. Yes.

ATTORNEY KIRSCH: Your Honor, just for the record, I’m referring to JX 712 at 199.

THE COURT: Thank you.

ATTORNEY KIRSCH: Thank you, Your

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Honor.

BY ATTORNEY KIRSCH:

Q. Did Ms. Drake ever tell you in any context that she was making plans to leave the company?

A. No.

Q. Now, you mentioned that the board had asked you to be an interlocutor between Mr. Lichtenstein and Ms. Drake; is that right?

A. Yes.

Q. Late summer —

A. Right.

Q. — 2021?

A. They were concerned that we needed to turn the temperature down and promote good communications back and forth between the CEO and the chairman.

Q. General, what do you recall of your initial conversations with Ms. Drake and Mr. Lichtenstein after you were asked to be an interlocutor?

A. The board, we got together and talked about that. And I said, I accept the duties and I’ll do them. So I called Mr. Lichtenstein and I called

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Ms. Drake that very evening.

Q. How did it go with Ms. Drake?

A. When I talked to Ms. Drake, she said, “I just want to be treated with dignity and respect and support for my duties as CEO. And I’ll do what I need to do to run the company and respond.”

Q. And how did it go with Mr. Lichtenstein?

A. A little different response. Because I told him, I said, “We need to turn the temperature down.”

He said, “You don’t like my bedside manner?”

I said, “I do not.”

He said, “You want me to change?”

And I said, “Yes, change. Change your bedside manner. We got to promote more effective communication.” And to my knowledge he didn’t change.

Q. Did you have subsequent conversations with Mr. Lichtenstein and Ms. Drake about the friction after these initial conversations?

A. We talked several times about, you know, keeping the temperature down. And I was

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included on emails and kinds of notices that — to participate. Sometimes I was available, sometimes I was not, depending on — but I was always kept informed of the communications pathway and what was going on.

Q. General, do you recall any conversation with Mr. Lichtenstein when he commented on how you were handling Ms. Drake?

A. Yeah, he did. He said, you know, “I’m sick of this insubordination.”

I said, “Wait a minute. I’m not sure” —

He said, “Well, you’re a wimp. You’re not pushing hard on her, you’re a wimp.”

So I said, “Well, okay, if that’s what you think.”

I’ve never been called that before. But I’ll take it.

Q. Now, General, plaintiffs have referred in their briefing in this case to Ms. Drake “ranting.” Do you recall Ms. Drake ever ranting?

A. I’ve never — never a rant. I recall her standing up for her — what she thought needed to be done for the company. And just like every other

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conversation, you know, sometimes people raise their voice to emphasize a point. But not a rant, never.

Q. And plaintiffs also referred in their briefing in this case to Ms. Drake “lashing out.”

A. No.

Q. Have you ever seen Ms. Drake lash out?

A. No lashing out.

Q. Now, General, I’ll represent to you that Ms. McNiff testified in this trial — and I think she’s sitting right there in the back — that she felt Ms. Drake was dismissive of her.

Did you ever witness Ms. Drake being dismissive of Ms. McNiff?

A. Not Ms. McNiff or anybody. She’s a collaborative kind of person.

Q. General, I’m going to turn to a document now. You should have in it your binder and we’ll put it up on the screen. JX 62, please.

A. Got it.

Q. And, General, I’d like to direct you to the first email in this chain, and it’s in the middle of the first page. And you’ll see, General, that it begins with an August 24, 2021, email from Mr. Lichtenstein to the board members and to

CHANCERY COURT REPORTERS

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Mr. Kampani, with a subject “Meeting Reschedule.”

And Mr. Lichtenstein requests that management “distribute a memo within the next few days” and says that “We will also have the management team begin to focus on action items in the event that the deal is not approved.”

Do you see that?

A. I do.

Q. Now, Ms. Drake — if we scroll upwards, Ms. Drake forwards the email to you, Mr. Kampani and Mr. Gromacki; do you see that?

A. I do.

Q. And Ms. Drake writes: “Again..putting things in email he shouldn’t. I’m not focusing on anything but getting this deal done as we committed to with the merger agreement.”

Do you see that?

A. I do.

Q. Did you agree that Ms. Drake was focusing appropriately on getting the deal done?

A. I do.

Q. General Lord, am I right that the FTC and Lockheed had the right to review emails from Aerojet periodically?

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A. They did. And that’s certainly within the purview of not only the federal trade commission but also Lockheed Martin scope of the merger agreement.

Q. Did you know that at the time?

A. Yes.

Q. How did you learn that?

A. Ms. Drake emphasized that to us.

Q. Early in the process?

A. Right.

Q. General, do you think it was reasonable of Ms. Drake to send this email in light of the fact that the FTC or Lockheed might see Mr. Lichtenstein’s email?

A. I think it was very appropriate because it could prove to them that, look, we agreed to this unanimously as a board, and I’m on top of this as the CEO, and we’re driving this to, hopefully, completion and we’re going to stick to it. That’s what we agreed to.

Q. General, do you believe if Lockheed was reading these, it would be pleased to see that Ms. Drake was focusing on getting the deal done?

A. I certainly would agree with that.

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Q. And, General, do you think it was appropriate for Ms. Drake to write this email to you and the others?

A. Yes.

Q. Why appropriate to write to Mr. Kampani and Mr. Gromacki?

A. Well, Mr. Gromacki was Jenner & Block, our lead attorney for support of the merger agreement with Lockheed, and our corporate counsel as the interlocutor, so to speak, in the process.

Q. General, I’m going to ask you now to take a look in your binder, or on the screen, at JX 82 please.

A. Okay.

ATTORNEY KIRSCH: I see it’s not on up on the screen. Is it okay if I proceed, Your Honor, or would you prefer us to put it on the screen first?

THE COURT: I can see just fine, thank you.

ATTORNEY KIRSCH: My friends on the other side?

ATTORNEY BARLOW: I just don’t believe we got a binder.

ATTORNEY KIRSCH: My apologies. We

CHANCERY COURT REPORTERS

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have them for you.

BY ATTORNEY KIRSCH:

Q. Again, on JX 82, you’ll see this begins with a September 6, 2021, email from Mr. Lichtenstein to Mr. Boehle copying Ms. Drake and Mr. Henderson. The subject is “Follow up From Financial Review on [September] 1.”

Do you see that?

A. I do.

Q. Do you have an understanding, in substance, of what Mr. Lichtenstein is asking Mr. Boehle to do?

A. Yeah. He’s going into very, very deep detail on some of the financial items that we covered previously.

Q. And putting aside whether Mr. Lichtenstein had a right to send the email, do you think it was appropriate under the circumstances?

A. If he wants to ask the question, yes. But we have to keep in mind in the context of what was going on and what Mr. Boehle and the team were doing as well to support the merger agreement and comply with all the financial due diligence questions which were very, very extensive in this process.

CHANCERY COURT REPORTERS

L. Lord - Direct	833

To me, this was excessive because in the context of what needed to be done as well as the fact that we do periodic reviews, we pay a highly respected accounting firm to audit our books on a quarterly basis, help us with the Ks and Qs and things that need to be filed to satisfy SEC requirements as well.

So as a member of the audit committee, I thought I was fairly well informed of what was going on. I thought this was excessive.

Q. General, thank you.

Looking up higher on page 2, Mr. Boehle responds, and then Mr. Lichtenstein wants to set up a phone call.

Do you see that?

A. I do.

Q. And at the top, Ms. Drake forwards this to Mr. Kampani, to you, to Mr. Corcoran and General Chilton, copying Mr. Boehle.

Do you see that?

A. I do.

Q. She writes: “FYI-Now WL wants a Finance review to include Jim Henderson-this is a first in my 6 plus years as CEO.” Do you have an

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L. Lord - Direct	834

understanding why Ms. Drake was concerned?

A. I think this was distracting to what was going on day-to-day in her full-time job of satisfying the requirements for the merger agreement to be fulfilled and to continue to work that.

And, you know, this speaks to — okay, now, failing to respond to this, if that were to occur, you know, right away, you know, to me is not insubordination, it’s got to be put in context.

But in my experience, those questions were always answered. It’s just the matter of time in which they were answered. And that, to me, is a measure of effectiveness.

Q. General, Ms. Drake goes on to say, “I have no intention of scheduling the meeting. It’s very obvious what WL is up to.”

Do you see that?

A. I do.

Q. Do you know if a meeting or call actually occurred?

A. Say again?

Q. I’m sorry, General. Do you know if a meeting or call actually occurred?

A. I think Dan made a call, but I don’t

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L. Lord - Direct	835

know.

Q. General, are you aware of any — do you think if it hadn’t happened you would have heard from Mr. Lichtenstein about it?

A. Yes.

Q. General, are you aware of any instance in which Ms. Drake thwarted Mr. Lichtenstein’s ability to get information?

A. Never.

Q. Again, if she had, do you think Mr. Lichtenstein would have told you so —

A. Yes.

Q. — in your periodic check-ins?

A. Right.

Q. Now, General, prior to the termination of the Lockheed transaction, did Mr. Lichtenstein lessen his frequent information demands?

A. No.

Q. How about after the transaction was terminated?

A. No.

Q. Did Mr. Lichtenstein change the manner in which he made those demands?

A. Not the manner, no.

CHANCERY COURT REPORTERS

L. Lord - Direct	836

Q. And, again, I think you testified there were hundreds, at minimum, of requirements to be fulfilled before the consummation of the Lockheed transaction?

A. Right. Hundreds may be minimal, too. I think it may have been more than that, depending on all the branches and sequences that come from answering the questions.

Q. Thank you.

General Lord, was it your understanding that Aerojet was meant to be a stand-alone business within Lockheed after the deal closed? I thought I heard you say yes earlier, but I just want to confirm.

A. Yes. Communicate, transfer the business intact with the organizational structure as it was in due course, to get it to Lockheed Martin as a stand-alone business.

What happened two, three, four, five months later as it is assimilated into the Lockheed Martin structure — which is a big company by the way, large scale, integrated technologic capabilities — it would, perhaps, be little different.

Q. And so, in addition to the formal

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requirements in the merger agreement, was there also a lot of planning required in connection with preparing Aerojet to be a part of Lockheed Martin?

A. Yes. Those are all enumerated in the transfer agreement.

Q. Did Ms. Drake do that planning to your knowledge?

A. Yes.

Q. Did she do it well?

A. Yes.

Q. Did it consume — you referred to her as having two full-time jobs. Did it consume most of her time in the fall of 2021?

A. Yes.

Q. Do you have an understanding of whether Ms. Drake was receptive to doing some contingency planning in case the deal didn’t close?

A. Yes, I think she did.

Q. How do you know that?

A. Well, we — we have a strategic plan, we agree with that. We have a succession planning that, under the guidance of General Chilton, head of the org and comm committee, to make sure we had a strong succession planning matrix, as well a

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communication plan for — to report the results to our stockholders, as well as the individuals who were part of the organization. And communicate up and down, north, south, east, and west results of the merger agreement.

Q. So you understand the bulk of Ms. Drake’s effort was geared toward supporting a deal that had been signed. But can you give us some examples of Ms. Drake’s contingency planning in the event the deal didn’t close?

A. Yeah. We had a very — we were going to run the company like we’re running it and with the structure intact. And according to the strategic plan and the agreed-to objectives of the company and the comm plan and succession and having the people at the right place at the right time.

Q. General, is the comm plan a communications plan?

A. Yes, I’m sorry.

Q. And communications in the event the transaction did not close?

A. Right. Right.

Q. Communications to shareholders, investors, others?

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A. That’s correct, yes.

Q. Employees?

A. Yes.

Q. And did she have a retention planning plan?

A. Yes.

Q. And the point, was the point to keep the team together, as you say, in the event that the transaction did not close?

A. Keep the team together. Also, as time evolved, to make sure we had the right people in the right place to succeed others in the organization and move up as needed, and be ready to be groomed, if you will, and put in the right place to get the kind of skills and abilities needed to move into another part of the organization.

Q. Thank you, General.

General, do you recall a discussion of the company’s STIP and bonus calculations at a December 10, 2021, board meeting?

A. Oh, do I. Yes, I do.

Q. First, for the record, what is STIP?

A. STIP is short-term incentive program, and LTIP is long-term incentive program. I don’t mean

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to speak over you, but you got to have a compensation program that’s based off — performance based and time based because you want that —

ATTORNEY KIRSCH: Is Your Honor able to hear General Lord?

THE COURT: If you could speak into the microphone a little louder, that would be helpful. I can see the realtime on my screen, so I’m able to follow you. But I think it could be a little louder.

THE WITNESS: I’m sorry, Your Honor. I apologize.

THE COURT: Thanks.

ATTORNEY KIRSCH: Thank you, Your Honor.

BY ATTORNEY KIRSCH:

Q. So you were saying about STIP?

A. STIP is a short-term incentive and LTIP is a long-term incentive program. And they’re a combination of capabilities because you want performance- and time-based incentives for your people in the organization to feel like they’re part of how successful we are in the return we give to our stockholders for what we’re doing to build the capability.

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Q. Now, General, in their briefing in this case, plaintiffs say that Ms. Drake and management were not transparent with the board with respect to the STIP. Do you believe Ms. Drake was transparent?

A. I believe she was. And I think the STIP is an understood part of our overall compensation program. And it has value metrics and an operating cash flow as a critical part of that. And over the years, there’s pluses and minuses of what contributes to operating cash flow.

In this case, an external change in regulations drove additional cash to the operational cash flow. And then when you calculate that at the end, you get a higher bonus then you would have if that had never occurred.

So the question was, do we approve or not?

Q. Was Mr. Lichtenstein supportive of the addition to the bonus pool?

A. Absolutely not.

Q. Were you supportive?

A. I was.

Q. Why?

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A. Okay. His argument was it was not --at least in my mind, the way he stated it was not the right use of capital in terms of what the return to the shareholders.

My argument, counterargument, is: Look, if this affects the morale and the capability of the company at a critical time during the merger agreement and stuff, you don’t want to pull the rug out from underneath people, especially in the holiday season. Because this was in December, you know. Because that’s an important part of morale, how people feel about how they’re compensated and what’s going on and all the environmental factors that go there.

So I voted resoundingly in support of continuing the STIP as we calculated it, as long as --and so did the other members of the board and company.

Q. So you don’t unsettle settled expectations at Christmas?

A. You know, it is what it is in that case.

Q. General Lord, the Court has heard a lot of testimony about the nonmanagement committee. Could you just confirm that you served on the committee?

CHANCERY COURT REPORTERS

L. Lord - Direct	843

A. I do.

Q. And when did the committee complete its work, General?

A. In terms of the investigations in the nonmanagement committee, I’d say late — late March, mid-April time frame.

Q. Did the committee have many discussions?

A. Yes, many.

Q. Dozens?

A. More than dozens.

Q. Now, did the members of the committee issue a written reprimand to Mr. Lichtenstein?

A. The committee did.

Q. General, I’m going to ask you to turn please to JX 578. That is the May 2, 2022 memorandum concerning the investigation.

A. Can you give me the number?

Q. It’s JX 578.

A. Okay.

Q. General, can you please confirm that the committee unanimously approved the findings?

A. They did.

Q. Thank you.

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L. Lord - Direct	844

Now, I’d like to direct you to page 3 of the document, please.

A. I’m sorry. I’ve got it now.

Q. My apologies.

A. Okay.

Q. General, I’d like to direct you now to page 3 of the document under the heading “Committee Determinations.” There are two numbered paragraphs underneath.

A. Yes.

Q. Do those paragraphs reflect the committee’s two findings?

A. They do.

Q. And, General, just briefly, what does the first paragraph describe?

A. It describes the findings of fact by the investigator about whether Warren was involved — Mr. Lichtenstein was involved in, you know, excessive — restate that — about the demands for information and the capability and harassment of Ms. Drake.

Q. And, General, the end of the first paragraph reads, “Mr. Lichtenstein’s conduct did not constitute harassment or retaliation and was not

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improper under applicable Company policies or law.”

Do you see that?

A. I do.

Q. Did you agree with the language in that paragraph?

A. I agree with the black-and-white language there, yes, I do.

Q. And did you think the language should be different in some fashion?

A. I don’t think the language was strong enough, but I agreed to this. I think that the contact stuff really bears on the situation.

Q. General, whether or not he violated formal policy, did you think Mr. Lichtenstein’s behavior was correct?

A. No.

Q. Now, General, I’d like to direct you to the second paragraph. It states, “Mr. Lichtenstein had communications with third parties outside the Company concerning the merger with Lockheed and the Company’s CEO.”

Do you see that?

A. I do.

Q. And it also states, Mr. Lichtenstein

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“made comments expressing skepticism concerning the likelihood of the merger being approved, and approached two parties to inquire regarding their interest in becoming CEO if the merger did not close and criticizing Ms. Drake’s performance.”

Do you see that as well?

A. I do.

Q. And based on those findings, the committee concluded “Mr. Lichtenstein acted improperly in taking those actions ....”

Do you see that?

A. I do.

Q. And, finally, it goes on to say, “This memorandum is a formal reprimand for that conduct ....”

Do you see that?

A. I do.

Q. Now, General, I don’t want you to tell me anything the committee’s lawyers told you, okay?

A. I won’t.

Q. In determining to issue a formal reprimand, did the committee have information regarding the types of penalties that have been issued by boards confronted with similar fact patterns?

CHANCERY COURT REPORTERS

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A. We looked at that, yes.

Q. How does a formal reprimand compare to the penalties in those other similar situations?

A. It’s on the low end of the scale.

Q. Now, did all six committee members ultimately agree on the language in this memorandum?

A. They did and we did. Yes, I did.

Q. General, did you believe Ms. McNiff, Mr. Henderson, and Mr. Turchin were biased in considering the appropriate penalty for Mr. Lichtenstein’s misconduct?

A. I can’t answer that because they had to make their own judgment.

Q. So you don’t have an opinion on whether they were biased or not?

A. I’ve got my opinion, yes.

Q. Oh, I’m just asking for your opinion.

A. You want my opinion?

Q. Yes, sir.

A. I think they were biased, yes.

Q. What led you to that opinion?

A. I mean, part of a slate of directors with different kinds of goals and objectives, at least in terms of what I perceive to be where we’re headed

CHANCERY COURT REPORTERS

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with the company.

Q. This is — this reprimand is determined at the time that there is a slate being headed by — A. Shareholder, yes.

Q. Shareholder slate, of which they’re members?

A. Right.

Q. Thank you.

Now, General, are you biased in favor of Ms. Drake?

A. I am not.

Q. Where does your ultimate loyalty lie then?

A. My ultimate loyalty lies with the shareholders of the company.

Q. Okay. Sorry, didn’t mean to interrupt.

A. No, go ahead.

Q. Why are you on a director slate with Ms. Drake?

A. Because I think that’s in the best interest of the company going forward.

Q. General, in January 2022, did

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Mr. Lichtenstein call a board meeting in connection with the slate of directors he wanted to propose for election?

A. Right.

Q. I’m going to ask that we turn to JX 134.

You’ll see, General Lord, it’s a January 24 — I’m sorry, are you there yet?

A. I got it.

Q. Thank you, General.

So you’ll see it’s a January 24, 2022, email from Mr. Lichtenstein to the board members, “Subject: Board Meeting Materials.”

Do you see that?

A. I do.

Q. Mr. Lichtenstein’s email attaches an agenda and draft resolutions for the January 24 board meeting.

Do you see that as well?

A. I do.

Q. Now, General, I’d like to direct you to the third page of this exhibit, which contains the draft resolutions.

A. I’m there.

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Q. And the first resolution proposes a slate of seven directors, including all of the sitting directors, except Mr. Corcoran.

Do you see that?

A. I do.

Q. Do you recall Ms. Drake objecting to this proposal on the basis that it did not go through the normal process of the nominating and governance committee?

A. Precisely. That was the objection, that despite what it said, it didn’t go through the normal process. And we wanted to do things in the good order of the company.

Q. So you agree with the objection?

A. Yeah. I do.

Q. And, General, who was on the nominating and governance committee at the time?

A. That was — nom and gov, nominating and governance committee was — the head was Thomas Corcoran and Marty Turchin, Mr. Turchin and Mr. Henderson.

Q. So a majority of the members of the committee are now part of the Steel slate; right?

A. That’s correct.

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Q. Is it your understanding that even though a majority of the committee could be expected to agree with Mr. Lichtenstein, Ms. Drake still insisted the nominations go through a committee?

A. Right. She did.

Q. Commitment to regular order?

A. Right.

Q. General, I’d like you to look at JX 155 in your binder. Now, it’s in the back of each binder, I’m told. No? In the front pocket, I’m sorry.

A. I have it right here.

ATTORNEY KIRSCH: Your Honor, you have it as well?

THE COURT: Thank you.

BY ATTORNEY KIRSCH:

Q. So this is a January 26, ‘22 email —2022 email from Mr. Lichtenstein to the board copying Mr. Kampani, “Subject: Board Meeting Materials.”

You’ll see that Mr. Lichtenstein writes, “Attached please find the materials for tomorrow’s Board meeting.” And he attaches two documents.

Do you see all that?

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A. I do.

Q. General, let’s look at the last page of this exhibit, which is the set of proposed resolutions. And you’ll see that in the first resolved clause, there’s a slate of proposed directors.

My question to you is: Are those the same that Mr. Lichtenstein proposed on January 24?

A. They are.

Q. And now, we can look at the fourth resolved clause which references a “Letter Agreement.”

General, what was that proposed agreement?

A. That was a letter agreement that solidified the slate with no recourse.

Q. That was at the time the investigation was still open?

A. Right.

Q. So let’s turn, General, to the second page of the exhibit, which is the draft letter agreement.

A. Right.

Q. And I’d like to direct you to the second paragraph. General, is that the paragraph

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which provides in substance that if the Lockheed transaction doesn’t close for any reason, this is the slate of candidates, period, full stop?

A. That’s correct. Period, full stop.

Q. General, if we look at the next page. Who would this agreement be signed by?

A. It would be signed by Warren Lichtenstein, the CEO of — executive chairman of Steel Partners.

Q. So he’s signing it as chairman of Steel Partners, not chairman of the board?

A. No.

Q. What was your reaction when you saw the letter and that Aerojet was supposed to sign?

A. It puzzled me that we would sign both of those by the same person. One is a slate different from the company shareholders’ slate, and how can we do that? I mean, it doesn’t make sense.

Q. So were you negative about the draft agreement?

A. Yes.

Q. Is that because the investigation was still open?

A. Investigation was open. And, you

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know, we don’t need to hard wire anybody in until we have a company slate agreement.

Q. General, did you speak with Mr. Lichtenstein after he sent the proposed Steel Partners letter agreement?

A. Yes, I did. He called me that night.

Q. What did he say?

A. He called me, and then I wasn’t available, I called him back.

And then he said to me, “Okay. Are you with me or against me? Are you on my team or not?”

And I said, “I’m not for you or against you. I’m for the company. And that’s what my duties as a director are. So I’m not with you or against you. I’m for the company.”

And, you know — so that’s what I said. That’s what I told him.

And he said, “Well, if you don’t call me by 8:00 or what time in the morning, this is going down this way. And so — without your name on it.”

So I said okay. I said, “I’m not with you or for you. I’m not your guy or I’m not Ms. Drake’s guy. I’m a company guy.”

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Q. Did you discuss anything else in that call, General?

A. I just said, you know, where are we going with all this, and, you know, what’s the future? This is not the first time I’ve heard this from him.

Once we had Mo Kahn, who was our director of defense, and it’s time to change the vice president of the defense business and get a new one, then we were looking for the best candidate. So I told Ms. Drake, I will — I suggested to her, I said, you know, “If you want, I’ll step down as a director and fulfill that duty in the interim, and, you know, we can go on with business.”

Q. What happened next?

A. She said, “Okay, that sounds reasonable.”

So I said, “I’ll talk to Mr. Lichtenstein.”

So I presented it to him, and he says “No. I’ve already got you.”

Which implied to me at the time, kind of strange, but now put two and two together a little bit later that he assumed I was his person on the board, and to me that was way overcall.

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Q. Did you discuss the investigation on the phone call?

A. I said — yes. You know, “I’m not your guy. I’m not Ms. Drake’s guy. But you need to talk to the investigator. Let’s — you need to have your chance to tell your side of the story. It’s reasonable.”

And so he said, “Well, I’m going to do that. I’ll put it on the schedule, but I just can’t — I’m going to do that.”

Q. But he hadn’t done it yet?

A. Hadn’t done it yet.

Q. So he wanted to lock himself in on the slate before he had spoken to the committee or, sorry, to the committee’s investigators?

A. That’s a very valid conclusion, yes, sir.

Q. All right. Now, when Steel Partners, in fact, proposed a slate the next day, January 28, were you on it?

A. No.

Q. Did you understand the slate of seven directors and Steel Partners’ notice of nomination to be a company slate?

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A. No, I did not.

Q. Why not?

A. Because it was run by a shareholder, and it didn’t go through the normal process.

Q. General, do you recall attending a meeting with the nonmanagement directors to discuss a potential compromise regarding the Steel slate on January 30th?

A. I do.

Q. And I’d like to show you — I’d like you to turn please to JX 219.

A. Okay.

Q. As you’ll see, General, it’s a January 31, 2022, email from Jeff Wolters to the eight board members.

Do you see that?

A. I do.

Q. Just for the record, who was Mr. Wolters?

A. Jeff Wolters was an attorney at Morris Nichols that helped us as the independent directors to help guide us through the process we’re going through.

Q. And Mr. Wolters writes, “Attached are the resolutions reflecting the consensus from the

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meeting of the six independent directors last night.”

Do you see that?

A. I do.

Q. General, let’s turn to the next page of the exhibit, which contains the attached resolutions Mr. Wolters refers to.

A. Yes.

Q. And I’ll direct you, please, to the first “Resolved” clause. Does that “Resolved” clause propose the original slate of directors, that is, every sitting director except Mr. Corcoran?

A. Right.

Q. And I’d like to direct you to the fourth “Resolved” clause now, please. And it reads: “Resolved, that the Board retains the authority to reconsider the inclusion of any person on the proposed slate in light of the results of the Company’s pending investigation or any other matter.”

A. Right.

Q. What did you understand that to mean, General?

A. That meant that, you know, if, pending the results of an investigation or any other activity, that, you know, we could strike anyone from the board,

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from the slate.

Q. Did you believe leaving the board that freedom was appropriate?

A. I did.

Q. Why did you believe it was appropriate?

A. I think it was appropriate because without final results of the investigation and what was going on, it was inappropriate to presuppose the outcome.

Q. That outcome conceivably even could have been for Mr. Lichtenstein to be asked to leave the board; right?

A. It could, it could.

Q. Now, did you understand these resolutions to reflect the consensus of the six nonmanagement directors at the January 3rd meeting?

A. Yes.

Q. Were these consensus resolutions ultimately adopted by the board?

A. They were adopted, yes.

Q. They were adopted?

A. They were unanimously agreed to, yes.

Q. Agreed to, but did the board adopt

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them formally, including the resolution that would leave the board freedom to remove a director from the slate?

A. No. I think there was some subsequent discussion about that.

Q. General, I’ll represent to you that Mr. Henderson has testified in this trial that he thought the language “any other matter” in the fourth “Resolved” clause, that he thought it was too broad.

Did he ever say in your presence that his problem was with the “any other matter” language?

A. No.

Q. Did anyone ever tell you that Mr. Henderson objected to the resolution on the basis that it included “any other matter” language?

A. No.

Q. Did you ever hear him suggest he could accept a narrower version of the resolution?

A. No.

Q. I’d like to turn now please to JX 241.

THE COURT: Mr. Kirsch, I think this might be a good time to break for lunch to get us back on track. Does that work for you?

ATTORNEY KIRSCH: Of course, Your

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Honor.

THE COURT: Why don’t we plan to take an hour for lunch, and what I’d like to do this afternoon is have two 10-to 15-minute breaks. We can end the day at 5:00, assuming you might need a little additional time.

Does that work for you, Mr. Barlow?

ATTORNEY BARLOW: It does. Thank you, Your Honor.

ATTORNEY KIRSCH: Thank you, Your Honor.

THE COURT: All right. We’ll see you back in an hour.

(Luncheon recess taken at 12:08 p.m.)

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AFTERNOON SESSION

(Resumed at 1:07 p.m.)

THE COURT: Please be seated.

Mr. Kirsch, you may proceed. My goal is to go until about 3:00 and take one break, rather than two, just to make lives easier for our court reporters. Just so you had that in mind.

ATTORNEY KIRSCH: Thank you. May I remove my mask?

THE COURT: You may.

ATTORNEY KIRSCH: Thank you.

BY ATTORNEY KIRSCH:

Q. General Lord, if you would please look at JX 241 in your binder. It’s the press release from February 1, 2022. Just a few questions on this.

A. Okay, I have it.

Q. General, you’ve seen this document previously?

A. I have.

Q. Do you believe everything in the press release was accurate?

A. Yes, I do.

Q. Did you approve the press release?

A. I did not approve it before it was

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released.

Q. Do you believe you saw it before it was released?

A. No.

Q. Is it fair to say press releases are not typically presented to the full board before they are issued?

A. Not typically.

Q. And to your knowledge, does Aerojet have any formal process requiring press releases to be approved by the full board?

A. Not a formal process.

Q. Thank you.

General, on Monday, Mr. Bayliss quoted Mr. Corcoran saying that Mr. Lichtenstein was, quote/unquote, no angel. Do you agree with that statement?

A. I do.

Q. What did Mr. Lichtenstein ever say or do that would lead you to conclude he’s no angel?

A. Let me illuminate on that, if you would permit me, for a minute or two.

As Mr. Lichtenstein and I have talked, this is a rough-and-tumble business. I understand

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that. And he said that to me a couple times. And I wanted to make sure that I conducted myself appropriately and professionally in that kind of environment.

A couple instances, though, that I recall that really proved to me that sometimes the actions were not angelic, if you will.

One case — when the Securities and Exchange Commission communicated they were really concerned about changing the content and the diversity requirements for the board of directors, we discussed this in a board meeting, about how we would comply, et cetera. And in the state of California, rules are a part of that as well.

And the comments were to — and the discussion — you know, what’s the fine if we don’t comply and we don’t put the right people, with the right background, et cetera, or the right diversity requirements on the board? And they said, well, it’s $200,000 the first time.

And then the question was, well, okay, what happens if it’s twice? Well, it’s another $200,000.

And he said, well, then I’ll just

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L. Lord - Direct	865

write a check for $400,000 and I’ll run this F’ing company any way I want to.

Apologies, ma’am. It was the real F word.

Q. That’s what I wanted to ask you, General. I know it is the courtroom and we want to be decorous, but did he actually use the F word?

A. Yes.

Q. Anything else that —

A. That communicated to me that, you know, that’s unprofessional; it’s a tough-guy talk for sure. And then we were reiterating the kind of contents of heading toward getting the deal done with Lockheed Martin and how we could set the right share price and what the actual benefit to the Aerojet Rocketdyne shareholders would be.

It was communicated to me in those negotiations, up close and personal with Lockheed — his comments were, when are we going to stop jerking each other off here and getting around — and get on with doing this business and making a deal out of this? And let’s get married; we’ve been dating long enough.

To me, although maybe said in a fit of

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pique, or whatever — those, to me, were unprofessional comments and certainly not angelic in those kind of terms. I think professionals treat each other with respect and dignity, and these were two instances that stand out in my mind as “not angelic.”

Q. Would you say that creating a toxic work environment, as you testified earlier, was angelic?

A. I said that to — toxicity with how things went back and forth and communications went.

Q. Do you have a view on whether Mr. Lichtenstein had any issue with strong women?

A. You know, my summary judgment, based on what I saw, is, yes, he does, and did then. You know, strong women in charge was something that he was not sanguine with.

Q. General Lord, are you familiar with the temporary restraining order issued in this case?

A. I am.

Q. Have you complied with the requirements of the order to the best of your ability?

A. Yes.

Q. To the best of your knowledge, have all the defendants complied with the requirements of

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L. Lord - Cross	867

the order?

A. Yes, they have.

Q. And to the best of your knowledge, have any of the defendants knowingly used company resources in support of the proxy contest?

A. That’s correct.

Q. And certainly you have not?

A. I have not.

Q. And finally, General, what has guided your decision-making throughout the litigation and the proxy issue?

A. What’s guided me is my fiduciary responsibility as a member of the board of directors to protect the value for the shareholders of the company. That’s my overriding concern. I make judgments against that backdrop for sure.

Q. Thank you, General.

ATTORNEY KIRSCH: Thank you, Your Honor. No further questions.

THE COURT: Thank you, Mr. Kirsch.

Mr. Barlow.

CROSS-EXAMINATION

BY ATTORNEY BARLOW:

Q. General Lord, it’s good to see you

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again.

ATTORNEY BARLOW: We have binders for distribution here.

A. Good to see you in person.

Q. It’s good to see you in person too. And just to orient myself, you had a mustache the last time we spoke?

A. Yeah.

Q. If I can go on record formally as being a fan of the mustache, I’d like to do that.

A. I am channeling being a carpenter. I shaved my mustache for this?

Q. General Lord, I’d like to start with the February 1st press release that your counsel just talked to you about.

Do you remember that?

A. I do. I see it right here as well. Q. And it was your testimony that you did not authorize that press release; correct?

A. I did not.

Q. That’s Joint Exhibit 241.

A. Right.

Q. And that you did not see that press release before it was issued; correct?

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A. I did not.

Q. And so, to be clear, this is the press release that disclosed “[the] ongoing internal investigation involving Mr. Lichtenstein”; correct?

A. That’s correct.

Q. And that was the investigation you were conducting as one of six members of the nonmanagement committee?

A. As a member, yes.

Q. And this further disclosed that the company believes “that Mr. Lichtenstein’s decision to cause SPHG Holdings to launch a disruptive proxy contest at this time may ultimately be driven by his personal concerns” — skip a few — “[and] to gain leverage in the context of the Company’s internal investigation.” Correct?

A. Correct. That’s what it says.

Q. And your testimony was that you did not authorize this press release; correct?

A. I did not authorize it, that’s correct. No.

ATTORNEY BARLOW: Let’s bring up JX 0558.

Q. If you could turn in your binder to

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JX 0558.

General Lord, Joint Exhibit 558 is defendants’ responses and objections to interrogatories in this matter?

A. Yes.

Q. And you’ve seen this document before; right?

A. I have.

Q. Let’s go to Interrogatory No. 29 on page 31.

Interrogatory No. 29 asks: “Identify the name, address, title and job responsibilities of each person who purported to authorize the issuance of the February 1 Press Release and provide a brief description of when and how they provided that authorization.”

Do you see that?

A. Response to 128?

Q. Interrogatory 29 on page 31.

A. Okay, I’m there. I’m sorry.

Okay.

Q. And go to the answer on page 32. It says: “Subject to and without waiving these objections, Defendants respond [        ], to the best of

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their current knowledge and understanding, Kevin Chilton, Thomas Corcoran, Eileen Drake, Lance Lord, Arjun Kampani and John Schumacher authorized the issuance of the February 1st press release.”

Do you see that?

A. I do.

Q. So you authorized the press release, didn’t you?

A. According to this, it says I did. But I don’t recall that I did.

Q. So these are your sworn interrogatory responses; correct?

A. Yes. Perhaps a mistake there, for sure.

Q. And you at no point corrected that mistake, did you?

A. I did not.

ATTORNEY BARLOW: Let’s bring up JX 0208.

Q. General Lord, this is an email from Mr. Jeff Wolters, who is your counsel, as a member of the nonmanagement committee at Morris Nichols.

Do you see that?

A. I do.

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Q. Do you see the subject, “Privileged and Confidential/Attorney Work Product—Press Release”? Do you see that?

A. Yes.

Q. And do you see, the next page, the press release has been withheld for privilege? Do you see that?

A. Right.

Q. And this was sent to you; correct?

A. It was sent to me, yes.

Q. And, in fact, General Chilton then sends it to not one, not two, but three of your email addresses on January 31st.

Do you see that?

A. Yes.

Q. And it’s still your testimony that you didn’t see this release before it was issued; correct?

A. That’s correct.

Q. All right. Let’s talk about JX 199.

A. Okay.

Q. Isn’t it the case, General Lord, that you, General Chilton, and Mr. Corcoran actually had input into what was said in this press release?

You don’t need to look at the

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document. Isn’t it the case that you, General Chilton, and Mr. Corcoran had input into what this document said?

A. According to this, it says that we did. I don’t recall being — you know, making specific comments on any of that.

Q. Mr. Gromacki is the person who sent this email, JX 199, and he’s the company’s M&A lawyer at Jenner & Block?

A. He’s the M&A lawyer.

Q. And in the second sentence he says, “I attempted to incorporate the feedback of the independent directors during the call this evening.” Do you see that?

A. I do.

Q. And the attachment is “Press Release- v7.”

Do you see that?

A. Yes.

Q. So isn’t it the case that you had a call with Jenner & Block, Gibson Dunn, and others to give feedback on the press release?

A. According to that, yes. I don’t recall making comments specifically, as a director, to

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that — that statement.

Q. But you did, in fact, see the press release; correct? Would you agree on that?

A. After it was released, yes.

Q. This is the day before it’s released, General Lord.

A. Like I said, I didn’t see it until after it was released.

ATTORNEY BARLOW: So let’s take a look at JX 0858.

Q. JX 0858 is another email that you sent to General Chilton, this time forwarding an email from Mr. Kampani.

Do you see that?

A. Hold on. Let me get to 58.

Q. And do you see that JX 0858 is a press release titled “Aerojet Rocketdyne Holdings, Inc. Issues Statement Regarding Board Nominations From Steel Partners”?

Do you see that, General Lord?

A. Got it.

Q. And do you see that it was sent to you by Mr. Kampani on February 1st?

A. Yes.

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Q. And that you forwarded it to General Chilton; correct?

A. I did.

Q. And it’s still your testimony that you didn’t see the press release before it was issued?

A. I forwarded this, yes. The black-and-white email trail is — but did I read it, did I study it when I forwarded it, that’s a totally different question. And I still maintain that I did not read it and study it and approve it before it went out.

Q. But you had a call to discuss it with Gibson Dunn. That was discussed in JX 199; correct?

A. The call occurred, yes, but did I have substantive comments to the call? I don’t recall that.

ATTORNEY BARLOW: Let’s pull up JX 232.

Q. This is an email from Mr. Kampani dated February 1st, 2022, at 10:23 a.m., before the press release went out. It is “Subject To The Attorney-Client Communications Privilege And/Or The Attorney Work Product Doctrine.”

ATTORNEY KIRSCH: Your Honor, I think

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the witness is asking for a moment to find the document.

A. I see it here on the screen. THE COURT: Take your time, sir. A. 232?

Q. 232.

A. All right.

Q. And the email Mr. Kampani sends to a woman named Joanne, it says, “Please set up a status call for 5:45 p.m. [Eastern Time] with this group (including Eileen and Tom Corcoran, Gen[eral] Lord [and] Gen[eral] Chilton) and me as the host.”

Do you see that?

A. I do.

Q. And that was a status call that was set up for just two hours before the press release was submitted; correct?

A. That’s what it says, yes.

Q. And you were copied on that email; correct?

A. Yes.

Q. As was Gibson Dunn, the company’s counsel; correct?

A. Yes.

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Q. So you don’t have any doubt that you participated in at least two calls to discuss the press release, and you received at least two copies of the press release before it was issued; right?

A. Two calls, two pieces of — yes, two parts or prints of the release.

Q. I’d like to play you the testimony of Mr. Moloney. Mr. Moloney is with Gibson Dunn; correct?

A. Yes.

ATTORNEY BARLOW: Let’s go ahead and play that clip.

(A video clip was played as follows:)

Question: And was the press release shown to General Chilton, General Lord, Mr. Corcoran, and Ms. Drake before it was issued?

Answer: All of the directors you just named were on the call with the press release on a screen just like we’re looking at now. And I believe, because they were on the call and participated, and they approved the issuance, the answer to your question is yes.

(End of video clip.)

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BY ATTORNEY BARLOW:

Q. General Lord, were you aware of Mr. Moloney’s testimony?

A. I was not.

Q. Let’s go back to that last document we were looking at. I believe it was — 858?

A. 232?

Q. Correct. 232.

A. Okay.

Q. And I want to focus on all of the persons that were copied on Mr. Kampani’s email as of February 1st setting up this call for shortly before the press release goes out.

At the very bottom of that list you see John Schumacher, who is the head of the company’s Washington operations; correct?

A. Vice president of, yes.

Q. And Dan Boehle, who just testified, is the company’s CFO; correct?

A. Dan Boehle, yes.

Q. And Mr. Kampani was involved as well; correct?

A. He sent the message, yes.

Q. And also Ms. Drake; correct?

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A. Yes.

Q. So you know it’s the case that Ms. Drake, Mr. Kampani, Mr. Boehle, and Mr. Schumacher were involved in putting out this press release and authorized its release; correct?

A. They were involved. Did each one of them individually say “I approved the release”? That I cannot answer because I don’t know.

Q. What you told me in your deposition, General Lord, was that you didn’t even remember which members of management were involved in that; correct?

A. I didn’t have this with me at the time you questioned me on that.

Q. Indeed. Because it wasn’t produced.

ATTORNEY BARLOW: Let’s play Lord clip 2.

(A video clip was played as follows:)

Question: Do you have any idea, sitting here today, what members of management approved this press release?

Answer: I can’t say.

Question: And you can’t say whether or not you agreed to put out the press release?

Answer: Like I said, I was not in the

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authorization/approval process, unless — unless called to be part of that, and I don’t recall that.

(End of video clip.)

BY ATTORNEY BARLOW:

Q. General Lord, did I ask you those questions and did you give me those answers?

A. Yes.

ATTORNEY BARLOW: Let’s bring up 219. Q. General Lord, this is a document you looked at in connection with your direct testimony; correct?

A. Let me get back to 219 here.

Q. In fairness, General Lord, this is actually not in the binder I handed to you. It’s in the binder Mr. Kirsch used with you. So I’m referring to a document that you talked about with your attorneys at Gibson Dunn.

A. Okay.

Q. And you see that JX 219 is an email from Mr. Wolters to Mr. Corcoran, yourself, Ms. McNiff, Mr. Turchin, Mr. Henderson, General Chilton, Ms. Drake, and Mr. Lichtenstein; correct?

A. Correct.

Q. That’s the entire board; correct?

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A. Yes.

Q. And you testified, I believe, on direct that the resolutions that were attached to 219 were correctly described by Mr. Wolters as “reflecting the consensus from the meeting of the six independent directors last night”; correct?

A. I did, yes.

Q. And these are the resolutions — and you can look at them on the next page — about retaining the authority to change who is on the company slate; correct?

A. The operative sentence is the fourth “Resolved.”

Q. And you didn’t tell Ms. McNiff, Mr. Henderson, and Mr. Turchin that you were having secret meetings with Mr. Wolters at this time, did you?

A. I don’t understand what you mean by “secret meetings” here.

Q. Let’s just be very clear. You didn’t tell Ms. McNiff, Mr. Henderson, or Mr. Turchin that you, General Chilton, and Mr. Corcoran were having your own calls and meetings with Mr. Wolters at this time; correct?

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A. We talked to Jeff Wolters several times about what we should do and how we should operate in this kind of contentious environment.

Q. The three of you had several calls with Mr. Wolters without telling Mr. Turchin, Mr. Henderson, or Ms. McNiff about it; correct?

A. We had several calls with them. I don’t know all of the calls. I don’t recall each one of them and who was on the call at the time.

Q. General Lord, you can’t answer the question of whether or not you had one-on-one meetings with Mr. Wolters and just the three of you?

A. I can’t.

Q. All right. Then let’s take a look at JX 821. This is in the binder of materials I sent you.

A. What’s the number again?

Q. 821. It’s actually on the screen. It is actually not in your binder. I apologize.

This is Mr. Wolters sending a schedule invite on January 30th, 2022.

Do you see that?

A. Yes.

Q. Indeed, that was the day before — it

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was the same day as the meeting of the resolutions that Mr. Wolters purported to memorialize in his email the next day; correct?

A. Timing, yes.

Q. And this email sets up a pre-call with just you, General Chilton, Mr. Corcoran, himself, and Mr. Green from Weil Gotshal; correct?

A. That’s what’s printed there, yes.

Q. And you never provided Mr. Henderson, Ms. McNiff, or Mr. Turchin the dignity and respect of telling them that you were having meetings behind their back, did you?

A. I didn’t tell them, no.

Q. Let’s go to the February 4th meeting. Let’s pull up JX 810.

A. 810.

Q. Do you remember a February 4th meeting, General Lord, at which there were dueling resolutions?

A. I do.

Q. And JX 810 is an email with the agenda and resolutions that was forwarded by Mr. Kampani to a number of people, including yourself.

Do you see that?

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L. Lord - Cross	884

A. I do.

Q. And page 2 is the agenda, which includes as item 3, the “Approval of Resolutions by Thomas Corcoran, General Lance Lord and General Kevin Chilton.”

You see that; correct?

A. I do.

Q. So the very next document is the resolution that you proposed for adoption on February 4th; correct?

A. Yes.

Q. Let’s go to the fourth paragraph in that resolution, the first paragraph that begins, “Resolved ....”

In this resolution, General Lord, you purported to give authority to a committee consisting of yourself, Mr. Corcoran, Mr. Chilton, and yourself; correct?

A. Correct.

Q. That’s the same group that you were having secret meetings with with Mr. Wolters?

A. I object to the term “secret meetings.” But I talked to those folks, yes.

Q. You know what I’m talking about; the

CHANCERY COURT REPORTERS

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meetings that excluded the other three members of the nonmanagement committee.

A. True.

Q. So this would have given you authority over the “selection and approval of the Company’s slate of director nominees to be included in the Company’s proxy statement ....” Correct?

A. Correct.

Q. So you knew you needed board authority to act as a company and run a proxy slate; correct?

A. Somebody had to act on the part of the company in this respect, yes.

Q. But you knew you needed authority of the full board to do that; correct?

A. Of course.

Q. This also purports to give you the authority to communicate with stockholders for that purpose; correct? Right there at that paragraph.

A. That’s what it says, yes.

Q. So you knew you needed board authority to communicate with stockholders about a company slate; correct?

A. If this were approved, yes.

Q. But you knew you needed the authority;

CHANCERY COURT REPORTERS

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correct?

A. Yes.

Q. And, in fact, Ms. Drake had already been communicating with stockholders at this point, as of February 4th; correct?

A. That I don’t know for certain.

Q. You weren’t aware that she had already communicated with stockholders like Vanguard and State Street at this point?

A. Ms. Drake has an ongoing right, and certainly one of her duties as a CEO of the company, to routinely communicate with stockholders.

Q. But you’ll agree with me that she didn’t have the authority of a majority of the board to communicate with stockholders about proxy matters; right?

A. She had the authority as a CEO.

Q. Let’s talk about the engagement of advisors, which is the next phrase following in that resolution. This resolution would have given you the authority to engage advisors on behalf of the company; correct?

A. It does, yes.

Q. So you knew you needed board authority

CHANCERY COURT REPORTERS

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to engage advisors on behalf of the company in the proxy contest; right?

A. This is an all-encompassing statement, yes.

Q. But, in fact, Ms. Drake had already been working with Korn Ferry at this point; correct?

A. Yes.

Q. But you knew that she was already working with the company’s counsel at Gibson Dunn at this point; correct?

A. I don’t know her — who she was talking to or when. Don’t be putting words in my mouth there.

Q. General Lord, do we have to go through all the emails we’ve already covered with you on the same email string as Ms. Drake and Gibson Dunn?

A. You can if you’d like.

Q. Indeed, because you know that Ms. Drake was working with company counsel at Gibson Dunn on proxy matters without an approval of a majority of the board at this point; correct?

A. I can’t say that, no.

Q. The next resolution here on the next page would have given the committee that you purported

CHANCERY COURT REPORTERS

L. Lord - Cross	888

to establish powers and responsibilities in connection with the merger agreement with Lockheed Martin; correct?

A. Yes.

Q. And the next paragraph on the next -- would have given you control over the company’s SEC filings; correct?

A. Yes.

Q. And the next paragraph would have given you control over the nonmanagement committee; correct?

A. Yes.

Q. So you knew you needed to get board authority to make SEC filings on behalf of the company; correct?

A. According to this, yes.

Q. And you knew that the company had already made SEC filings relating to the proxy matters, including the February 1st press release; right?

A. I have to go back to the press release to see that specific point that you just raised.

Q. You don’t have any doubt that that press release was filed with the SEC?

CHANCERY COURT REPORTERS

L. Lord - Cross	889

A. I don’t know what the procedure is once the press release is released, but I guess that can be determined.

Q. And you knew, because this resolution didn’t pass, that you, General Chilton, and Mr. Corcoran did not have authority to act for the nonmanagement committee; right?

A. Act on behalf of the company, yes.

Q. But you didn’t have the authority to act on behalf of the nonmanagement committee? You were asking for that in this resolution; right?

A. That’s correct.

Q. And so — but you had already taken that authority by meeting with nonmanagement committee’s counsel and deciding to disclose the investigation; right?

A. Say that again.

Q. You had already exercised authority on behalf of the nonmanagement committee by unilaterally disclosing the confidential investigation?

A. I don’t think that’s true. We released the information as part of the press release. The press release went out with that in it.

Q. General Lord, do you know the phrase

CHANCERY COURT REPORTERS

L. Lord - Cross	890

“ask forgiveness, not permission”?

A. Yes.

Q. On the — there was a hearing in this case on February 15th; correct?

A. Yes.

Q. And at that hearing, the Court granted the temporary restraining order; correct?

A. Correct.

Q. And after that meeting, there was a conversation among board members on February 17th, at which you decided to retain Paul Weiss as neutral counsel for the company; correct?

A. We did not decide to retain Paul Weiss.

Q. All right. Let’s bring up JX 838.

A. Okay.

Q. General Lord, this is an email that you sent. And just below it is an email from Ms. McNiff, who was at that meeting; correct?

A. Correct.

Q. And her second bullet says, “The six Independent directors agreed that given prior due diligence the Board should choose Paul Weiss as independent outside counsel.”

CHANCERY COURT REPORTERS

L. Lord - Cross	891

Do you see that?

A. I do.

Q. And you responded to that email in a manner that said, “Lots of moving parts given the past week, I suggest we wait until we hear from the judge in the next several days before we take any more steps.”

Correct?

A. Correct.

Q. And you didn’t say that Ms. McNiff was wrong and was misrepresenting what happened at that meeting, did you?

A. I didn’t say that. But what really transpired was — we talked about Paul Weiss. And Ms. McNiff suggested that, and we all mulled that over. But we thought it was in the best interest to — because we also have corporate counsel. We want to make sure that we can work in conjunction with — if we hire Paul Weiss, or any outside attorney in that respect, to work with and not undermine his authorities and responsibilities in these kinds of matters.

Q. You wanted to make sure Mr. Kampani continued to have authority as general counsel?

CHANCERY COURT REPORTERS

L. Lord - Cross	892

ATTORNEY KIRSCH: Your Honor, I think the witness should be permitted to finish his answer.

THE COURT: Mr. Barlow, can you please let the witness finish.

ATTORNEY KIRSCH: Thank you.

THE COURT: General, please finish your answer.

THE WITNESS: Thank you, Your Honor. A. I think that we wanted to make sure that Mr. Kampani can continue to do his duties as well, without being directed or interfered with, but certainly have the right kind of counsel/advice, if needed.

So that’s how we left that. We left it as open. We didn’t agree as a board that we should hire Paul Weiss.

Q. So let’s take a look at JX 831.

A. 831?

Q. 831.

A. Okay.

Q. General Lord, I want to look behind the scenes at actually how this correspondence transpired. JX 831 is a set of emails between yourself, Ms. Drake, and the team at Gibson Dunn.

CHANCERY COURT REPORTERS

L. Lord - Cross	893

On the bottom first page, you see an email from Mr. Moloney responding to a forwarded copy of the communications from Mr. Turchin and Ms. McNiff about hiring Paul Weiss.

Do you see that?

A. I do.

Q. And Mr. Moloney says in the second sentence, “If the topic of hiring another lawyer was discussed at your [last] meeting, but not formally resolved, then I would suggest sending a message back to Audrey this evening or tomorrow morning along these lines,” and then he purports to write a response.

Do you see that?

A. Yes.

Q. And then Ms. Drake, the next day, responds that she hasn’t seen the response sent; correct?

A. Which page are you on now?

Q. I’m moving up the page of JX 831. Ms. Drake responds at 8:32 a.m., “I haven’t seen any email trail that this note was forwarded to the other directors?” A. Right.

Q. And then she must have reached out to

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L. Lord - Cross	894

you because she says in her next email, “General Lord - thanks for agreeing to send the note - attached is what Jim suggests.”

Do you see that?

A. I do.

Q. And, to be clear, Mr. Moloney was not in that meeting of the independent directors, was he?

A. He was not.

Q. And let’s look at JX 839.

JX 839 is your email response to Mr. Turchin and Ms. McNiff, at which you send Mr. Moloney’s formal proposal email back to the other fellow directors; correct?

A. Right.

Q. And that actually creates even more follow-up. Let’s look at JX 825.

Do you see that?

A. Got it.

Q. Mr. Turchin responds to the email that Mr. Moloney drafted on your behalf and says, “Lance Sorry to disagree with you. What I remember is that when the six of us met we all unanimously agreed to hire Paul Weiss and Tom even volunteered to call them.”

CHANCERY COURT REPORTERS

L. Lord - Cross	895

Do you see that?

A. I do.

Q. And you immediately forwarded that email to Ms. Drake; correct?

A. Okay, I see that, yes.

Q. Let’s look at JX 829.

A. Okay.

Q. And you’ll see an email at February 22nd, at 2:06 p.m. Ms. Drake writes to you, “The suggested response back to them is:” And then she prepares a two-sentence response to Mr. Turchin.

Do you see that?

A. What page are you on now?

Q. I’m at the top of 829, JX 829.

A. Yes.

Q. And it says, “I had a chance to speak with 3 of the other directors ....”

Do you see that?

A. I do.

Q. And none of those other directors are actually on this email; correct?

A. They are not.

Q. But Gibson Dunn is on this email; correct?

CHANCERY COURT REPORTERS

L. Lord - Cross	896

A. Right.

Q. And they were the ones serving as company counsel at the time; right?

A. Correct.

Q. And you sent this email word for word back to Mr. Turchin and Ms. McNiff, didn’t you?

A. I did.

ATTORNEY BARLOW: And that’s JX 836, if we could put that up.

Q. Paul Weiss was never hired as neutral counsel, was it, General Lord?

A. They were not.

Q. And in this period, there was no neutral counsel for the company? The company is being represented by Gibson Dunn and Mr. Kampani; correct?

A. The company, you are correct.

Q. And Mr. Kampani reports to Ms. Drake; correct?

A. Mr. Kampani was corporate counsel, yes.

Q. And there was no neutral counsel when the company’s in-house counsel was working with Computershare to try to give Ms. Drake access to her record ownership of shares, was there?

CHANCERY COURT REPORTERS

L. Lord - Cross	897

A. That I cannot answer, because I was not involved in that Computershare question or issue at all.

Q. And there was no neutral counsel when Ms. Drake submitted her slate with you on it on February 28th; right?

A. I don’t know if there were or were not at the time. Sorry.

Q. But there was a court order on February 28th that required the hiring of neutral counsel; correct?

A. Yes, I know that.

Q. So on — let’s go to JX 493.

JX 493 is a series of emails between yourself and Ms. McNiff.

A. Hold on. Got it.

Q. And on March 4th, Ms. McNiff writes, “I’m reaching out about retaining independent counsel for the company.” And then she goes on to discuss the Court’s TRO; correct?

A. Yes.

Q. And you responded on — two days later, on March 6th, “Dear Audrey, Thank you for your note. We have great news to share.”

CHANCERY COURT REPORTERS

L. Lord - Cross	898

Do you see that?

A. Right.

Q. And you further say, “As your attorneys might have already told you, we are prepared to dismiss [the] pending litigation and accept the TRO as a final judgment. This will obviate the need for the company to hire any counsel under the TRO.”

You see that; correct?

A. Yes.

Q. So you shared that it was great news that the company wasn’t going to have to hire neutral counsel; right?

A. And we could set aside the pending litigation, yes.

Q. And it was great news that Gibson Dunn could continue to serve as company counsel; right?

A. That was not my judgment at the time. You are putting words in my mouth.

Q. Well, let’s look at JX 855, then.

A. Okay.

Q. JX 855 is a series of emails between yourself, Ms. Drake, and various people at Gibson Dunn, as well as Mr. Corcoran and General Chilton; correct?

CHANCERY COURT REPORTERS

L. Lord - Cross	899

A. Yes.

Q. And you can see the email about the great news was actually drafted by Eduardo Gallardo of Gibson Dunn.

Do you see that?

A. I do.

Q. And it was sent by you to the other members of the board in JX 493; correct?

A. Correct.

Q. General Lord, do you know the term “mouthpiece”?

A. Yes.

Q. You testified on direct that you are not Ms. Drake’s guy. But all of these emails about not hiring Paul Weiss, about the great news that Gibson Dunn could continue to be company counsel, all of those were drafted by Ms. Drake and Gibson Dunn; correct?

A. That I don’t know for certain.

Q. And, in fact, let’s take a look at JX 832.

A. Okay.

Q. JX 832 is an email that you sent to Jim Moloney at Gibson Dunn; correct?

CHANCERY COURT REPORTERS

L. Lord - Cross	900

A. Yes.

Q. And the email begins — from Mr. Moloney begins, “As a follow-up to our meeting today we wanted to summarize our discussions and obtain your confirmation on next steps:”

Do you see that?

A. Yes.

Q. And if you can go down, the sixth bullet is “the company need not” — and “not” is underlined — “retain new counsel (Paul Weiss or anyone else) because the company is being dropped as a party from the litigation, rendering the issue moot.”

Correct?

A. That’s what it says, yes.

Q. And as a result of this strategy from Gibson Dunn, there is going to be no neutral counsel in connection with the stockholder meeting; right?

A. It could happen, yes.

Q. And there’s going to be no neutral counsel controlling the SEC filings?

A. I’m not sure I understand the legal connectivity here, but yeah.

Q. But you’d agree with me that in the absence of neutral counsel, there was going to be no

CHANCERY COURT REPORTERS

L. Lord - Cross	901

one at the company overseeing the oversight with the Court’s temporary restraining order; right?

A. We were all obligated to comply with the TRO. And it was up to us as directors and also with the corporate counsel to make sure that we abided by what — the TRO that the judge issued.

Q. Let’s talk about the TRO. On — the TRO was formally issued with a written decision on February 23rd.

Do you remember that?

A. I remember the issue, yes.

Q. And you actually met with Ms. Drake, General Chilton, Mr. Corcoran, and several other people to discuss the implications of the TRO, didn’t you?

A. I’m sure we did, yes.

Q. You met with them in a phone call on February 26th; correct?

A. I don’t have record of that, but if you show me something that says that, I’ll —

Q. Let’s bring up JX 830.

General Lord, these are notes that were produced by defendants with your name at the top. That’s your handwriting; correct?

CHANCERY COURT REPORTERS

L. Lord - Cross	902

A. That’s correct.

Q. And this actually came out of the deposition where I asked your counsel to produce your handwritten notes; correct?

You can strike that question.

This summarizes a meeting — it says “AR update - chaired by Eileen.”

Do you see that?

A. I do.

Q. And the attendees at this meeting included, as is shown here on the left, Eileen, and then it says Dan and Arjun.

So that’s the company’s CFO and the company’s general counsel; correct?

A. Right.

Q. As well as a team from Gibson Dunn, including Eduardo and Jim Moloney. Do you see that?

A. I do.

Q. And the very first thing that seems to be discussed substantively here is the Court’s ruling from the prior Wednesday.

Do you see that?

A. Yes.

Q. And the notes you wrote in describing

CHANCERY COURT REPORTERS

L. Lord - Cross	903

that ruling — right there it says — “Kick out Gibson/Dunn” is the very first description of the Court’s ruling.

Do you see that?

A. Right.

Q. So you understood the Court’s ruling was to remove Gibson Dunn as company counsel?

A. Yes.

Q. And then the very next bullet is February 28th: Come up with a slate or use company resources.

Do you see that?

A. Yes.

Q. And so the discussion was as of — you had an understanding at the time that February 28th was the advance notice bylaw deadline?

A. Yes.

Q. And so by February 28th, you had to come up with a slate or use company resources; that was the decision point?

A. Right.

Q. And the very next point is that the safer course says let’s go with TRO.

Do you see that?

CHANCERY COURT REPORTERS

L. Lord - Cross	904

A. I do.

Q. So you made a decision at that point to go with the temporary restraining order and comply with it?

A. Yes.

Q. And I want to go to the next page, and I want to talk about that safer course of compliance with the TRO.

The very top of that page says, “All assets. Can’t use all the advisors.”

Do you see that?

A. Yes.

Q. And that was your understanding of the Court’s order, that you can’t use the company’s advisors; right?

A. Right.

Q. And there was no doubt that you had already used the company’s advisors, including Korn Ferry; right?

A. I didn’t use Korn Ferry. But if you say they were used and there’s evidence to support that, then I can’t refute it.

Q. Well, let’s talk about the evidence because the very next paragraph in that note says

CHANCERY COURT REPORTERS

L. Lord - Cross	905

“Eileen - Korn Ferry,” and then gives a list of people.

Do you see that?

A. Yes.

Q. And those are the three people that Korn Ferry recruited for Ms. Drake to serve on her slate; right?

A. I think that’s not true.

Q. Well, Gail Baker at the top is on the slate; correct?

A. Right.

Q. And Debbie James, the last one, is on the slate; correct?

A. Right.

Q. And you knew you’d actually asked the Court for permission in defendants’ form of order to use the company’s advisors; right?

A. Well, I’m not sure that the company’s advisors were involved in this. Korn Ferry knows these people. And we, as a company, use Korn Ferry for the organization and compensation committee.

And I provided the names of Susan Helms and also Secretary James and others, to think about and certainly make calls over the weekend, not

CHANCERY COURT REPORTERS

L. Lord - Cross	906

on company time, not in deference — or not using any of the resources of the company, but to do that on noncompany time to see if we could provide individuals that would qualify and be part of the board going forward, the company slate.

Q. General Lord, do you remember the proposed temporary restraining order form of order that was submitted by the defendants prior to the February 23rd hearing had a paragraph, paragraph 9, that said the defendants — “The Plaintiffs and Defendants shall each be permitted to work with any advisors (including counsel, financial advisors and public relations firm) that may have represented the Company prior to the date hereof”?

Do you remember that that was in the defendants’ proposal?

A. I don’t remember specifically those words, but that’s true.

Q. And do you remember that that proposal was not accepted by the Court?

A. Yes.

Q. Let’s go to JX 511. I want to talk about the employees and the advisors and how they were used, General.

CHANCERY COURT REPORTERS

L. Lord - Cross	907

A. 501?

Q. General, 511. This is an email we talked about at your deposition.

And I’d like to focus specifically on the email right there in the middle of the page that was sent by Ms. Drake to the team at Gibson Dunn and Evercore; correct?

A. Hold on, let me get to 511. Okay.

Q. And I want to talk about the email from Ms. Drake describing — her subject is “Shareholder meetings.”

Do you see that?

A. I do.

Q. And I want to start with the second — the last line in the second paragraph. She’s complaining about a meeting with Vanguard that had been canceled. And in describing that meeting in that last line, she says, “Dan” — and that’s a reference to Dan Boehle, the company’s CFO; correct?

A. Right.

Q. “Dan was going to cover the Financials, then drop off call and I cover proxy.”

Do you see that?

A. I do.

CHANCERY COURT REPORTERS

L. Lord - Cross	908

Q. And you were aware that Ms. Drake was setting up these one, two calls with the CFO and herself to address the proxy statement; right?

A. To address the financial concern of stockholders about what was going on in compliance with the TRO.

Q. And you understood that the way these calls were being conducted, Dan Boehle would discuss the financials with the investors and then drop off the call?

A. Which was a process that had occurred in the past, long before this, to discuss with shareholders or stockholders the financials of the company if they had questions. Then Eileen would cover whatever else needed to be covered so that the — you know, the concerns and the operation of the business were satisfied to the — any shareholder questions.

Q. So you had a full understanding that Mr. Boehle was setting up these calls using company resources, Mr. Boehle was participating in these calls, and he was serving as the warm-up act for the proxy sell that Ms. Drake was selling; correct?

A. That’s too dramatic. What he was

CHANCERY COURT REPORTERS

L. Lord - Cross	909

doing was covering what he would normally cover as a financial — as a CFO would do, not as a warm-up act. I think that’s an overcall.

Q. And I want to go back to the first paragraph of that. It says, “Vanguard and Geode - both cancelled today. Vanguard responded that [we] ‘were just made aware of the TRO and wanted to discuss the meeting with their legal team before rescheduling.’”

Do you see that?

A. I do.

Q. “They also said they will delete company representatives from the call in the future.” Do you see that?

A. I do.

Q. So you understood that Vanguard had a problem with these kind of calls being in compliance with the TRO; right?

ATTORNEY KIRSCH: Objection, Your Honor. My friend here continues to ask questions without laying any factual foundation that he had any knowledge of these calls or what they would contain or who would be on it. I haven’t objected, but there’s a point at which it goes too far, respectfully.

CHANCERY COURT REPORTERS

L. Lord - Cross	910

THE COURT: You are objecting to the specific question that Mr. Barlow just asked at this point?

ATTORNEY KIRSCH: Correct.

THE COURT: Mr. Barlow, would you like to lay a factual foundation for that?

ATTORNEY BARLOW: I’d like to move on to the next question.

THE COURT: That’s fine. Thank you. BY ATTORNEY BARLOW:

Q. General Lord, you understood that Ms. Drake was setting up calls with stockholders using company resources, including the CFO, and then just having the CFO drop off so she could talk about the proxy; right?

A. Not true. Not true.

Q. Well, isn’t that — but didn’t you tell me the opposite at your deposition?

A. To me, the truth is that normal business, normal operation of the company, Eileen, Ms. Drake, the CEO of the company, would communicate with stockholders. And in a case where a — major shareholders.

In the case where Vanguard learned of

CHANCERY COURT REPORTERS

L. Lord - Cross	911

the TRO, they wanted to make sure — at least in terms of how this is written, they wanted to make sure they were in compliance with the process and they didn’t want to overstep their bounds as well by violating what our own judge has instructed us to do. So — I mean, to me, that’s a very reasonable question that they would ask.

And then to continue with normal business in talking to shareholders, I think, is part of the CEO’s duties. And to bring the CFO along for financial questions is also appropriate, not as a warm-up act, as you would say. I think that’s a real push.

Q. General Lord, I’m going to go back to the question. I asked you at your deposition — you can bring up page 203 at lines 4 to 11.

“Question: Do you understand that Ms. Drake was setting up calls with stockholders using company resources, including the CFO, and then just having the CFO drop off so she could talk about the proxy?

“The Witness: I see that, yes.”

Did I ask you those questions and did you give that testimony?

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L. Lord - Cross	912

A. You asked those questions, and that’s the way I answered that. “I see that, yes.”

“[D]rop off so she could talk about the proxy.” I don’t know what was meant by that overall encompassing statement “talk about the proxy.” What does that mean? That there’s going to be competing slates or what? I don’t understand. I don’t have knowledge of those conversations.

Q. General Lord, your understanding of the TRO was that people could use nonduty time to work on the —

A. My understanding of the TRO was you could not use company resources in support of being neutral, if you will, in the conduct of business.

Q. What you told me at your deposition was that you thought people could use nonduty time, like nights, weekends, whatever, to work on the proxy statement; right?

A. That’s what I would assume would be not using company resources.

Q. You wouldn’t assume that people would use company resources during the day to assist the proxy contest; correct?

A. That’s a logical summation, yes.

CHANCERY COURT REPORTERS

L. Lord - Cross	913

ATTORNEY BARLOW: If we could pull up JX 432.

Q. This is an email exchange at JX 432 of February 25th.

A. Okay.

Q. This is two days after the TRO was formally entered. And it is during Friday, February 20th, that John Schumacher, who you previously testified was the head of the Washington operations, sends his comments on the stockholder communication that morning; right?

A. Okay.

Q. Mr. Schumacher there at the top of page 2 sends “Suggested edits for your consideration.”

A. Okay.

Q. And later that weekday afternoon, Mr. Boehle then says — he adds “another edit on top of John’s with more color on [        ] pension plan management”; correct?

A. I see that, yes.

Q. So you understand that Mr. Boehle and Mr. Schumacher, with the knowledge of Ms. Drake, were actually commenting during company time on stockholder proxy materials; correct?

CHANCERY COURT REPORTERS

L. Lord - Redirect	914

A. That I cannot answer. I don’t know. I don’t know, you know, where the pension plan fits in the overall proxy contest materials, et cetera. These are valid questions, but I am not aware of where that is in the process.

ATTORNEY BARLOW: No further questions at this time. Thank you, Your Honor.

THE COURT: Thank you, Mr. Barlow.

Mr. Kirsch, any redirect?

ATTORNEY KIRSCH: Just a little bit, Your Honor. May I remove my mask?

THE COURT: Of course.

ATTORNEY KIRSCH: Thank you, Your Honor.

REDIRECT EXAMINATION

BY ATTORNEY KIRSCH:

Q. General Lord, if you recalled reviewing and authorizing the February 1st press release, would you just say so here today?

A. I did not.

Q. I’m saying, if you recalled it, wouldn’t you just say so?

A. I would have, yes.

Q. General, would you ever have knowingly

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L. Lord - Redirect	915

violated any Court order?

A. No.

Q. On any subject of any kind?

A. No.

Q. General, did there come a time that you believed that you, Ms. Drake, Mr. Corcoran, and General Chilton could speak for the company?

A. No, not specifically in the name of the company, no. We were not supposed to.

Q. Now, Mr. Lichtenstein, Mr. Henderson, Ms. McNiff, and Mr. Turchin were all conflicted, in your view, were they not?

A. That’s true.

Q. They had put forward a proxy slate in the name of the shareholders?

A. That’s right. Not the company, the shareholders. Didn’t follow the right, normal process of going through the nomination and governance process.

Q. Now, if Mr. Lichtenstein, Mr. Henderson, Ms. McNiff and Mr. Turchin had launched a proxy slate against the company, who is left to speak for the company?

A. We’re in a predicament for sure there

CHANCERY COURT REPORTERS

L. Lord - Redirect	916

because of what’s authorized and what can be done, yeah.

Q. And prior to the Court’s order, isn’t it true that you — excuse me — Ms. Drake, Mr. Corcoran, and General Chilton were the only parties you viewed as unconflicted?

A. Right.

ATTORNEY BARLOW: Objection, Your Honor. This whole series of questions has been leading.

THE COURT: Response?

ATTORNEY KIRSCH: Based on the testimony, I don’t think it’s leading, Your Honor, but I’ll move on.

THE COURT: I’ll allow it. But I agree with him, it’s borderline.

ATTORNEY KIRSCH: Thank you, Your Honor.

BY ATTORNEY KIRSCH:

Q. So at this time in — withdrawn.

In early February, is it fair to say that you and Mr. Corcoran and General Chilton had advice of counsel?

A. Yes.

CHANCERY COURT REPORTERS

L. Lord - Redirect	917

Q. And Ms. Drake as well; right?

A. Right.

Q. I want to pull up for a moment, please, JX 638, which Mr. Barlow did not show you.

If we go to the second half of the page, you’ll see an email from Mr. Wolters to Mr. Moloney, Mr. Kampani, Mr. Gallardo. You are not on it. It’s dated February 2nd, 2022.

Do you see that?

A. Yes.

Q. If we could just go to the second paragraph, do you see that Mr. Wolters has written: “I also will tell their counsel that although I was initially retained by company to advise all the outside directors re governance, I can’t advise the three dissidents on that now that they’re actively adverse and have their own counsel.”

Do you see that, General?

A. I do.

Q. Now, General, Mr. Lichtenstein had asked you and Ms. Drake and Mr. Corcoran and General Chilton — I’m sorry, not Ms. Drake — but you, General Chilton, and Mr. Corcoran to agree to a letter that he would sign for Steel Partners that would

CHANCERY COURT REPORTERS

L. Lord - Redirect	918

guarantee him his board seat irrespective of the result of the investigation; right?

A. That’s correct.

Q. And you’ve testified that he has not — he had not yet sat for his interview when he asked the other board members to lock him in; right?

ATTORNEY BARLOW: Objection, Your Honor. Same objection.

ATTORNEY KIRSCH: That’s not leading at all. I just asked if that was his prior testimony, respectfully.

THE COURT: I’ll allow it.

ATTORNEY KIRSCH: Thank you.

BY ATTORNEY KIRSCH:

Q. And am I correct you’ve testified that that very night Mr. Lichtenstein called you to ask you if you were on his team?

A. That’s correct, he did. He called me, and then I called him back because I wasn’t available when I got the first call. He said: Call me when you can. And I did.

Q. And, General, when you pledge your loyalty to the only people to whom it belongs, the shareholders, as you told us — am I correct that the

CHANCERY COURT REPORTERS

L. Lord - Redirect	919

next morning you found that Mr. Henderson, Ms. McNiff, and Mr. Turchin are on Mr. Lichtenstein’s team?

A. I did.

Q. But not you nor Ms. Drake nor Mr. Corcoran nor General Chilton; right?

A. That’s correct.

Q. And the four of you were not on any shareholder slate, were you, General?

A. We were not.

Q. And, again, the only unconflicted directors?

A. That’s correct.

Q. Did you believe in good faith, General, on February 1st that you, Ms. Drake, Mr. Corcoran, and General Chilton were the only unconflicted directors?

A. I did.

Q. Now, you were shown a moment ago JX 511 by Mr. Barlow — I’m sorry — JX 830. I had the wrong number.

A. 830?

Q. Yes. Thank you very much. I’m sorry. JX 511, please. I apologize.

CHANCERY COURT REPORTERS

L. Lord - Redirect	920

A. Got it.

Q. And you were asked a lot of questions about this email. Do you remember?

A. Yes.

Q. You’re not the author of the email or the recipient of the email, are you?

A. I am not.

Q. You are not even referenced in the email, are you, General?

A. I am not.

Q. General, do you recall Mr. Barlow, in these questions — did he ever ask you directly if you were aware of calls with shareholders, who was on those calls, and what those calls —

A. He never asked that directly, no, because I didn’t know.

Q. Now, let’s look at JX 830, please. These were handwritten notes produced by you.

A. 833?

Q. 830, please.

A. Okay.

Q. General, do you recall being asked about the note that said — in the middle of the page, it says: February 28th, come up with a slate or use

CHANCERY COURT REPORTERS

L. Lord - Redirect	921

company resources.

Do you see that?

On the screen it’s highlighted, I believe, General.

A. Okay.

Q. Do you recall Mr. Barlow asking you questions about that?

A. Yes.

Q. Am I correct he didn’t ask you any questions about the notation to the left: $20 million on table?

A. Right.

Q. And was your note, General, reflecting the fact that what had been up for discussion was whether or not the Court would permit a $20 million common fund to be used in connection with the proxy?

A. Right. That was, in fact, the question. That’s what that note, 20 million on the table, represents from my recollection. At the time we talked about that, the 20 million common fund, yes.

Q. And, General, taken together, the “$20 million on table” note and the note just to the right of it, were you saying in that note that there was any discussion about whether company resources

CHANCERY COURT REPORTERS

L. Lord - Redirect	922

would be used in violation of the Court’s order?

A. Never. Never. It was always —perhaps that’s the way that it was received in this environment, is with a common fund that we could draw on and use it in the course of the TRO.

Q. But once the TRO came down and the parameters were established, did you comply with them?

A. Yes, we did.

Q. And then Mr. Barlow asked you some questions about the email with — talking about shareholder calls. Do you recall that again?

A. Yes, I do.

Q. Do you recall he quoted your deposition selectively, asking you — pointing you to page 203 of your transcript at line 4 where he asks: “Do you understand that Ms. Drake was setting up calls with stockholders using company resources, including the CFO and then just having the CFO drop off so she could talk about the proxy?” And you answer: “I see that, yes.” Do you recall Mr. Barlow asking you about that?

A. Yes, I do.

Q. Now, I’ll represent that on the prior

CHANCERY COURT REPORTERS

L. Lord - Redirect	923

page of the deposition, Mr. Barlow is showing you what he marked as Exhibit 30 at the deposition, which was an email talking about — of which you are not an author, not a recipient, not discussed.

A. Right.

Q. So were you, at that time, when you were answering Mr. Barlow’s questions — I’m sorry — in the deposition when you were answering Mr. Barlow’s questions, were you agreeing with his characterization or just saying you see the document in front of you, what was marked as Lord Exhibit 30 at your deposition?

THE COURT: Mr. Kirsch, you are leading the witness. If you could be a little more careful in how you are framing the questions.

ATTORNEY KIRSCH: Not at all — I don’t mean not at all. I mean no problem.

THE COURT: Thank you.

ATTORNEY KIRSCH: You’re welcome.

BY ATTORNEY KIRSCH:

Q. General Chilton [sic], at the deposition, were you actually agreeing with Mr. Barlow’s characterization of the document?

A. No.

Q. Thank you.

CHANCERY COURT REPORTERS

L. Lord - Redirect	924

ATTORNEY KIRSCH: One moment, Your Honor.

Q. Finally, as the only unconflicted directors of the company, did you believe that what you were doing was in the best interest of the company?

A. Always.

ATTORNEY KIRSCH: Thank you. No further questions.

THE COURT: Thank you.

Mr. Barlow.

ATTORNEY BARLOW: Nothing to add. We call our next witness, Your Honor.

THE COURT: Thank you.

General, thank you very much for your testimony. I appreciate it. You are excused.

(Witness excused.)

WARREN LICHTENSTEIN, having first been duly affirmed, was examined and testified as follows:

ATTORNEY TIMMONS: Good afternoon, Your Honor. Brian Timmons from Quinn Emanuel.

May I remove my mask?

THE COURT: You may.

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	925

DIRECT EXAMINATION

BY ATTORNEY TIMMONS:

Q. Good afternoon. Could you please identify yourself for the Court.

A. I am Warren Lichtenstein.

Q. What do you do?

A. I am the executive chairman of Aerojet Rocketdyne, the executive chairman of Steel Partners Holdings, and the chairman of Steel Connect.

Q. We’ll come back to Aerojet in just a minute.

How did you get started with Steel Partners?

A. I graduated from the University of Pennsylvania in 1987, worked in New York City for a couple of years as a financial analyst. And in February of 1990, I started Steel Partners with $10,000 from my bar mitzvah and 600,000 from three individual investors. And we tried to buy a company that was publicly traded called Kinark.

Q. And what did that have to do with the name Steel Partners?

A. Kinark was a publicly listed company whose main business was hot-dip galvanizing steel,

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	926

which is how we got the name Steel Partners.

Q. At one point in time was Steel Partners considered an activist hedge fund?

A. We were a private investment partnership, and we did engage in activism. It wasn’t called activism at the time, but it is now.

Q. And is Steel Partners considered an activist hedge fund today?

A. No. Steel Partners is a diversified holding company listed on the New York Stock Exchange, where we typically own 100 percent of the businesses that we own.

Q. And would you describe your investment strategy at Steel Partners today as an activist investment strategy?

A. No. We do actively manage the businesses that we own, but we are not taking positions in public companies. And Aerojet is a position that we’ve owned for a long time.

Q. Before we get to Aerojet, what other companies does Steel Partners own?

A. Steel Partners has a number of different businesses, 12 or 13 manufacturing businesses that range from roofing fasteners to

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	927

actuators in motors. We also have a bank called WebBank, and we have a youth sport business called Steel Sports.

Q. How did you get involved in the youth sports business?

A. A number of years ago when I was in Los Angeles, my son was playing organized sports and I had the fortunate encounter to meet an individual named Tommy Lasorda. And we started the business to create a coaching system, which we helped design with people at the University of Pennsylvania, to help kids teach life lessons through sports and build character.

Q. Yesterday, some of us, myself included, were enlightened in the world of high fashion with Birkin bags, and I suspect there are people in the courtroom today who might not know who Tommy Lasorda is. Could you just explain for the Court who Tommy Lasorda was.

A. Tommy was a 20-year manager of the Los Angeles Dodgers, baseball’s ambassador, and somebody that I considered a very close friend and second father.

Q. Let’s turn to Aerojet.

When did Steel Partners become an

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	928

investor in Aerojet?

A. Aerojet was the old General Tire and Chemical. They divided into two: OMNOVA and GenCorp. And we decided to take an interest in GenCorp at the time. It was also a diversified conglomerate where we felt that the pieces were worth more than the whole, and we started buying shares in 2000. And I believe we went over 5 percent sometime in 2002.

Q. And how much in percentage terms does Steel Partners own today?

A. A little over 5 percent.

Q. Do you also personally own shares of Aerojet?

A. Yes, through a private holding company, and I also have a few hundred thousand shares that are in a rabbi trust.

Q. You say you first became an investor — or Steel Partners first became an investor in the early 2000s.

Did you ever sell any shares?

A. Very little, if any.

Q. Now, at one point it’s been reported that Steel Partners owned over 15 percent of Aerojet, but today you just testified that Steel Partners only

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	929

owns around 5 percent. If you didn’t sell any shares, can you explain to the Court how that happened.

A. Yeah. Over time, the limited partnership had redemptions, and we would give redeeming partners shares of what was then GenCorp, which is now Aerojet. And also over the years, Aerojet did convertible bond offerings and the share price appreciated above the price that the bond converted, and so the number of shares outstanding over the years has gone up considerably.

Q. At some point, Mr. Lichtenstein, did you become a director?

A. Yes.

Q. When was that?

A. 2008.

Q. There’s been some testimony about the circumstances that led to you becoming a director in 2008. The testimony has been that you did so by virtue of an agreement with the board at the time.

Is that accurate?

A. Yes.

Q. Was that arrangement subject to shareholder approval?

A. Eventually, the board was elected by

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	930

the shareholders and has been every year since.

Q. And at some point, did you become the chairman of the board of Aerojet?

A. Yes.

Q. When did that happen?

A. I think it was 2013.

Q. And what is your role there today?

A. I’m the executive chairman.

Q. Other than yourself, how many other directors are there?

A. Seven.

Q. And excluding you and Ms. Drake, the six directors have — the other six directors in this trial have been referred to from time to time as independent.

Are you familiar with that concept?

A. Yes.

Q. And there’s been a lot of testimony in this case about the business and personal connections you have with Mr. Turchin, Mr. Henderson, and Ms. McNiff.

Are you familiar with the evidence that’s been presented about that?

A. Yes.

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	931

Q. Mr. Lichtenstein, do you also have similar business and personal ties to Mr. Corcoran, General Lord, and General Chilton?

A. I do.

Q. For example, how did you meet General Chilton?

A. I believe that I met General Chilton through Tommy. He was a big Dodger fan, and I think we went to a baseball game at some point in time. Tommy had met General Chilton when General Chilton was going up on the space shuttle and called Tommy and said that he was going to light up the sky for him.

Q. By “Tommy” you are referring to Mr. Lasorda?

A. Yes.

Q. And how about General Lord, do you have any business or personal ties to General Lord?

A. General Lord, I believe, I met a number of years ago. We were looking for other generals to join the board. And General McPeak, who ran the Air Force, also a four-star general, was on the board and knew General Lord well, and we had spoken to him and met with him a number of times. And at some point in time, he met other directors and we

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	932

brought him as a candidate for the board, and he came on the board.

Q. Have you ever considered or have you ever been involved in any business transactions with General Lord?

A. No, but we had been looking at a transaction. He started a new company, and we have been in — I think we continue to look at making an investment of the company through Guggenheim.

Q. Do you have any understanding, Mr. Lichtenstein, as to why Ms. Drake has referred to Mr. Turchin, Mr. Henderson, and Ms. McNiff as conflicted directors since sometime early in 2021?

A. I think it was convenient for her. Q. Well, Mr. Lichtenstein, are you familiar with whether the company has ever made any determination with respect to these six directors’ independence?

A. I believe that every year they are deemed to be independent.

Q. Now, you mentioned that you had a role in recruiting some of the directors to the Aerojet board. Did you have a role in recruiting any other directors to the Aerojet board?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	933

A. I’d say that I had a role in recruiting all of the Aerojet directors to the board.

Q. Is recruiting directors to boards of your portfolio companies at Steel Partners something that you typically do?

A. Yes.

Q. And did you typically do that in the case of Aerojet as well?

A. Yes.

Q. Did you also recruit senior officers from time to time to Aerojet?

A. Yes, I did.

Q. Is that also something that you typically did from time to time?

A. Yes. I would say there were lots of senior people that were recruited over the years.

Q. Did you ever have — with respect to Aerojet, did you ever have a specific board directive to engage in those activities?

A. No.

Q. Now, when you would find a candidate for a senior executive position or a director position, did you have the ability to unilaterally appoint them?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	934

A. No. I would typically bring them to meet other members of the board, and then obviously we would get board approval.

Q. Now, there’s been testimony about how Ms. Drake came to be recruited by you, Steel Partners, initially to be the COO of Aerojet and then eventually became the CEO. I don’t want to spend too much time on that, but could you just describe, from your perspective, what transpired.

A. At the time I was looking for a COO for Steel Partners to help improve the operations with our continuous improvement program. And at the time the CEO, who is a great person and a great CEO, was having health issues. And I thought that it would be a good pivot if Eileen would come in to be COO of Aerojet with the hope that she would be able to take over the CEO position when Scott would retire.

Q. Can you tell us a little bit about —just to establish a little foundation, this is in what time period?

A. 2015.

Q. Can you tell us a little bit about what was going on with Aerojet at the time and what you were looking for in a CEO candidate?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	935

A. Yeah. In 2013, we almost doubled the size of the company by acquiring Rocketdyne. And there was a large integration plan that was adopted and needed to get executed upon, and so we needed somebody with strong operating skills. We were also going through a large ERP implementation, and we were going from 110 different systems down to one.

Q. And how did Ms. Drake perform with respect to the challenges the company faced at that time?

A. Very well.

Q. Now, when you hired Ms. Drake, were you the executive chairman?

A. No, I wasn’t.

Q. What was your role then? A. I was chairman of the board.

Q. When did you become the executive chairman?

A. Sometime in 2016.

Q. And why was that position created? A. I had conversations with the board, and they felt that there were items that needed to be overlooked and that they felt that I had the experience, which included strategy, recruitment, M&A,

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	936

capital structure, capital allocation — and felt that at the time it would augment the rest of the management team if I became an executive officer.

Q. Was there a perception at the time that Ms. Drake lacked those skills or experience?

A. Yes.

Q. And did that have something to do with you becoming the executive chairman?

A. Yes.

Q. Let’s put up on the screen in front of you JX 818.

While that’s coming up, Mr. Lichtenstein, were your duties and responsibilities as executive chairman delineated somewhere?

A. Yes. In front of us are the rules and responsibilities of the executive chairman.

Q. As part of your — let’s just look at it quickly. At the very first paragraph, just skipping down to the middle of that first paragraph, it says, “The Executive Chairman is accountable for overseeing the company’s performance with a strong focus on long-term value creation, while promoting and upholding the highest corporate governance standards.”

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	937

Do you see that?

A. Yes.

Q. It goes on to say, “The Executive Chairman works closely with the executive team and non-executive board members to insure open communication and coherent leadership of the company.”

Do you see that?

A. Yes.

Q. Did you have an understanding that that was an important role for you to fulfill as the executive chairman?

A. Yes.

Q. And then it goes on to say, “The Chief Executive Officer reports to the Executive Chairman.”

Do you see that?

A. Yes.

Q. Was that your understanding?

A. Yes.

Q. Did you have a responsibility for overseeing the performance of Ms. Drake as the CEO?

A. Yes, I did.

Q. Now, when she was first brought in and promoted to CEO, you were not in this role of executive chairman; is that right?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	938

A. That’s right.

Q. How did she react when you became the executive chairman and assumed these responsibilities?

A. She wasn’t happy about it. But we had lunch and we talked about it, and I thought that at that point in time we had had an understanding and a meeting of the minds.

Q. There’s been some testimony — I think even from Ms. Drake — that you had a pretty well-functioning professional relationship for the years up until 2020.

Would you agree with that?

A. Yes.

Q. Why don’t we go to 2020, then. Skip over that part.

A. Okay.

Q. In 2020, do you remember having a meeting with Ms. Drake and Mr. Lundstrom in July?

A. Yes, I do.

Q. By the way, who is Mr. Lundstrom?

A. He was a former chief financial officer of the company.

Q. What did you discuss at that meeting?

A. We discussed exploring alternatives to

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	939

a Lockheed transaction. At the time we were in the middle of COVID, and Lockheed had made indications which were not very interesting at the time. So we talked about their views and what they would like to achieve.

Q. Did Mr. Lundstrom share with you what he wanted to achieve professionally?

A. Yes. He wanted to be the CFO of a large multinational company, and if not, continue to work with me.

Q. And did Mr. Lundstrom go on to achieve that dream job?

A. Yeah. He left a couple of weeks later. So my guess is at the time he really knew what he was doing or he was at least in the middle of having conversations about leaving. He obviously was in the inner circle on the Lockheed talks so knew where we were with the discussions.

Q. Where did he end up going to?

A. He ended up going to Flex as the CFO, and he’s doing great.

Q. Is Flex a much larger company than Aerojet?

A. Yeah, Flex is about 28, $29 billion of

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	940

revenue worldwide.

Q. And what did Ms. Drake say about her professional goals at that meeting?

A. She wanted to get her change of control agreement and then be the CEO of another company.

Q. Did she already have a change of control provision in her employment agreement?

A. Yes. When she came on board, I think we gave her a change of control agreement and an employment agreement. And I think she is the only person in the company that has an employment agreement.

Q. What did you understand her to mean when — what did you mean when you said she wanted to get her change of control agreement?

A. She wanted to get the payout on the 25, 28, $30 million at the time.

Q. I see. Where did this meeting take place?

A. At my house.

Q. Was it common practice for you to have professional meetings at your house?

A. Yeah. I’ve worked out of my house my

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	941

whole life and have lots of meetings, and there’s staff and people coming and going.

Q. If Ms. Drake had raised any concerns with you about meeting there, would you have been willing to meet her somewhere else?

A. Sure. And we have met at other places.

Q. Where was the last in-person meeting you had with Ms. Drake?

A. The last meeting was a breakfast meeting at The Kettle, which is a diner in Manhattan Beach.

Q. And when was that, approximately? A. I think it was in November of 2020. Q. That was the last time you ever met with Ms. Drake in person, alone?

A. Yes.

Q. We’ve heard some testimony in this case about your relationship with Ms. Drake deteriorating in the fall during the Lockheed merger negotiations. Let me just ask you a little bit about that, Mr. Lichtenstein.

Did the company enter into merger discussions with Lockheed in the latter half of 2020?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	942

A. Yes. We started in February of 2020. Q. Why don’t you just explain very briefly how the discussions got started.

A. Sure. Sometime in January of 2020, the stock was rising. It was probably 52 or $53 a share. I had a discussion with Eileen asking what she thought we could do with the business. We had spent the better part of the prior year trying to acquire a billion-dollar UK-listed company that we ultimately weren’t able to do.

The long and short of it is that she felt that all of the juice was squeezed out of the lemon and couldn’t take much more cost out of the business and couldn’t grow it. And we decided that maybe we should explore alternatives, which would include a sale of the company.

Q. Are you familiar with a gentleman by the name of Rick Ambrose?

A. Yes.

Q. Who is that?

A. Rick Ambrose was senior vice president of Lockheed. He ran one of their four business segments. And he’s the one that I called in February of 2020.

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	943

I typically called Rick from time to time to see if I could convince Lockheed to sell us ULA. ULA is a joint venture between Boeing and Lockheed. And Boeing and Lockheed could never typically agree. And during the conversation, I pivoted the conversation to say: Well, if you are not going to sell us ULA, then why don’t you buy Aerojet. And after you buy Aerojet, you’ll have a much better opportunity to buy Boeing’s half of ULA.

Q. Can I just interrupt you, Mr. Lichtenstein. Was Ms. Drake participating in those initial discussions with Mr. Ambrose?

A. No.

Q. At some point did Ms. Drake get assigned to be the point person to lead the negotiations over the merger?

A. Yes.

Q. And approximately when did that happen?

A. That probably happened in end of March, beginning of April.

Q. Okay. There’s been a lot of testimony in this case about disagreements that you and Ms. Drake had over some of the — over the negotiation

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	944

process and some of the merger terms. And I don’t want to go back over that in great detail, but I do want to get your perspective at a high level.

Can you just identify for us some of the disagreements that you can recall you had with Ms. Drake?

A. Well, I’ll start with price. When we first started having the conversations and when the conversations with Lockheed began in February, the shares hit an all-time high of 57 and change. Then COVID hit, and the share price went down pretty dramatically.

And so they were working pretty closely with Citi. They put together various decks, had conversations, made management presentations with Lockheed. Lockheed signed an NDA. And then we ultimately, you know, went to get the price from them. And I think the first price they offered was 47.50. And after that we were talking about terms, not just price, and I wanted a whole variety of terms in the merger agreement.

Q. Before you get on to the other terms, I just want to spend a second more on price.

Before the negotiations began, did you

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	945

have an expectation of what the appropriate price should be?

A. Yeah. I thought we would be able to get $65 a share.

Q. And did you have any discussions with Ms. Drake about that number?

A. Yes. And I heard the testimony yesterday, too. And ultimately I offered, both in Birkin and in Kelly, if she was able to get something that had a 6 in front of it.

Q. I was going to get to that. I interrupted you. I think you were going to talk about some of the disagreements you had over terms other than the price. Can you describe, again very briefly, what some of those terms were.

A. Sure. I mean, most importantly was a reverse break fee. If, for whatever reason, Lockheed walked away from the deal, they would pay us.

Secondly, we needed the ability, which we didn’t get, to force them to litigate with the FTC if the FTC came down and was trying to block the deal. There are a whole host of other terms I can get into as well.

Q. She testified yesterday that one of

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W. Lichtenstein - Direct	946

the things you were pushing for was an alternative transaction, something called a Dutch tender offer.

Are you familiar with that?

A. Yes.

Q. Were you, in fact, asking Ms. Drake and the bankers to consider an alternative transaction to the merger?

A. Yeah. I wanted to explore all alternatives, including a repurchase of the convertible debt, repurchase of stock, Dutch tender, self-tender.

Q. Why would a repurchase of the company’s convertible bonds or its stock be good for Aerojet shareholders?

A. At the time — it was the first time that we were able to call the convertible bonds. And if we were able to buy stock, buy bonds back, it assumed prices. And if the company had hit the budgeted numbers over the forecasted period, it would have resulted in a significantly higher stock price.

Q. Have you done those calculations?

A. Yes.

Q. Do you have any idea what the stock price would be today if you had done that transaction?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	947

A. Yeah, I think about — the forecasted price was about $85 a share.

Q. And just to be clear, is a Dutch tender offer the same thing as what you were describing, purchasing the convertible bonds and purchasing the company’s stock?

A. A Dutch tender offer is a little bit different. You say we are going to spend $400 million and buy back stock between 40 and 44, and the shareholders get to decide what price they want to sell their shares at.

Q. And when you were having these conversations with Ms. Drake about this alternative transaction, did she have difficulty understanding?

A. I don’t think that she fully understood the mechanics. But at the end of the day, what would happen is the company would have gone from having a billion dollars of cash to not having a billion dollars of cash because the cash would have been used to buy back the debt and the equity.

Q. Would this alternative transaction have benefited Steel Partners in some way that would not have benefited other shareholders?

A. No. Our share price — our stock

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would have appreciated along with all the other shareholders.

Q. Now, did you ultimately get advice from the bankers that you couldn’t viably pursue this alternative?

A. We could have. There would have been the disclosure that would have required that we let the shareholders know that Lockheed had made a bid.

Q. And so did you agree with them not to pursue this alternative transaction?

A. Yeah. But at that point in time we were still in discussions with Lockheed.

Q. Why didn’t you want to disclose to shareholders that Lockheed had made a bid or expressed some interest in the company?

A. We would have had we gone down the route of going for the convertible bond buyback and the share buyback.

Q. So as I understand it, Lockheed made an opening offer of $47. I think that’s what you said a little while ago; is that right?

A. I think it was 47.50.

Q. 47.50. Was that a firm offer?

A. No.

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Q. What was your reaction?

A. It was way too low.

Q. Were you opposed to telling the board about this offer from Lockheed?

A. No. I had conversations with the board members. It was something that I just didn’t want to bring to the board formally to ask for approval on because it was such a lowball offer and I knew that the negotiations were going to continue.

Q. And did they eventually continue and the price come up?

A. Yeah, eventually we struck a deal at $56 a share.

Q. In that intervening period, did you ever suggest to the bankers or employees at Aerojet that they should artificially manipulate financial models in order to justify a price?

A. No.

Q. Did you hear the testimony yesterday from Ms. Drake about that?

A. Yes.

Q. Can you explain?

A. Yes. A number of things happened. One is that the management team lowered their

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projections twice in a short period of time. But at the same time, the bankers used a specific formula in order to give a fairness opinion. And in that they used a specific discount rate. I wanted them to show the calculation so that the board could see the sensitivity analysis using different discount rates and different weighted average cost of capital.

Q. Got it.

Now, Mr. Lichtenstein, as you pushed Ms. Drake to negotiate for harder terms, how did she react?

A. She didn’t like it.

Q. Did you have some disagreements? A. Yes. I think it was disagreements on how to negotiate, what to negotiate, and when to negotiate.

Q. And how did she react, other than not liking it? Can you be a little bit more specific.

A. She would push back and ultimately say they are not going to do that, they are not going to do this. And I come from the school of, you know, if you don’t ask, you are never going to know. And certain things should be important, like a reverse break fee.

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Q. Now, did these disagreements take place both in one-on-one meetings between you and Ms. Drake and at the board level?

A. Yes.

Q. Did any of the disagreements ever become heated?

A. No.

Q. Did you ever shout at Ms. Drake?

A. No.

Q. Did Ms. Drake ever threaten the company with anything?

A. Yes.

Q. Can you describe that?

A. It was reported to me that in a meeting — that she went to the board and said: If you don’t engage in this transaction —

ATTORNEY MARGULES: Objection, Your Honor. The question was what happened. He’s testifying about a meeting that he didn’t attend. So this is just pure hearsay.

And I apologize for taking off my mask without permission.

THE COURT: That’s fine. You are welcome to when you are speaking.

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Response?

ATTORNEY TIMMONS: The testimony has already been admitted, Your Honor. It goes to his state of mind about her intentions and what she was planning to do. And, as he said, this is what was reported to him, so I think it’s clear.

ATTORNEY MARGULES: If it’s being offered solely for the witness’ state of mind, I will withdraw the objection. But the question was asking about the truth of the hearsay.

THE COURT: And I understand the context in which he’s speaking. You are welcome to ask him about it on cross. I’ll allow him to continue testifying. Thank you.

ATTORNEY MARGULES: Thank you, Your Honor.

ATTORNEY TIMMONS: Thank you, Your Honor.

BY ATTORNEY TIMMONS:

Q. You may proceed.

A. She also said that she would leave and take her management team with her.

Q. Now, did you ever follow up with Ms. Drake to find out what her intentions were with

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respect to remaining as CEO if the merger didn’t go through?

A. No. The only one I spoke to about the conversation was Arjun.

Q. Did any other directors on the board have any conversations, as far as you know, with Ms. Drake about that subject?

A. I don’t know.

Q. Does the company engage in routine succession planning on an annual basis?

A. Yes.

Q. Can you just describe that process quickly?

A. Yes. Ultimately I’d say it’s a combination of the org and comp committee, senior management, Eileen, as well as HR who put together a deck which lists all of the senior employees, pretty much how long they’ve been with the company, years of experience, and their potential successors and when that successor would be ready or how long it would take them to be ready and their risk of staying or leaving with the corporation.

Q. Did the board delegate this function to one of the board committees?

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A. Typically, the org and comp.

Q. Let’s look at JX 47. If you look at the very front of JX 47, Mr. Lichtenstein, you can see that it’s an email — at the top of the page is an email from Andreas Wagner to Ms. Drake.

Do you see that?

A. Yes.

Q. And then attached is a slide deck.

Do you see that?

A. Yes.

Q. Was this — and then if you look at the very first page of the slide deck, it says “Talent Review and Succession Planning Board of Directors - October 2020.” Do you see that?

A. Yes.

Q. Did you receive a copy of these slides in connection with the board meeting in October of 2020?

A. Yes.

Q. And if you flip over the page —actually flip down a few pages to page 8, the top of the page says “Potential Successors for CEO Leadership.”

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Do you see that?

A. Yes.

Q. And the first person there listed is “[Ms.] Eileen Drake, CEO and President. Time in Role: 5.4 years.”

Do you see that?

A. Yes.

Q. In the column to the right, it gives her experience in the industry and expected timing, and then it says “Risk of Departure.” Do you see that?

A. Yes.

Q. What is the risk of departure? A. Meaning what are the odds that the person is going to leave the company?

Q. And how is that determined?

A. I think they ask the person.

Q. What did you take this to mean, given that there was no information provided?

A. That it was unclear whether she would commit to stay or she would leave.

Q. Was Ms. Drake’s future intentions ever discussed, as far as you know, during the remainder of 2020?

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A. No. I think sometime in November we had made the decision that we were going to move forward with the Lockheed transaction.

Q. Now, eventually there was a merger agreement that was signed with Lockheed; correct?

A. Yes.

Q. Did the board approval that merger?

A. Yes.

Q. Did you vote in favor of it?

A. Yes.

Q. You voted in favor of it notwithstanding the fact that it didn’t contain some of the terms that you had been pushing for?

A. Yes.

Q. Can you explain that?

A. Given what was transpiring at the company, I felt that it was in the best interest to stockholders at that point in time to approve the deal.

Q. Now, you, as executive chairman — strike that.

As the executive chairman, did you receive any compensation?

A. Yes.

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Q. In what form?

A. Typically performance-based shares or share equivalents.

Q. Was your compensation as the executive chairman all performance based?

A. Typically.

Q. You say “typically.” Did something change in 2020?

A. Yes. In 2020, there were issues with what’s called 280G, which is an esoteric tax issue. That happened if — when a change of control. And the org and comp committee made the decision to accelerate people’s unvested shares, share equivalents, but also to pay them in advance for 2021 in order to accelerate 2021’s income into 2020.

Q. So were you paid in a form other than stock?

A. Yes. I was paid in cash.

Q. Was that your decision?

A. No. I would have preferred the stock.

Q. And did that affect other —executives other than you?

A. Yes.

Q. Now, going back to your decision to

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vote in favor of the merger, you understood at the time that you would be losing — strike that.

What was going to happen to the executive chairman role if the merger went through?

A. It would go away.

Q. So you understood at the time, didn’t you, Mr. Lichtenstein, that your compensation for that role would go away as well; correct?

A. Yes.

Q. And can you explain, then, why you voted in favor of the merger?

A. Because I had $250 million worth of stock and I felt it was in the best interest of all the shareholders and certainly our investment included.

Q. So your compensation — did your compensation as the executive chair play any factor at all in your decision as to whether or not to approve the Lockheed merger?

A. No. I was very happy to move forward with the Lockheed merger.

Q. In fact, is the compensation you receive as executive director material to your overall financial net worth?

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A. No.

Q. So again, staying for a few more minutes, focusing on your relationship with Ms. Drake. Let’s move into the year 2021 after the merger had been approved. Did your relationship with Ms. Drake improve?

A. No, it didn’t.

Q. What happened?

A. I would say that at some point in time she refused to meet with me without anybody present, meaning a phone call as well. Fast-forward a little bit longer, she refused to meet with me at all, including one-on-one. And I would say that the relationship continued to deteriorate.

Q. Did there come a point in time in the first half of 2021 when the board sought to try to de-escalate the tension between the two of you?

A. Yes.

Q. What happened, as far as you know? A. I think that the independent members of the board met and they assigned General Lord to the task to come and have a conversation with Eileen and then with me to see if it would be okay if he played some sort of liaison role.

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Q. Now, was it your idea for the board to meet with Ms. Drake and try to de-escalate tension?

A. No.

Q. Did you ask anybody to do that?

A. No.

Q. At this point in time,

Mr. Lichtenstein, even though you were having a difficult time in your relationship with Ms. Drake, had you made any decisions about whether the board should consider replacing Ms. Drake?

A. Yeah, that wasn’t the right time to do it. What we needed to do is move forward and try to get through with the Lockheed transaction.

Q. Were you still in favor of the Lockheed transaction?

A. I still am.

Q. Is it still a possibility?

A. Not right now.

Q. So moving forward, then, in the summer of 2021. Let’s focus on the August, September time frame.

At that point in time, what was management telling the board about the probability of the FTC approving the Lockheed merger?

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A. Management was telling us that the Lockheed deal was going to happen and there was very little doubt in their minds that it wouldn’t.

Q. Did you have any concerns at that time that it might not get approved?

A. Yes.

Q. What were those concerns based on? A. There were various articles. I would speak to various people within the industry that I thought were very smart and very knowledgeable. There was an exchange transpiring between Chairman Khan with the FTC, as well as Senator Warren. And there was Raytheon, who is also one of our biggest customers, who was lobbying pretty hard for the transaction not to go through.

Q. What was happening with respect to the Aerojet stock price?

A. The Aerojet stock price was trading at a very significant discount to the deal price. And if you looked at that and risk adjusted it and handicapped it, you knew that there was a probability that the transaction would not go through.

Q. So in light of these elevated concerns you had, did you ask management or the board to engage

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in any contingency planning?

A. Yes.

Q. Just to be clear, what did you mean by “contingency planning”?

A. I think it’s a whole host of things from who wants to stay, who wants to go, what people were at risk. There were a whole bunch of people that had had retention agreements. It was unclear to the board what people that had retention agreements had left the company already and what people had stayed.

There was also an issue that engineers were being approached by some of the other rocket manufacturers, like Blue Origin and SpaceX. And then there were operational issues that needed to be dealt with as well.

Q. I’ll come back to the operational issues in just a second.

What was management’s reaction to your request to engage in some contingency planning in the event the Lockheed merger fell through?

A. I was told we could not engage in contingency planning, that it would be a violation of the Lockheed merger agreement.

Q. And did that make any sense to you?

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A. No.

Q. Did you believe that engaging in contingency planning was in the best interest of shareholders?

A. Yes.

Q. And did you continue to ask management and the board to engage in contingency planning?

A. Yes, I did.

Q. Now, you mentioned there were some operational issues that you were thinking about at that time. What were the operational concerns that you had at that time?

A. They were — there were multiple. The first thing that comes to mind is that there was a fire at the RL10 engine that they didn’t know what the root cause was and they were having difficulties delivering the engine to the customer. And we had a very large task due and our on-time delivery was terrible.

Q. So in response to these concerns, did you do anything other than ask the board and management to engage in contingency planning?

A. I’m not sure I understand.

Q. Well, did you ask management for

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information about these operational issues?

A. Yes. I started asking more and more questions trying to get more reports. Every month I would get a financial report and an ops report, but there were other things that the management team had. I wanted to have meetings with the head of space and the head of defense. I did actually have a meeting with the head of space, and he gave me a pretty good download on what was transpiring there. And the space business started bleeding cash to a number that I had never seen before.

Q. And were you able to get the information that you were seeking from management?

A. Not all of it.

Q. Did you express any frustration to any of the directors or management about your inability to get the information you were seeking?

A. Yes.

Q. What was their response?

A. I’d say that eventually a number of board members were very supportive and thought that we should engage in contingency planning immediately, and other members thought that we should just wait. I think there was still a big hope that the Lockheed

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deal would close. We were originally supposed to close in the fourth quarter of 2021. But eventually I think that the board did adopt the mindset that the company did need to engage in contingency planning.

Q. Now, again, I had asked you this question before. In the first half of 2021, but focusing on this time period in 2021, had you made any decisions about whether the board should consider replacing Ms. Drake?

A. No.

Q. Nevertheless, did you have conversations with parties out there in the industry about the possibility of identifying senior leadership candidates in the event that positions would become available if there had been no merger?

A. I did in the early part of the year. In the later part of the year I didn’t.

ATTORNEY TIMMONS: Thank you. Your Honor, this a good time to take a break?

THE COURT: This is a great time. Why don’t we take our afternoon recess for 15 minutes. I’ll see you back then.

(Recess taken at 3:01 p.m.)

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(Resumed at 3:17 p.m.)

THE COURT: Please be seated.

ATTORNEY BAYLISS: Your Honor, I just have a brief update on time. With Your Honor’s permission, we are — it’s possible that the testimony will last up until 5:00, which would mean that we need to address housekeeping after 5:00. If that’s okay with Your Honor, we’re happy to proceed that way.

If, on the other hand, Your Honor would prefer to try to get the housekeeping out of the way so that everyone can leave the courtroom at 5:00, we might have to sort of scale back our estimates of the witness’s testimony.

THE COURT: It would be my preference to allow you to continue the testimony until 5:00. If you go a little bit past 5:00, I will forgive you that. I want this trial to be done today, and then we can talk about housekeeping briefly after that.

ATTORNEY BAYLISS: Perfect. Thank you very much, Your Honor.

THE COURT: Thank you, Mr. Bayliss.

ATTORNEY TIMMONS: Your Honor, may I proceed?

THE COURT: You may proceed.

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BY ATTORNEY TIMMONS:

Q. Mr. Lichtenstein, I’d like to turn now to the events in late January of 2022 that immediately precipitated this lawsuit.

So taking you back to the first couple of weeks of January 2022, were you having discussions with individual board members about the company adopting a slate?

A. Yes.

Q. Who did you talk to?

A. I spoke to Mr. Corcoran, Mr. Turchin, Ms. McNiff; everybody except for Eileen.

Q. And approximately when did these conversations begin?

A. Sometime in the middle of January.

Q. And why were you having conversations with directors in the middle of January about adopting a company board slate?

A. Because I felt that the company needed stability in the event that there was no Lockheed transaction. And the board, some members were engaged, some members were not engaged. And I was preparing for the worst, “worst” meaning that, you know, there would be no Lockheed transaction.

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Q. Were you also aware at the time that the advance-notice bylaw had a deadline for shareholders to submit nominations?

A. Yes. That was early February.

Q. The deadline was early February?

A. Yes.

Q. Was it February 5th?

A. Yes.

Q. Was that a factor that was on your mind at the time as well?

A. Yes.

Q. And in these individual conversations you were having with directors, what did they say?

A. I think that I walked them through that — what I thought was going on with the company and that I felt that if we were able to come together — I asked each one of them whether they wanted to stay on the board or not, and if they also understood that Steel Partners could and would nominate its own slate. In the event that it did, would they like to be on the Steel Partners slate as well. I think that I probably did an okay job explaining it all.

Q. What was their initial reaction?

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A. The initial reaction was all very positive. Everybody wanted to stay on the board. I think that certain people wanted to think about it longer but, ultimately, the only one that didn’t want to stand for reelection was Tom Corcoran.

Q. I’ll get to Mr. Corcoran in just a second.

Mr. Lichtenstein, there’s been some testimony in this case about some impropriety for not having gone through the governance committee.

Who was on the governance and nomination committee at the time?

A. Corcoran, McNiff, Turchin, and Henderson.

Q. Why didn’t you go through the governance and nomination committee?

A. I had conversations with each of the directors. They all knew what was going on. And I felt that the whole board would be able to move forward together.

Q. And were all of the directors that you were contemplating for the slate at that time incumbent directors?

A. Yes.

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Q. Let’s talk about Mr. Corcoran for a second. Why did your proposal not include Mr. Corcoran?

A. I had numerous conversations with him, and, ultimately, he wanted to be able to make his own decision. He asked me if, given that we’ve had a 20-year relationship, I would give him time to think about it, which I did. And ultimately he sent me an email saying that he would, for personal reasons, not stand for reelection.

Q. Now, there’s been some testimony that you pressured Mr. Corcoran to resign. Is that accurate?

A. No, I never asked Tom to resign.

Q. Did you recommend that he resign?

A. No, never.

Q. Did you recommend that he not run for reelection?

A. Yes.

Q. Why?

A. I felt, during my conversations with him, that his focus and energy level wasn’t what it needed to be if we were going to go forward. And I also felt that he would ultimately have a conflict of

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interest because he’s on the board of L3.

Q. Can you explain that a little bit more.

A. It’s a bit complicated, but he’s a director of L3. He’s getting various information that could conflict with Aerojet Rocketdyne, and he’s made comments to the effect that he has knowledge but he can’t share that knowledge with me. And, ultimately, if we were to decide to move forward with the sale of the company, L3 could be a potential buyer.

Q. Got it.

Mr. Lichtenstein, did your request that he not run again have anything to do with the pending internal investigation?

A. No.

Q. What was your understanding of Mr. Corcoran’s role with respect to that investigation?

A. He was one of six nonmanagement members of the board, but he was also the liaison between the other five nonmanagement members and the attorneys at Weil Gotshal.

Q. Did you understand him to have any special decision-making authority with respect to the

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outcome of the investigation?

A. No.

Q. When did you expect the investigation to wrap up?

A. I really didn’t know, but I was hopeful that it would wrap up before the annual meeting. And I knew that I was going to have my interview at the beginning of February, and I was hoping it would wrap up shortly thereafter.

Q. At that point in time, when did you expect the annual meeting to occur?

A. In May.

Q. Did you ever — in those conversations with Mr. Corcoran, did you ever suggest that the investigation stop?

A. No.

Q. Did Mr. Corcoran ever suggest to you that it would be problematic for him to not run for reelection, given the pending investigation?

A. No, but he did say that he wanted to see the investigation through.

Q. And did you ever suggest that he not see the — stay on the board until the investigation was completed?

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A. No.

Q. So I want to just focus — well, let me just ask you. So had you taken kind of an informal poll of the directors to assess whether or not they supported this concept of the company adopting a slate of all seven?

A. Yes.

Q. Everybody except for Ms. Drake?

A. Yes.

Q. And then did you, in fact, schedule a board meeting to conduct a formal vote on this?

A. Yes.

Q. When was that?

A. January 24th.

Q. And was Ms. Drake invited to that board meeting?

A. Yes.

Q. Did she attend?

A. Yes.

Q. And was the company’s — strike that.

Was your proposal for the company to adopt a slate of these seven directors adopted by the board at that meeting?

A. No.

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Q. Can you tell us what happened.

A. We had the meeting and there was discussion. Ms. Drake came in; she didn’t like the fact that we were doing this in January and not in February. Corcoran came in and told for the first time, I believe, the rest of the board that he was not going to stand for reelection for personal reasons. And there was discussion that ensued, and, ultimately, we decided to adjourn the meeting and try to have it a few days later.

Q. Who was recommending that the meeting be adjourned for a few days?

A. I did.

Q. And was — did you actually schedule a subsequent meeting?

A. Yeah, I think that we set up a meeting for Thursday.

Q. And in that intervening period before the next meeting could occur, did you continue to have discussions with the individual directors about the company slate?

A. I don’t remember.

Q. Did you at some point come to learn that General Lord and General Chilton had begun to

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change their mind?

A. I think that at the discussion at that meeting, they wanted to understand what was going to happen and whether we could wait until the investigation was done to do all of this. But I don’t believe that they fully understood what the nomination deadline meant.

Q. Now, up until that point in time, or when they had originally — strike that.

When you had the original discussions with them and they had indicated their willingness to support this company slate, did they mention to you at the time any concerns about doing so in spite of the fact that there was this pending investigation?

A. No.

Q. Did General Lord ever mention that to you?

A. No.

Q. Did General Chilton?

A. No.

Q. But between the January 24th meeting and the January — the meeting that you had scheduled for January 27th, had they come back to you and expressed that view?

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A. Somewhere along the line — and I thought it was in the Monday call that there was discussion about it. But it was never, you know, we would not like to be on the slate, given the timing.

Q. Focusing on the January 24th board meeting, was Ms. Drake in favor of this concept?

A. No.

Q. Other than Ms. Drake, were all the other directors generally supportive of the board adopting its own slate?

A. Yes.

Q. If the board had approved of the company adopting a slate at that January 24th board meeting, would we be here today, Mr. Lichtenstein?

A. No.

Q. And would — if the company had approved adopting a slate at that January 24th board meeting, would the investigation have continued to run its course?

A. Yes.

Q. Would the outcome have been any different?

A. I don’t think so.

Q. Have you seen any evidence — strike

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that.

Mr. Lichtenstein, have you been following this trial?

A. Yes.

Q. And have you seen any evidence in this case that Ms. Drake and her lawyers at Gibson Dunn were telling directors that by agreeing to be on this company slate, they would be breaching their fiduciary duties?

A. Yes.

Q. Do you have any information to suggest — strike that.

Do you have any evidence to suggest that General Chilton and General Lord decided not to adopt this company slate for reasons other than the advice they were getting from Gibson Dunn?

A. I don’t know.

Q. And just to be clear, is Gibson Dunn Ms. Drake’s counsel? Is that your understanding?

A. They are today.

Q. At the time, was Gibson Dunn representing Ms. Drake?

A. I believe, at the time, Gibson Dunn was representing the entire board, or should have been

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anyway, and the company.

Q. Who was responsible for engaging Gibson Dunn, do you know?

A. I think Arjun, originally.

Q. And who did Arjun report to?

A. Eileen.

Q. Eileen, Ms. Drake?

A. Drake.

Q. Let’s focus, let’s go on a little bit in the time period after that January 27th meeting.

What happened after — well, up until the January 24th board meeting, was the merger still on?

A. Yes.

Q. Was it still pending FTC approval?

A. Yes.

Q. Was management still telling the board that they believed the FTC would approve the merger?

A. Yes.

Q. Then what happened on February 25th?

A. On February 25th, the FTC announced they were not for the deal.

ATTORNEY TIMMONS: Can we put up JX 142, please.

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Q. I may have misspoke. You have Exhibit 142 in front of you?

A. It’s on the screen.

Q. This is the announcement by the FTC that they were suing to block the Lockheed Aerojet merger; correct?

A. Yes.

Q. And what day did that occur?

A. I believe it was on the 25th of January.

Q. That was the day after the January 24th board meeting; correct?

A. Yes.

Q. How did getting this news affect your thinking about the company at the time?

A. It was bad news, to say the least. But there were other things transpiring, many things transpiring simultaneously. And this just was something else that we needed to deal with as a board and as a management team.

Q. Did it exacerbate your concerns about the condition of the company?

A. Yes.

Q. Did it decrease the probability, in

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your view, that the merger would go through?

A. Yes.

Q. Now, what else was going on at this time with respect to the company and its operations? Did you have any other concerns about anything else?

A. Yes.

Q. Can you just describe what was going on at the time.

A. Yeah. We had just finished the year-end. I would say that we were still having quality problems. We were still having problems with getting engines out the door. The space business had burned through about $120 million of cash for the year. I would say that, from an operational perspective, we were underspending pretty significantly on things like B&P and IR&D or CapEx or overhead.

The attrition rate was through the roof. We had lost 800 people that year. We had rehired 700 and change, but we had never had an attrition rate like that before.

I’d say we had significant C-suite turnover between 2020 and 2021. There was issues with our customers. Three of our biggest customers,

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anyway, were not happy. You know, Boeing came out in the news the other day as Raytheon’s CEO was publicly against the deal and recently talked about how they needed to have people at our factory because we weren’t delivering engines to them.

From a financial perspective, I would say the depletion of cash was something that I had never seen in the company before. And we were lucky that there was regulatory changes in both pension and taxes that allowed us not to pay in close to $100 million of what otherwise would have been paid into the pension plan and the government. So there was a big discrepancy between reported earnings and cash. And that transparency was never brought to the level of the board.

Q. Now, in light of the fact that the FTC had decided to sue to block the merger — strike that.

Mr. Lichtenstein, did you have some understanding of what would happen to Aerojet’s stock price if the merger were definitively called off?

A. Yes. It would go down. I didn’t know how far down it would go. Obviously, there’s a premium built in for a deal, or could be. But I think that going down was the answer.

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Q. Thank you.

Now, with respect to these operational and financial challenges that you just identified and the concerns that you had raised back in the fall of 2021 about the need for contingency planning, had the company developed a contingency plan by this point in January to address these issues?

A. No.

Q. We heard testimony this morning from Mr. Boehle, the current CFO, that the company had, in fact, developed a contingency plan, and I think that was offered into evidence as JX 116.

Did you see that testimony?

A. Only part of it.

ATTORNEY TIMMONS: Can we put JX 116 up.

Q. Did the Aerojet board have a board meeting in December of 2021?

A. Yes.

Q. Was the subject of contingency planning discussed?

A. Very superficially.

Q. Did you, as board members, receive this slide deck?

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A. Yes.

Q. Did you review it?

A. Yes, I did.

Q. Did you, as a board, discuss it at that December board meeting?

A. Yeah, and the sense that I got from the board is that it was woefully inadequate.

Q. Can you elaborate on that.

A. That it was a very superficial plan, with no details and tons of gaps, and there was no specificity — no specific information in there.

Q. In your view, did it address these operational and financial challenges that you were seeing in January of 2022?

A. No.

ATTORNEY TIMMONS: We can take that down.

Q. And how did that — again, going back to that week of late January, in that time period, early February, how did that affect your concern about the need for stability at the board?

A. It increased my level of concern.

Q. Did you continue to have discussions with directors about adopting a company slate?

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A. I’d say that that stopped in the last week of January.

Q. Well, at some point did you — did you get the sense from talking to the directors as to how they would vote, if you were going to call for a vote?

A. Yeah. I didn’t think that, given that point in time, there was a meeting of the mind, and I felt that we had a divided board.

Q. Okay. And so on January 28th, Steel Partners, as a shareholder, elected to nominate a slate. Is that right?

A. Yes.

Q. Why did Steel Partners do that?

A. Because we had a nomination deadline looming and we needed to move forward.

Q. When you say “we,” now you’re talking about Steel Partners needed to move forward?

A. Well, Steel Partners had a deadline, but I think the company also needed to move forward. And, ultimately, we couldn’t be left in this situation where we were not taking action, given that there was a lot going on.

Q. Had you informed the directors that if they couldn’t get to an agreement on a company slate,

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Steel would exercise its rights as a shareholder to nominate a slate?

A. Yes.

Q. So when you nominated the Steel slate, did you also make it clear to the directors that you were still hoping to reach an agreement with the board over a company slate?

A. Yes. As part of the nomination, as part of the letter, you know, we had said that, you know, if we can come to an agreement, Steel would withdraw its nominees.

Q. Why don’t we look at JX 173.

For the record, this is an email from Joseph Martin to Mr. Kampani dated January 28, 2022.

Do you have that in front of you?

A. Yes.

Q. And who is Joe Martin?

A. Steel Partners’ general counsel at the time.

Q. And he says in this email, “Attached [    ], please find a letter notice [of the] SPH Group Holdings [    ] (‘Steel Partners’), addressed to your attention ...,” and then he goes on, he talks about the slate that Steel Partners has proposed.

CHANCERY COURT REPORTERS

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But then he goes on, in the bottom paragraph, and says, “Understanding that AJRD has not yet determined its own slate of directors, Steel Partners hopes that an agreement can be reached between Steel Partners and AJRD regarding the composition of that slate. In such an event, Steel Partners would withdraw its own nomination notice.”

Do you see that?

A. Yes.

Q. Can you just explain what the intent was of Steel Partners with respect to this concept?

A. Yes, that we could continue discussions, and if there was an agreement, that Steel Partners would withdraw the nomination notice and we’d go back to having a company slate.

Q. And did Steel Partners actually propose an agreement with Aerojet by which the company would adopt its own slate?

A. Yes.

Q. Let’s look at JX 151. There’s been a fair amount of testimony on this already. And Mr. Corcoran and General Lord and General Chilton have said that they believed that, by virtue of this letter agreement, you would be securing your position on the

CHANCERY COURT REPORTERS

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board as a director regardless of the consequences of the ongoing investigation.

Was that consistent with your understanding?

A. No.

Q. Was that your intent?

A. No.

Q. If the independent committee had concluded at the end of its investigation that you should be removed as executive chairman, was there anything in this agreement that would have prevented that?

A. No.

Q. And did you have further discussions with directors about this agreement?

A. Yes.

Q. Did you make it clear to them that if the board had determined not to recommend you at the shareholder election, that shareholders could have — sorry, Steel Partners could have selected somebody else?

A. Yes. We were requesting the right of substitution, so that in the event that I was not going to be on the board, then Steel Partners would

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have the right to designate one director.

Q. And was it your understanding that all of this would have been subject to the shareholder ratification at the upcoming election?

A. Yes.

Q. Did you see this as a conflict of interest?

A. No.

Q. Why not?

A. I don’t think that I was any more or less conflicted than anybody else, and I felt that everybody knew what was going on and everybody had all the information.

Q. Did you believe this gave Ms. Drake the right to determine which side of the company you were on at that point?

A. No.

Q. You mentioned that there was this board split that had developed. Did the board meeting that you had noticed for January 7th take place?

A. I’m sorry, what date?

Q. January 27?

A. No, it didn’t.

Q. Was there a later meeting that was

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scheduled?

A. I believe that the next board meeting that took place was sometime in February.

Q. And throughout that — between January 27th and the next board meeting, did you continue to have discussions with individual directors in an effort to reach an agreement?

A. Yes.

ATTORNEY TIMMONS: Why don’t we put up — we have a demonstrative, Your Honor, that we sent around last night. I think it’s PX No. 1.

Can we just put that up.

Q. Mr. Lichtenstein, do you have that timeline in front of you?

A. Yes, I do.

Q. So you can see, as we’re getting close to the February 5th advance-notice bylaw deadline, that it appears that there is a board meeting that takes place on February 4th.

Do you see that?

A. Yes.

Q. And there is a meeting of the independent directors that took place on January 30th.

Do you see that?

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A. Yes.

Q. And there’s been some testimony in this case from the independent directors about what happened at that meeting. I won’t go into it.

You didn’t attend that meeting, did you?

A. No.

Q. But you did attend the meeting on February 4th; correct?

A. Yes.

Q. And was there anything — did anything change with respect to the board split that had developed during this intervening period?

A. The meeting that took place on the 30th, I thought that there was a meeting of the minds. After that, I believe that whatever meetings of the mind they had changed. It’s my understanding that that’s a point in time when certain attorneys that were supposed to be representing all of the nonmanagement directors began having meetings with other directors, to the exclusion of others.

February 1, that resulted in a press release that the company disclosed information that was supposed to be privileged and confidential.

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And then February 4th we had a board meeting where there were two resolutions, and neither one passed.

Q. I’ll come back to the press release in just a second. I just want to clarify one thing.

When Steel nominated its own slate, you included — Steel included three directors in addition to the four Aerojet incumbent directors; is that right?

A. Yes.

Q. Who were those three directors?

A. Joanne Maguire, Amy Nelson, and Heidi Woods.

Q. Can you just describe, generally, at a high level, what their backgrounds are and why you chose them?

A. Sure. One was a commercial banker that has good experience with banking, credit facilities, and the capital markets.

One has been in the defense business, both on Wall Street and within various companies, including L3 and CAE, for a number of years.

And one was a very senior — Joanne Maguire — executive for Lockheed Martin for many,

CHANCERY COURT REPORTERS

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many years who just received, you know, the lifetime achievement award from the Space Foundation. And we had met her a number of years ago about potentially coming on the board of Aerojet, and she’s a superstar.

Q. Thank you.

Mr. Lichtenstein, were you aware that the company — were you aware of any obligations, legal obligations, the company had if it continued to operate in California with respect to the board composition?

A. Yes.

Q. What were the — what did you understand them to be?

A. Well, until recently, we needed to add another female and potentially a person of diversity. And I actually broached the topic sometime in the fourth quarter with Tom Corcoran, and he knew and knows one of the nominees from his time as being a director of L3. Subsequently, the law has changed and the requirements no longer exist.

Q. Is this something that you had in mind when you were advocating for contingency planning back in the fall of 2021?

A. Yes.

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Q. Now how did Steel go about choosing these candidates?

A. I had known each of them, and I thought that each of their backgrounds would be very good for the company to help us get through this period of time, all of their knowledge and experience and their energy levels.

Q. Did Steel Partners use any company resources in identifying these candidates?

A. No.

Q. Did Steel Partners use any of Aerojet’s advisors in identifying these candidates?

A. No.

Q. Or getting them to agree to join your slate?

A. No.

Q. Did Steel Partners use any of the company’s employees in identifying these candidates or getting them to join your slate?

A. No.

Q. Did Steel Partners use any confidential information that belonged to Aerojet in order to recruit these directors, these candidates, to its slate?

CHANCERY COURT REPORTERS

W. Lichtenstein - Direct	994

A. No.

Q. Have you made any communications, Mr. Lichtenstein, with any of the Aerojet shareholders acting in the name of the company, Aerojet?

A. No.

Q. Now, you mentioned this press release. Let’s go back to February 1st. There’s been a lot of testimony about the press release. I’m not going to dwell on it now.

But you sent an email on the morning of February 1st to Aerojet’s general counsel, Arjun Kampani, didn’t you?

A. Yes.

Q. And what did you ask him in that email?

A. I asked him to please circulate any press release that was going out to the members of the board.

ATTORNEY TIMMONS: Why don’t we pull that email up. JX 225.

Q. Mr. Lichtenstein, in that email, you asked Mr. Kampani to make sure that the company provides any draft press releases to you and the board to review before they go out. Is that fair?

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W. Lichtenstein - Direct	995

A. Yes.

Q. Why did you do that on the morning of February the first?

A. I forget who told me, but somebody told me that there was a threat that if we didn’t withdraw our nominees, that the company would disclose the existence of the investigation.

Q. Now, did you believe at the time that management had the ability to make that determination on its own?

A. No.

Q. Did you believe that a minority of the board could make that determination on its own?

A. No.

Q. So when you saw the press release come out not long after you sent this email, were you surprised?

A. Yes.

Q. What did you do about it?

A. Picked up the phone and called the attorneys.

Q. Did you follow up with Mr. Kampani and ask for an explanation?

A. I did.

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Q. Did you ever get a response?

A. No, I didn’t.

Q. Did you check with all the other directors to see if they had authorized the press release?

A. I asked, but I never got an answer.

Q. Mr. Lichtenstein, as one of the largest shareholders in Aerojet, and somebody who has been a director of the company for over 15 years and somebody who was serving at the time as the executive chairman, how did you feel when you saw that press release in the name of the company?

A. I was very surprised and disappointed.

Q. Did you have an understanding, in your discussions with counsel and other members of the board, about whether the subject of the investigation was to be treated confidential?

A. Yes. My understanding was that it was supposed to be treated confidential always and that it was privileged.

Q. Mr. Lichtenstein, just going forward in time, we talked about the February 4th board meeting. There’s been testimony about that where each side proposed competing resolutions. The resolutions

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W. Lichtenstein - Direct	997

you proposed were the resolutions we put on the screen here several times. What was your understanding of the objective of those resolutions?

A. One of the resolutions was that of neutrality; that without majority board approval, nobody could use the resources of the company -- which included, obviously, cash, people, so on and so forth.

The other resolution was a resolution to form a special committee with three of the directors -- Lord, Chilton, and Corcoran -- that would effectively give them all of the powers of the board.

Q. Which resolution did you propose?

A. I proposed the one with neutrality.

Q. Who proposed the other resolution?

A. I believe it was Chilton, Lord, and Corcoran.

Q. Now, Mr. Lichtenstein, subsequent to that, you filed a lawsuit in this case seeking a temporary restraining order; is that right?

A. Yes.

Q. And just, again, in your own terms, what is it you were trying to achieve in this lawsuit?

A. I was trying to get them, them -- I was trying to make it so that the members of the board

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could not use the company’s resources without a majority of the board and that the officers of the company had to remain neutral unless they were instructed or it was voted on by a majority of the board that they could act otherwise.

Q. Are you opposed to the other directors participating in the slate of another shareholder against you at an election?

A. No.

Q. What are you hoping to achieve with this lawsuit with respect to the election?

A. Create a level playing field and, ultimately, corrective disclosure, so that the shareholders understand what’s transpired and what should have been disclosed and what should be disclosed, and then let them vote on who the stewards of the company should be going forward.

Q. So -- thank you.

Now, moving forward in time, even after this lawsuit was filed and pending, did you continue to do what you believe to be was your job as the executive chairman of the board in managing the affairs of the company?

A. Yes, I continued to review what’s

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going on in the company to try to get the information that I need to make informed decisions. I continued to try to share what I learned with the other directors of the company. And I’ve actually tried to call a board meeting so that we could actually discuss all of the business of the company, which is very important to discuss, given what’s transpiring within the business itself. But, sadly, that hasn’t happened.

ATTORNEY TIMMONS: Can we put up JX 507.

Q. Do you have that in front of you Mr. Lichtenstein?

A. Yes.

Q. Again, for the record, this is an email from you, dated March 18th, to General Chilton, General Lord, looks like all of the members of the board. And the subject says, “Note on February Financial Package.”

Do you see that?

A. Yes.

Q. Can you describe what this was?

A. Yes, after I got the February financial package and ops package, my level of concern

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did not go down. We ended the year with 700 million of cash, and the company blew through 142 million of cash in two months. And I think they went through 140 million in January alone.

There continued to be underspending in various aspects that the company just must continue to spend capital on, including R&D and CapEx. And the attrition rate in January was through the roof. February as well. And the number of outstanding positions continued to increase to almost 400.

It was also learned that there were millions and millions of dollars spent on fees and expenses related to the Lockheed transaction that were not budgeted for. And that certain people, you know, including the C suite, continued to leave or had given notice.

Q. Thank you. At the bottom of your email, it looks like you identify for the board a number of concerns relating to finances and operations. You say, “Additionally, I would like to point out that a handful of emails I have sent have gone unanswered by management.”

Do you see that?

A. Yes.

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Q. Were you — do you believe that because you filed this lawsuit, somehow management is excused from providing you with the information you need as a director to fulfill your duty of oversight?

A. No. I believe that every director has the opportunity to ask questions and get answers.

Q. And do you feel that management has been forthcoming in responding to your request for information?

A. No.

ATTORNEY TIMMONS: Just one more quick topic and then, if I could, Your Honor, I’d just reserve a few minutes for redirect, if necessary.

THE COURT: That’s fine.

Q. Mr. Lichtenstein, can you go to —well, there was some testimony — I want to go back in time for a second to the merger negotiations in the fall of 2022. Ms. Drake testified yesterday that one of the disagreements you had with her was whether the merger should have been structured as a stock deal versus cash deal.

Did you see that testimony yesterday?

A. Yes.

Q. She testified that you wanted a stock

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deal because that would have benefited Steel Partners.

Do you recall that?

A. Yes.

Q. She said that this, in fact, supported her comment in her May 10th memo as to why you lacked integrity.

Do you recall that?

A. Yes.

Q. Did you ask her and the bankers in the fall of 2020 to consider a stock versus a cash deal for the merger?

A. Yes.

Q. Why?

A. Because I thought it would be better for the shareholders.

Q. Can you explain that? Why?

A. Because a stock-for-stock transaction is tax-free for those shareholders who are taxable entities. And a cash deal, depending upon what somebody’s basis is — meaning if they bought a share of stock for 10 and they sold it for 40, they’d have a gain on 30 and would have to pay short- or long-term capital gains.

Q. Were you pushing for a stock deal for

CHANCERY COURT REPORTERS

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some special benefit to Steel Partners?

A. No.

Q. Did you hear Ms. Drake’s testimony about the Hermes Birkin bag and that you offered a Birkin bag if you could have gotten a deal done in stock versus cash?

A. Yes.

Q. Was that accurate?

A. Not at all.

Q. Did you offer her — and I apologize to the ladies, I’m probably butchering the name — the Birkin bag?

A. I offered a Birkin and a Kelly.

Q. I don’t know what a Kelly is either. And for what? In exchange for what?

A. In exchange for getting the shareholders a deal that started with a 6, meaning 6-0, $60 a share, not at $56 a share.

Q. The offer didn’t have anything to do with getting a deal done in stock versus cash?

A. No.

Q. Now, she made a reference to a slide deck for the board that had been prepared and a request from you that you remove some information from

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W. Lichtenstein - Direct	1004

that slide deck.

Do you recall that testimony?

A. Yes.

ATTORNEY TIMMONS: Let’s look at JX 886. That’s the slide deck that I think she was referring to.

Q. Just for the record, the front of this is entitled “Agenda Aerojet Rocketdyne Holdings [] Meeting of Board of Directors October 24th, 2020.”

Do you see that on the front page?

And then it says on the front page “Appendices,” and under item No. 3 it says, “M&A Update Appendix.”

Do you see that?

A. Yes.

Q. What appears to be attached is a slide deck entitled “Project Meissa.” What was Project Meissa?

A. That was a transaction between Aerojet and Lockheed.

Q. If you flip over to the first page, it says, “Follow-up Topics.” By the way, who prepared this slide deck?

A. It was either Citi or Evercore or

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W. Lichtenstein - Direct	1005

jointly.

Q. Do you recall getting this slide deck sometime in the fall of 2020 in connection with the board meeting?

A. Yes.

Q. And if you look at item No. 1, it says, “Discuss the difference in value in cash versus stock transaction or a mixed transaction.”

Do you see that?

A. Yes.

Q. Item No. 2 says, “Discuss the tax implications between a stock and cash transaction.”

Do you see that?

A. Yes.

Q. And then I think this is sort of a high-level summary. If you flip over the page, the next page, page number 2, there are some additional topics that are identified. And item No. 8 says, “What about a reverse break fee?”

Do you see that?

A. Yes.

Q. Is that — I think you have to speak in the microphone. Sorry?

A. Yes.

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Q. Is that something you had been recommending?

A. Yes.

Q. Is this something that you asked the bankers to explore?

A. Yes.

Q. If you look at item No. 9, there’s a reference there to the ticking fee.

Do you see that?

A. Yes.

Q. Is that also another term that you were pushing Ms. Drake to negotiate for?

A. Yes.

Q. All right. Now, if you flip through the deck, back to page 9, there’s a summary page. There we go.

ATTORNEY TIMMONS: Back one, Rich. That’s it.

Q. You with me, Mr. Lichtenstein?

A. Yes.

Q. So the summary page has three columns, and the title of this is “Aegis Shareholder Tax Sensitivity to an M&A Transaction.”

Do you see that?

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W. Lichtenstein - Direct	1007

A. Yes.

Q. Who is Aegis? What was that a reference to?

A. I believe Aerojet.

Q. Okay. And does this appear to be some analysis of which type of shareholders would benefit from a stock transaction versus a cash transaction?

A. Yes.

Q. And what is the — the first column says percentage of shareholders. 7.2 percent would be highly sensitive; 48.3, moderate.

What does that tell you about the number of shareholders that would benefit from a stock transaction, based on this analysis?

A. Over 50 percent.

Q. Okay. And then, if you look over in the right-hand upper quadrant column, there’s something called “Shareholder Type,” and it says “Strategics and Insiders.”

Do you see that?

A. Yes.

Q. And there’s a footnote there next to “Insiders,” and if you look at the footnote at the bottom, it says, “Includes Steel Partners.”

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W. Lichtenstein - Direct	1008

Do you see that?

A. Yes.

ATTORNEY MARGULES: Excuse me, Your Honor. I apologize for interrupting. I’m not sure how much time Mr. Timmons wants to reserve, but by my count, I think he’s got about two minutes left if we’re going to finish at 5:00.

THE COURT: Mr. Timmons, do you want to wrap up.

ATTORNEY TIMMONS: I’m going to wrap up soon, but by my count, I still have five minutes for redirect, so 12 minutes left, so we’ll work that out, Your Honor.

THE COURT: I defer to you-all on that.

ATTORNEY TIMMONS: I’m about to wrap up.

BY ATTORNEY TIMMONS:

Q. Mr. Lichtenstein, looking at that footnote at the bottom left-hand corner, “Includes Steel Partners.”

Do you recall having a discussion with Ms. Drake about whether or not this — that footnote was accurate?

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W. Lichtenstein - Direct	1009

A. Yes.

Q. Was it — let me back up a step. Was Steel Partners — would Steel Partners have benefited from this transaction if it had been a stock transaction versus a cash transaction?

A. Steel Partners was indifferent to a stock transaction or a cash transaction.

Q. And why was that?

A. Because Steel Partners has NOLs that shelter the gains.

Q. I see. So when you were advocating for her to consider a stock transaction, why were you doing that if that wouldn’t have benefited Steel Partners?

A. Because I thought it would benefit many of the other shareholders of the company.

Q. So given the fact that Steel Partners was indifferent to a stock versus a cash transaction, was that footnote number 1 on page 9 of this presentation to the board accurate?

A. No.

Q. And is that why you told Ms. Drake to take it out?

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A. Yes.

Q. Did she comply with your request?

A. I don’t think so.

ATTORNEY TIMMONS: Thank you, Your Honor. I’ll pass the witness.

THE COURT: Thank you, Mr. Timmons.

Mr. Margules.

ATTORNEY MARGULES: Your Honor, may I proceed?

THE COURT: You may.

CROSS-EXAMINATION

BY ATTORNEY MARGULES:

Q. Good afternoon, Mr. Lichtenstein. I think this is the third way your name has been pronounced in the course of this trial.

A. It’s Lichtenstein.

Q. It’s the New York pronunciation, not the Philadelphia pronunciation.

You testified on direct that it was never your intent to secure your position on the board come what may; correct?

A. Yes.

Q. And you testified on direct, as well, that as of January 30th, there was a meeting of the

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minds — I apologize.

ATTORNEY MARGULES: Excuse me, Your Honor. I gave Your Honor two copies, but one is missing one of the exhibits. I thought you’d give it to the clerk, since they don’t really count down right.

THE COURT: That’s fine. Just let me know if you’re referencing an exhibit that’s not in my binder and I’ll pull it here.

ATTORNEY MARGULES: There are a few.

May I approach, Your Honor? I have copies of the deposition transcripts as well.

THE COURT: You may.

ATTORNEY MARGULES: I apologize for being a little overeager.

BY ATTORNEY MARGULES:

Q. I think I was starting to ask you, you also testified that as of January 30th, there was what you described as a meeting of the minds on the seven member slate, all of the incumbents except for Mr. Corcoran; right?

A. Yes.

Q. And you had proposed a contract that would provide for that; right?

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W. Lichtenstein - Cross	1012

A. Yes.

Q. And the contract was between the company and Steel Partners, right, or the proposed contract?

A. Yes.

Q. And you said that your understanding was, or at least your intent was, that if for some reason the board decided not to nominate you, that was okay as long as Steel Partners would have the right to fill your slot with another designee; correct?

A. Yes.

Q. Let’s take a look at Joint Exhibit 151. That is in the small book I handed up to you, but we’ll put it up on the screen as well.

Can you identify this as the contract that you proposed?

A. Keep going, please.

Q. Let’s go to the next page, please.

Is that the contract you proposed?

A. Yes.

Q. Let’s take a look at the second paragraph of this contract. The second paragraph lists this two-member slate — this seven-member slate; right?

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A. Yes.

Q. And it lists you by name; right?

A. Yes.

Q. And it says nothing about Steel Partners being able to nominate another person if for some reason the board decides not to proceed with you; right?

A. Yes.

Q. And, in fact, it says the board will use its reasonable best efforts to add two diverse candidates. That’s the only flexibility in terms of board members; right?

A. Yes.

ATTORNEY MARGULES: And if we go down to the fourth paragraph, let’s highlight that.

Q. It says, “The parties agree that money damages would not be a sufficient remedy for any breach or threatened breach of this agreement, and that the claimant(s) will suffer irreparable harm and be entitled to seek and obtain equitable relief, including by way of injunction, temporary restraining order and specific performance ...” as well as other remedies, blah, blah, blah.

You see that language there?

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A. Yes.

Q. Did you read this contract before you sent it over to the board?

A. Yes.

Q. Did you understand that the contract says nothing about substituting another Steel Partners designee if the board decides not to go forward with you?

A. Yes.

Q. And did you understand that this contract meant that if the board took you off the slate, you could seek an injunction, damages, specific performance, and any other remedy you wanted?

A. No.

Q. That’s not your understanding?

A. That’s a little too legalese for me.

Q. Fair enough. Did you ever propose --did you ever send an amended proposed written agreement?

A. No. My understanding is that was what was supposed to be drafted by Mr. Wolters, who never drafted it because he came up with resolutions instead of an agreement.

Q. Well, you learned that Mr. Wolters was

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not — you learned that at least three of the independent directors were not willing to accept any contract; right?

A. No, that’s not my understanding.

Q. All right. Well, Mr. Wolters — you learned that Mr. Wolters was advising the committee that they needed to protect themselves in the event that, as a result of the investigation, there was cause to take you off the slate; right?

A. I don’t know what Mr. Wolters said to the committee, and I believe that his conversation happened on Sunday night, the 30th. My understanding at that point is that he was supposed to come back with an agreement — you’re referring to it as a contract. I’m assuming we’re saying the same thing --and that that agreement was supposed to not be resolutions, which is what ultimately came back.

Q. I understand you don’t like the word “contract.” But did you understand that the agreement was to be binding?

A. Yes.

Q. And, in fact, that was the whole purpose of having a written agreement, right; that they would have no flexibility to take you off?

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Right?

A. No.

Q. Isn’t it the case that you wanted an agreement because — to prevent the board from changing its mind?

A. Yes.

Q. Now, you knew that there were directors who might want to take you off the slate depending upon the results of the investigation; correct?

A. Yes.

Q. And on January 30th, you said that you didn’t know what Mr. Wolters was telling the committee?

A. I don’t know exactly what Mr. Wolters said to the committee.

Q. Let’s take a look at Exhibit 190. It should be in your binder, sir. Do you have it?

A. I’m going to use the screen, if you don’t mind.

Q. You can use anything you want.

Do you recognize this as an email chain in which you participated in the end of January? Do you see your name at the top there? Do you see the

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name Warren Lichtenstein?

A. Yeah. I’m trying to see the ordering, whether I’m supposed to be reading from top down or bottom up.

Q. You’ve never seen an email chain printed out before?

A. I’m not very good with them.

Q. Why don’t you take a look at the paper rather than attempting to burn the clock here. Take a look at the third page.

A. What’s the number? 190?

Q. It’s still 190. Take a look at the third page at the top. Do you see that that’s an email that Mr. Henderson sent to you on January 30th?

A. Yes.

Q. And you see where he writes to you, “Jeff” — that’s Jeff Wolters; right?

A. Yes.

Q. “[W]as preparing a motion for tonight to protect the investigation. After a conversation on what exactly that meant I called Jeff.”

Do you see that there?

A. No, I got to find it.

ATTORNEY MARGULES: Can you highlight

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that, please, Mr. White. It’s the last sentence of the first paragraph. Thank you, sir, or last two sentences.

Q. Do you see it?

A. Okay.

Q. And then he writes, “Jeff told me he felt the board needed to protect themselves from agreeing to a slate and then having a negative outcome from the investigation.

” Do you see that there?

A. Yes.

Q. And then, Mr. Wolters sent some proposed resolutions; right?

A. Yes.

Q. Can you take a look at Exhibit 219, please.

Do you recall having seen these resolutions that are attached as 219?

A. Yes.

Q. And if we turn to the resolutions, which are the second page, the second paragraph from the end, the penultimate paragraph. “Resolved, that the Board retains the authority to reconsider the inclusion of any person on the proposed slate in light

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of the results of the Company’s pending investigation or any other matter.”

Do you see that there?

A. Yes.

Q. That was not acceptable to you, was it?

A. No.

Q. Did you say it would be acceptable if you amended the language to permit Steel Partners to propose to designate somebody to take your slot if you were not on the slate?

A. No.

Q. And do you recall on February 4th, thereabouts, Mr. Corcoran, General Chilton, and General Lord proposed some resolutions that would provide for a creation of a special committee which would be comprised of them?

A. What’s your question?

Q. Would you like to have the court reporter read it back to you, sir?

A. Please.

(The court reporter read back as requested.)

A. Yes.

Q. And could you turn to Exhibit 274,

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please. Do you have it?

A. Yes.

Q. Do you recognize this as an email chain in which you participated, which attached the original version of the proposed special committee resolutions?

A. Yes.

Q. Now, you looked at — we’ve seen a different version, a later version of the resolutions, but let’s look at what’s attached here.

Can we turn to the third page of the document. Do you see these resolutions, it provides for a special committee of Corcoran, Chilton, and Lord, who are not on the SPH slate, to exercise all authority of the board in response to the SPH slate on behalf of the company, including a slate of directors and communications with stockholders, engagement of advisors, approval of agreements with SPH and other matters.

Do you see that there?

A. Yes.

Q. And there’s nothing here about dealing with the merger; right?

A. No.

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Q. And there’s nothing here about dealing with any other matters of board authority other than dealing with the SPH slate; right?

A. Yes.

Q. Did you advise anybody that you would — that you were — would accept this resolution?

A. No.

Q. Did you advise anybody in connection with the later version that if it went back to this version, that you would be okay with a special committee?

A. I don’t believe so.

Q. Did you have a conflict of interest when it came to voting on this resolution that we have in front of us?

A. No.

Q. It’s the case, isn’t it, that you don’t recall any instance in which any lawyer advised the board on the question of whether you or any other director on the board had a conflict of interest in dealing with matters relating to Steel Partners; correct?

A. Is there a document you can show me?

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Q. I could show you your deposition, if you’d like.

A. Sure.

Q. Take a look at page 297. I’m sorry, 295 to 296.

Do you recall being deposed on May 9th?

A. I enjoyed every minute with you.

Q. Well, I apologize, I enjoyed it less because it was my wife’s birthday and I caught hell when I got home. I should say I caught heck when I got home.

A. Well, you missed the game also.

Q. I did. I joined it late anyway.

Do you recall being asked questions and being given answers?

A. Yes, I do.

Q. And you did it under oath?

A. Yes.

Q. And did you understand that you had an obligation to be truthful?

A. Yes.

Q. Did you answer questions truthfully?

A. Yes.

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Q. All right. So let’s look at 295,beginning at line 19.

“Question: Did the board receive any advice from any members with whether you had a conflict of interest in connection with the vote to create a special committee to deal with the Steel Partners slate?

“Answer: I don’t recall.”

ATTORNEY TIMMONS: Your Honor, I have a pending objection.

ATTORNEY MARGULES: Mr. Timmons objected to the form.

ATTORNEY TIMMONS: Your Honor, the reason for the objection is that potentially it calls for a legal conclusion, speculation. There’s no foundation.

ATTORNEY MARGULES: Your Honor, I asked whether he received advice on the subject. I didn’t ask for the advice. And, in any event, I think Your Honor has already held that advice given by board lawyers is not privileged, cannot be, that that’s not a basis for assertion of a privilege in this trial.

THE COURT: Are you asking him today whether he received the advice and looking to see

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whether that’s consistent with what he testified to at his deposition, or are you asking him to disclose the legal advice?

ATTORNEY MARGULES: I’m asking him whether any lawyer has ever advised the board on the subject of whether he or any other director had a conflict of interest in dealing with matters relating to Steel Partners.

ATTORNEY TIMMONS: Your Honor, if I may, that’s not what the question — that’s not what the question said exactly. If he’s asking about company counsel, then I’m okay with it. I think there was some ambiguity about whether it was company counsel or Steel Partners’ counsel or other counsel to Mr. Lichtenstein.

THE COURT: Would you like to clarify that, Mr. Margules.

ATTORNEY MARGULES: Your Honor, the question is: Did the board receive any advice? That’s the question. And that’s the question I’m asking now. That’s the question I’m reading. That’s the question he answered at his deposition.

THE COURT: And you — Mr. Timmons instructed him not to answer at his deposition.

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ATTORNEY MARGULES: No. In fairness to Mr. Timmons, when I asked about the board advice, he answered the question. When I — I then said have you gotten advice from any lawyer. At that point, Mr. Timmons objected. Again, I think it was an inappropriate — it is not a proper objection because I simply asked if he had received advice on the topic. I didn’t ask for the substance. And I’m not asking for the substance.

THE COURT: I am comfortable with that.

Mr. Timmons, is anything further you’d like to say?

ATTORNEY TIMMONS: That’s fine, Your Honor.

THE COURT: Thank you. You can proceed.

BY ATTORNEY MARGULES:

Q. Do you recall being asked that question and answering “I don’t recall”?

A. Yes.

Q. Now, of course, this is May 9th, right, your deposition?

A. Yes.

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Q. All right. Now, did you see Mr. Henderson’s testimony?

A. Not all of it.

Q. Did you see when Mr. Henderson testified that he thought you had a conflict of interest when it came to dealing as an Aerojet director on matters relating to Steel Partners?

A. No.

ATTORNEY MARGULES: I would just direct Your Honor to page 96 of the trial testimony.

Q. In any event, there’s an agreement as of today.

A. Where is that?

Q. There’s an agreement as of today that between Steel Partners — between all of the directors, of which you are a party, that none of them will buy any stock of Aerojet Rocketdyne until after the record date for the annual meeting; correct?

A. Yes.

Q. And have you complied with that agreement?

A. Yes.

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Q. And as part of that agreement, if anybody buys stock after the record date but before the meeting date, they will not purchase the right to vote that stock through a proxy or any other assignment; correct?

A. They will not — I’m not sure.

Q. Okay. Now you filed this lawsuit to enforce what you’ve called the neutrality doctrine; right?

A. Yes.

Q. And one of the reasons that we’re here is because you contend — one of the reasons — that my clients violated a TRO entered in that case, right, this case?

A. I believe they did.

Q. I understand you do. And I’m not asking you — you’re not a lawyer; right?

A. No.

Q. I’m not asking you as a lawyer. I’m asking you as a party to this litigation and as a director of the company.

Is it your understanding, as a nonlawyer, that the conduct that’s prohibited by the TRO would also be improper even if there was no TRO?

A. Can you be more specific?

Q. What’s not clear about that, sir?

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A. What conduct are you referring to?

Q. Any conduct that’s prohibited by the TRO, as you understand this neutrality principle, would be improper, even if there was no TRO in this case; right?

A. I really don’t understand your question.

Q. What don’t you understand about it? You understand we’re in the middle of a proxy fight?

A. Yes.

Q. Do you understand that there’s a split board?

A. Yes.

Q. And you understand that there’s two slates, each of which is supported by half of the board?

A. Yes.

Q. And do you understand that the Court entered a TRO to — that prohibited certain conduct relating to the proxy fight?

A. Yes.

Q. And is it your understanding that the conduct that is prohibited by the TRO would be

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prohibited even if there — it would be improper even if there was no TRO?

A. Provided that the majority of the board approved it.

Q. Correct. And can we also agree that whatever this doctrine is and whatever the TRO means, it applies equally to you and Steel Partners just as it applies to the defendants?

A. Yes.

Q. Now, there’s a press release that was issued on February 1st that we’ve talked about. And you sent an email before the press release went out reminding the board that any press releases required board approval; correct?

A. I don’t think that’s what it said.

Q. All right. Let’s look at it. JX 242. Do you see it there?

A. Yes.

Q. This is the email you sent?

A. Yes.

Q. “I .... remind you that any press releases or other public disclosures by, [        ] or in the name of the Company should be provided to all Board members so that they may review and provide [        ]

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comments that they may have before such disclosures are [filed] or [issued].”

Do you see that there?

A. Yes.

Q. So you were reminding the board. This was not a pronouncement by the executive chairman of some new policy; right?

A. Yes.

Q. And, in fact, you don’t — as the executive chairman, you have no authority to unilaterally decide board policy; right?

A. Yes.

Q. Do you recall during your deposition I asked you if there was a board policy that required board review or approval of press releases before they’re issued? Do you recall that?

A. Yes.

Q. And do you recall saying that you believed that there was such a policy?

A. Yes.

Q. And do you recall that I challenged you to bring that policy into this courtroom?

A. No.

Q. Well, in any event, let’s look at the

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policy. Joint Exhibit 18.

Do you see that document?

A. Yes.

Q. Do you recognize this as corporate governance guidelines that you participated in drafting and approving?

A. Approving.

Q. But you did, you did approve them; correct?

A. Yes.

Q. And you’re bound by them; correct?

A. Yes.

Q. And every director is bound by them; correct?

A. Yes.

Q. Could you turn to page 7, please.

Do you have it there?

A. Yes.

Q. Do you see where it says, paragraph 25, “Board Interaction with Shareholders, the Press, Customers, etc.”?

A. Yes.

Q. Do you see where it says, “It is the Company’s policy that the CEO, Executive Chairman and,

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as appropriate, designated members of senior management speak for the Company”?

Do you see that there?

A. Yes.

Q. That’s the board’s policy, isn’t it?

A. Yes.

Q. So if Ms. Drake purported to speak for the company — withdraw that.

Now, let’s take a look at Joint Exhibit 179.

Do you see it there?

A. Yes.

Q. Now, this is a draft — and I notice that you’re not on this email chain. All right. But you see that this is a draft of a press release announcing the stockholder nomination?

A. Yes.

Q. And do you see here that there’s a list of — it comes from Mr. Gromacki from Jenner & Block; right?

A. Yes.

Q. By the way, your pretrial brief refers to, on page 1, lawyers backstabbing you.

Did you see that language in the

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brief?

A. Maybe. Would you like to show it to me?

Q. That’s all right.

Was Mr. Kampani one of the lawyers that backstabbed you?

A. It’s unclear.

ATTORNEY TIMMONS: Your Honor ....

THE COURT: Yes, Mr. Timmons.

ATTORNEY TIMMONS: Sorry to interrupt.

I’m sorry, Mr. Margules, but I don’t think the reference was to Mr. Lichtenstein personally or per se. I don’t know what Mr. Margules is referring to. But it would be helpful to see it if he’s going to ask the witness questions about it.

THE COURT: Thank you. You’re welcome to ask him about that on redirect.

BY ATTORNEY MARGULES:

Q. Mr. Kampani’s on this email; right?

A. Yes.

Q. And Mr. Kampani was involved in drafting, approving, and issuing the press release; right?

A. Yes.

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Q. And we also have here Mr. Gromacki from Jenner & Block and other Jenner & Block lawyers; right?

A. Yes.

Q. Are they the backstabbers?

A. Gibson Dunn? I believe Gibson Dunn should not have been representing certain members of the board —

Q. Sir, I didn’t ask you about Gibson Dunn.

A. — or the company to the exclusion of others.

Q. Mr. Lichtenstein —

A. I also don’t believe —

Q. Mr. Lichtenstein —

ATTORNEY TIMMONS: Your Honor, can the witness please finish his response.

THE COURT: Please don’t talk over each other. The court reporter can’t take down what you’re saying.

ATTORNEY MARGULES: Your Honor, I’m asking specific questions. He’s making speeches that have nothing to do with the question that I’ve asked. If he wants to do that, he should do that on his

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counsel’s time, not on mine.

THE COURT: I understand. I would like for him to be able to finish his sentence, at the very least.

ATTORNEY MARGULES: Okay.

THE COURT: Please finish your answer, and then you can continue.

A. I also don’t believe that Jeff Wolters should have been representing certain directors to the exclusion of others. I also don’t believe that Fred Green should have been representing certain directors to the exclusion of others.

Q. So were Gibson Dunn, Weil Gotshal, Morris Nichols, Jenner & Block, and Paul Hastings, all of whom were involved in the press release process, were they the backstabbers?

A. I believe that they were breaching what they should have been doing for the entire company and the full board. So I believe that they were breaching their professional responsibilities.

Q. All of those lawyers?

A. Yes.

Q. Now, you’ve objected that without board approval, lawyers and consultants assisted

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Ms. Drake in assembling a proxy slate; right?

A. Yes.

Q. For example, you’ve objected to the involvement of Citibank and Evercore, which were the investment bankers on the merger; right?

A. Yes.

Q. Who was the company’s proxy solicitor on the merger?

A. I’m not sure.

Q. Wasn’t it Okapi Partners?

A. It may have been.

Q. And who was your proxy solicitor on the proxy fight?

A. Okapi Partners. But my understanding is they went to Aerojet, and Aerojet declined to use them.

Q. You claim that the TRO was violated because Korn Ferry assisted Ms. Drake; right?

A. Yes.

Q. And Steel Partners tried to hire Korn Ferry; right?

A. Yes.

Q. And one of your nominees is Heidi Wood; correct?

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A. Yes.

Q. And Ms. Wood was suggested to you as a board member by Chris Kubasik; right?

A. No.

Q. Take a look at page 259 of your deposition. Do you have it?

A. Yes.

Q. Starting at line 14.

“Question: [        ] And [        ] you have a reference here to Heidi Wood. How did you know Heidi Wood?

“Answer: She[‘s] an employee and head of integration for L3.

“Question: And who suggested that you talk to Ms. Wood?

“Answer: Chris Kubasic.”

Do you see that?

A. Yes.

Q. Mr. Kubasik is a consultant for Aerojet Rocketdyne, isn’t he?

A. No.

Q. Could you please take a look at page 21 of your deposition. Do you have it?

A. Yes.

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Q. Line 5.

“Question: How do you know Mr. Kubasic?

“Answer: He was a consultant to Aerojet Rocketdyne.”

Is that truthful testimony?

A. Probably sometime in 2010.

Q. Well, isn’t it true that as of your deposition, you didn’t know whether his consultancy had been terminated?

A. Mr. Kubasik went on to become the CEO of L3 and now is the CEO of L3Harris. So I’m certain that he’s had nothing to do with Aerojet Rocketdyne for years.

Q. Page 21 of your deposition. You have it?

A. Yes.

Q. Line 20.

“Question: Was his consultancy

terminated at some point?

“Answer: I don’t know.”

Is that truthful testimony?

A. Yes.

Q. You object that Ms. Drake asked

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employees to help her move her stock into her own name so she could nominate a board slate; right?

A. Can you repeat the question, please?

Q. You object that Ms. Drake asked company employees to help her move her stock into her own name so that she could nominate a board slate; correct?

A. Did you say I object?

Q. You object, you didn’t like it. You think that’s wrong. You think it’s a violation of the TRO; correct?

A. Yes.

Q. But you did the same thing, didn’t you? Didn’t you ask Mr. Kampani to move Steel Partners stock into the name of a Steel Partners subsidiary or a Steel Partners affiliate so that that affiliate could be one of the nominees for your slate?

A. At the time I requested that there was no TRO and the company declined.

Q. So because there was no TRO, you thought it was okay to ask a company employee to do something to assist you in presenting a noncompany slate; correct?

A. I didn’t know whether I was going to

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present a noncompany slate at that point in time.

Q. Is that why the request was made?

A. The request was made to move shares into — I forget whether it’s a street name or registered name. But the company declined to help.

Q. The company declined to help. Let’s look at Exhibit 864.

ATTORNEY MARGULES: Could you turn to the next page, please.

THE WITNESS: Give me one second, please.

ATTORNEY MARGULES: I’m speaking to Mr. White.

THE WITNESS: Is there an 864 here? ATTORNEY MARGULES: Keep going, next page. There should be in there.

THE WITNESS: I don’t see it. No, there isn’t.

ATTORNEY MARGULES: Well, you can either look at the screen — wait, this is not the right document. This is not the right document. Just give me a second. I apologize. It’s JX 864.

You don’t have it there?

THE WITNESS: No.

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ATTORNEY MARGULES: May I approach, Your Honor? I’ll just give him my copy.

THE COURT: You may.

THE WITNESS: Thank you.

BY ATTORNEY MARGULES:

Q. Whose Jack Howard?

A. Jack is my partner.

Q. And Jack Howard, if we look at the third page there, “Arjun, I hope you are doing well. Steel Excel a wholly owned subsidiary of Steel Partners Holdings [Inc.] needs to get the above shares in its own name ....”

Do you see that there?

A. Yes.

Q. And this was in case you decided to nominate your own slate so that Steel Excel could be one of the nominators; correct?

A. Yes.

Q. Does this indicate that that was the purpose for the request?

A. It was — the purpose was to get it into our name.

Q. Does it indicate — does this request indicate that the purpose was to be able to nominate a

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slate?

A. No.

Q. Does it indicate anything about any urgency?

A. No.

Q. All right. Could you go to the first page of the document, please? There’s an email there from Mr. Kampani to Mr. Howard; right?

A. Yes.

Q. And Mr. Howard gives instructions on how to get that done, right? Right?

A. Yes.

Q. Did Mr. Howard call back or write back and say: Mr. Kampani, we need it done immediately, can you help us grease the skids?

Did he do that, to your knowledge?

A. Not to my knowledge.

Q. Now, it’s true, isn’t it, that one of the reasons that you’ve given stockholders in your letters for why your slate should be elected is because you’ve got great ideas to maximize the value of the company on a stand-alone basis; right?

A. I think we give them the specific action items that we would take that we would hope

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would result in maximizing shareholder value.

Q. Sure. And let’s look at Exhibit 537. Can you identify this as a Schedule 14A that contains a stockholder letter over your name that has some of these proposals?

A. Yes.

Q. And if we look at the fourth page, that’s where this discussion starts of these stockholder proposals?

A. Okay, I see it.

Q. And these proposals, you were involved in creating these proposals; right?

A. Yes.

Q. And Steel Partners’ staff were involved in creating these proposals?

A. Yes.

Q. In creating these proposals, you had in mind all of your knowledge and experience with the company?

A. Yes.

Q. And that included nonpublic information; right?

A. Potentially.

Q. Right. Some of which — now, you said

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that you didn’t think this was a violation of the neutrality principle because you didn’t disclose nonpublic information; right?

A. I’m not sure I understand your question.

Q. Well, you used your knowledge and your access to nonpublic information to craft proposals to put in front of stockholders as reasons they should elect your slate; right?

A. The reason that I think that they should elect our slate is that we have the knowledge and the capabilities to execute on a plan that can maximize shareholder value.

Q. And you used your knowledge and access to nonpublic information about the company to impress on stockholders that you have great ideas to improve the company; right?

A. I believe that we do have great ideas to improve the company.

Q. And those ideas incorporate nonpublic information that you received in your capacity as the chairman; right?

A. I don’t know that I can answer that.

Q. You don’t — you’re going to tell me

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that none of these proposals on page 4 and page 5 were arrived with any access to nonpublic information?

A. For instance, the company now has 400 open positions. They continue to operate with less people than they think they should. Is it possible that upon further investigation, we can do it with fewer people or with 100 people or 200 people? That might be the case.

Q. Now, the information that you just gave in that answer, that’s not — until you uttered it in the courtroom, that wasn’t public information; right?

A. I don’t know if it’s accurate information either.

Q. Oh, okay. So you just testified about it under oath not knowing if it was accurate?

A. I was giving you an example.

Q. Well, what about all of the other information that you disclosed in your direct testimony about the financials of the company? A lot of that was nonpublic information before you uttered it in this courtroom; right?

A. No. I believe that people understood that there were problems with the RL10. I believe

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W. Lichtenstein - Cross	1046

that people understood, because Boeing made it public, that they were having issues with the company and the valves on various programs. So I believe lots of it is public information.

Q. Let me ask it this way, sir. Do you think it’s a violation of the neutrality principle or of the TRO for you to use nonpublic information to craft criticisms of management or suggestions for how to operate the company?

A. I’m not sure that it would be deemed to be nonpublic information if I had an opinion on Eileen Drake’s performance not being good because I’ve observed her for seven years.

Q. Do you recall we discussed this issue of nonpublic information in your deposition?

A. No. Can you remind me, please.

Q. Sure. Page 325. I asked this question on line 4:

“Question: Do you think it’s a violation of so-called neutrality principle for you to utilize nonpublic information that you’ve received as a director and executive chairman in formulating these proposals that you’ve used to sell your slate to stockholders?

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1047

“Mr. Timmons: Objection ....

“Answer: No.

“Question: Why not?

“Answer: I’m not disclosing nonpublic information.”

Do you see that? Was that your testimony?

A. Yes.

Q. Now, you’ve disclosed nonpublic information here today; correct?

A. It’s not clear to me.

Q. Okay. Are we going to see all of that in one of your next fight letters, sir, all the information about the company you disclosed in your testimony today?

A. I don’t know.

Q. In any event, you continue to ask the company — to demand nonpublic information from the company and its officers; right?

A. Yes.

Q. Now, last week, Ms. Drake called for an audit of the pension fund, which has gone from a 60 million surplus to a deficit of more than $250 million.

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1048

Do you recall that?

A. Yes. The $60 million surplus was in 2002, and Ms. Drake’s statements regarding that are misleading.

And if you look at what’s transpired over the last number of years, the deficit has been reduced significantly. We’ve paid out more than $700 million to the pension benefit people. The return on assets has been good.

The company last year, the management team made the decision not to contribute $70 million into the plan so that the underfunding continued to increase. They decided to make that determination so that they would increase their bonuses by increasing their cash flow.

ATTORNEY MARGULES: Your Honor, the witness is running the clock. Can I ask for an admonition that he just answer the question?

THE COURT: You can ask him a yes-or-no question.

ATTORNEY MARGULES: I’ve been asking yes-or-no questions, Your Honor.

BY ATTORNEY MARGULES:

Q. Is it true that the pension fund is

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1049

managed by a committee that consists of you and David Clay?

A. Yes, it’s called the benefits management committee.

Q. Thank you. That was a yes-or-no question, sir.

Is it true that Mr. Clay was recommended to the company by you?

A. Yes.

Q. Is it true that Mr. Clay also manages the Steel Partners pension fund?

A. Yes.

Q. Is it true that Mr. Clay is a friend of yours?

A. Yes.

Q. Is it true that when Ms. Drake recommended that the pension fund be audited, you wrote an email accusing her of violating the TRO?

A. I don’t recall.

Q. Let’s look at Exhibit 710.

Do you recognize this email chain? It’s in the small book that I handed you at the beginning.

A. I don’t see a 710. Sorry. Would you

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1050

like to look for yourself?

Q. It’s on the screen.

A. Okay.

Q. Do you recognize this email chain?

A. Yes, I do.

Q. Let’s go to the email that starts at the bottom of the second page and goes up to the top of the third page.

A. Yes.

Q. Ms. Drake writes to you, “As a follow up to my [        ] email, Moss Adams who currently audits the Pension and Savings Plan is about to start their annual audit. The Administrative Committee will engage Moss Adams to include additional procedures in the upcoming audit to address the degradation in the funded position and selection process for investments.”

Do you see that there?

A. Yes.

Q. And then, do you see at the top of the second page you wrote back?

A. Yes.

Q. And at the beginning of the second paragraph, “Although I believe your motives and

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1051

efforts are uninformed, contrived, and violative of the TRO, I support transparency and the provision of full information for the Board.”

Do you see that there?

A. Yes.

Q. At the bottom paragraph you write, “Absent Board approval, you lack the authority to engage an auditor to engage in analyses outside the ordinary course of business at this time.

Additionally, I believe [        ] [in] doing so [you] will violate the TRO ....”

Do you see that there?

A. Yes.

Q. Then, on the first page, Ms. Drake writes back, “Are you suggesting [that] auditors shouldn’t examine why the pension plan is underfunded by more than $200M dollars.”

Do you see that there?

A. Yes.

Q. And you never responded to that email, did you?

A. Moss Adams is an auditor.

Q. You never responded to that email, did you?

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1052

A. Not yet. Because Moss Adams —

Q. Now, on September 10, 2021, you received a memo from the six nonmanagement directors directing you not to speak with third parties about the company’s executive management and not to discuss any concerns about management or any plans you may have to change management without board approval; correct?

A. Yes.

Q. And the board’s never rescinded that letter; right?

I’ll withdraw that question.

A. I believe they have.

Q. I’ll withdraw that question.

You spoke to at least two people to see if they would be interested in replacing Ms. Drake as CEO; correct?

A. I spoke to one in February. And after the memo came out, I don’t believe that I did.

Q. That’s February of 2021?

A. Yes.

Q. So you spoke to — and that’s the only one that you recall?

A. Yes.

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1053

Q. Well, you spoke to a gentleman who had been an executive at Raytheon; right?

A. Yes.

Q. And you spoke to Mark Tucker; right? A. Mark Tucker was a consultant for Steel Partners.

Q. You asked Mr. Tucker if he’d be interested in becoming the CEO; correct?

A. Yes, I did.

Q. And when I asked you when that happened at your deposition, you couldn’t recall when that conversation occurred; right?

A. Correct.

Q. And the conversation with the gentleman from Raytheon, you said you believed was in the summer of 2021; correct?

A. I think it may have been earlier. Q. Now, you received the — you received on — a couple of days before your deposition, you received the memo from the nonmanagement directors reprimanding you; correct?

A. Yes.

Q. And one of the things that they reprimanded you was speaking to at least two people outside the company to test their interest, to ask them if they were interested in becoming the CEO; right?

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1054

A. I don’t think that’s accurate.

Q. Let’s look at 576, please.

THE COURT: Mr. Margules, while we’re turning to that page, it is just after 5:00. Do you have a sense how much more time you need to complete cross-examination?

ATTORNEY MARGULES: I’ll take as much time as the Court will give me. I mean, candidly, if I were to go through all of my outline, it’s probably a half hour. I think I can crimp it down to probably 20, 25 minutes.

THE COURT: And, Mr. Timmons, how much

time do you have reserved for rebuttal?

ATTORNEY TIMMONS: Right now, Your Honor, I only have about five minutes. But I would just note that based on the time that we’re keeping track of, by our calculations the defendants have about one minute left, to be fair with allocation of time between the parties. And we’ve done our best to keep ours. And that’s excluding the 10 minutes that I have originally reserved, so giving up some of my time for redirect.

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1055

THE COURT: I understand. Is that consistent with your timekeeping?

ATTORNEY MARGULES: Yes, Your Honor. THE COURT: Here’s what I’m going to do. I’m going to go off the record, let our court clerk leave since it’s past her time to do so. I’m going to ask our very patient court reporter to bear with us, and ask you to talk about how much time you’re willing to give each other.

I’ll give you half an hour, 45 minutes, I’m happy to do that. But just make sure you have an agreement with each other.

ATTORNEY MARGULES: The only thing I would add, Your Honor, is there’s stuff that I can drop that we can do in the briefing through the depositions and the documents.

THE COURT: I would greatly appreciate that.

ATTORNEY MARGULES: I’m sure you would, and so would my wife.

THE COURT: Why don’t we go off the record for five minutes then and we’ll resume.

(Court in recess from 5:03 p.m. to 5:08 p.m.)

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1056

THE COURT: Please be seated.

Mr. Margules, you may proceed.

ATTORNEY MARGULES: Thank you, Your Honor.

BY ATTORNEY MARGULES:

Q. Mr. Lichtenstein, you claim that it wasn’t until sometime this year that you reached the conclusion that Ms. Drake should be fired; correct?

A. Yes.

Q. And, in fact, she was on the seven-member slate that you proposed; right?

A. Yes.

Q. And did you think that would be understood as an acceptance of Ms. Drake in her role as CEO?

A. I believe that as the CEO, she should be on the slate.

Q. Right. But if the seven-member slate that you propose was elected, if you, Ms. McNiff, Mr. Turchin, and Mr. Henderson decided to fire her after the annual meeting, you’d have the votes to do it; right?

A. A majority of the board would have the ability to terminate the CEO.

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W. Lichtenstein - Cross	1057

Q. Now, in September of 2021, you asked the board for permission to hire a lawyer to review Ms. Drake’s contract and advise on how to manage her termination under the merger agreement; right?

A. No.

Q. Take a look at Exhibit 94.

Are these notes that you put together?

A. Yes.

Q. You write here in the first paragraph, “After considerable discussion the board approved Warren to hire outside counsel and use the new Delaware Council to go through Eileen’s contract ...” and so on; correct?

A. Can you continue, please?

Q. Is that what it says?

A. It does not say “and so on.”

Q. Okay.

A. If you’d like, I’ll read it. Q. Did I faithfully read at least the first part of that sentence?

A. Yes. Would you like me to continue reading it?

Q. The last sentence of the paragraph says, “Additionally what needs to be done if the deal

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1058

lasts through December and what approval we will need for Lockheed for our annual budgeting process including” — I’m sorry, I apologize.

The sentence before that: “And to use counsel to look at the Lockheed Martin agreement and see how we [may] comply with the agreement if the board were to decide to terminate somebody on the executive leader ship team.” Do you see that there?

A. Yes.

Q. Now, at the same time you asked Mr. Corcoran to have the compensation committee meet with Ms. Drake to see if they could cut a deal for her to leave by year-end; right?

A. Yes, that was what Mr. Corcoran wanted to do.

Q. Well, you heard Mr. Corcoran say otherwise today when he testified; right?

A. Seems to change his mind a lot.

Q. Many do.

ATTORNEY MARGULES: Since I aggressively pulled out a page, I apologize, Your Honor. It will just take a second.

THE COURT: No problem.

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W. Lichtenstein - Cross	1059

ATTORNEY MARGULES: Here we go.

BY ATTORNEY MARGULES:

Q. In January, you asked General Lord — or General Lord asked you what you were going to do with Ms. Drake if the merger fell through; right?

A. I don’t recall.

Q. Do you recall, he asked you on January 19th what your plans were for the CEO?

A. No.

Q. Could you take a look at Exhibit 124?

Do you have that there?

A. Yes.

Q. And do you see that these are your notes; right?

A. Yes.

Q. And the notes at the top reflect a January 19th discussion with General Lord?

A. Yes.

Q. And it writes, “plans for CEO?” Right?

A. Yes.

Q. That’s a question he asked you; right?

A. I don’t recall.

Q. All right. And you also don’t recall

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1060

telling him anything about your plans for the CEO; correct?

A. Correct.

Q. Now, you said that you never asked Mr. Corcoran to resign; correct?

A. Yes.

ATTORNEY MARGULES: Could we take a look at stipulated fact paragraph 50?

Q. Are you aware that the parties agreed in a pretrial order that certain facts were established and required no proof?

A. No.

Q. Well, before we get to that. Before Mr. Corcoran told you — wrote to you saying that he didn’t want to run, you told him you didn’t want him on the board; right?

A. Yes.

Q. And you also told other directors that you didn’t want him renominated; right?

A. I may have.

Q. Take a look at Exhibit 119, please. These are your notes?

A. Yes.

Q. And these reflect the

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1061

January 9th conversation with General Lord?

A. Yes.

Q. And the third point down, “Told him I will not nom[inate] Tom”; right?

A. Yes.

Q. And let’s take a look at Exhibit 122.

A. I don’t have it.

Q. It’s on the screen, it’s one page.

A. Okay.

Q. These are your notes?

A. Yes.

Q. At the top, “7 person including CEO, Tom steps down [and] doesn’t reelection.” Do you see that there?

A. Yes.

Q. And under the — there’s a notation on the 15th, General Chilton.

Do you see that there?

A. Yes.

Q. “Spoke to Tom [and] said not on Steel slate.” That’s what it says; right?

A. Yes.

Q. Now, you said that you never asked him

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1062

to resign, though; right?

A. Correct.

Q. Let’s take a look at stipulated fact from the pretrial order, paragraph 50. Paragraph 50 of the stipulated facts. It’s page 14.

“In January of 2022, Mr. Lichtenstein asked Mr. Corcoran to resign or otherwise not to stand for re-election.” Are you saying that that’s not true?

A. I’m saying I don’t recall ever asking him to resign.

Q. Okay. We’ve had testimony about the meetings that occurred after this initial one where you proposed the seven-member slate.

I’m just looking at things to skip over, Mr. Lichtenstein. I beg your indulgence for a moment.

Never mind, I’ll withdraw that. Just a few more minutes, sir.

You remember there was a proxy statement that was issued in March of 2021 in connection with that year’s annual meeting?

A. Yes.

Q. And the proxy statement sets out the

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1063

compensation that you’ve received as the executive chairman?

A. Yes.

Q. And it’s accurate, isn’t it?

A. Yes.

Q. Now, other than a 3 point — you know, a 3 million-plus cash payment that you received in December — I’m sorry, a 3.9 million cash payment in December 2020, your other compensation has been in the form of certain stock rights; correct?

A. Yes. Performance-based.

Q. When you say “performance-based,” what you mean is that if the stock price hits certain targets, that’s what causes your stock to vest; correct?

A. In some circumstances.

Q. Right. And when you testified previously that you have the same interest in stock price, in the value of the company as all stockholders, do all stockholders have stock rights that vest if the stock price increases?

A. Some do. And have stock options that only become worth something if the share price rises.

Q. How about public stockholders who

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W. Lichtenstein - Cross	1064

don’t work for the company?

A. Yes, that’s what I’m referring to.

Q. What percentage of the stock is held by holders who have stock appreciation rights?

A. Stock appreciation rights are different, and I don’t have the answer to that.

Q. Okay. Finally, you’ve used the term “independent directors,” and your lawyers have as well; right?

A. Yes.

Q. And what independent directors mean is that those directors don’t work for the company; right?

A. They get paid by the company as directors.

Q. They’re not employees of the company; right?

A. They do work for the shareholders.

Q. Sir, are they employees of the company?

A. They’re technically probably independent contractors.

Q. When the proxy statement uses the term “independent directors,” is it your understanding that

CHANCERY COURT REPORTERS

W. Lichtenstein - Cross	1065

what that means is that those directors don’t — are not employees of the company?

A. Yes.

Q. Now, let’s just — I’m not going to go through all this stuff about whether people have economic interests in connection with Steel Partners or you. But it’s true that Mr. Turchin’s sons are longtime friends of yours; right?

A. Yes.

Q. And it’s true that Mr. Henderson is a friend of yours; right?

A. Yes.

Q. And Ms. McNiff’s brother is a friend of yours; right?

A. Yes.

Q. And Amy Nelson, who you’ve added to your board slate, is a friend of yours; right?

A. Yes.

Q. And Heidi Wood, who you’ve added to your board slate, is a friend of yours; right?

A. Yes.

Q. And Joanne Maguire, who you’ve added to your board slate, is a friend of yours; right?

A. I hope so.

CHANCERY COURT REPORTERS

W. Lichtenstein - Redirect	1066

Q. You hope so?

A. I’m kidding. Yes, she is.

Q. Isn’t it true that at some point Mr. Kampani, the company’s counsel, told you that he was concerned that Mr. Turchin, Mr. Henderson, and Ms. McNiff had conflicts of interest in dealing with matters relating to Steel Partners?

A. Yes.

ATTORNEY MARGULES: No further questions, Your Honor.

THE COURT: Thank you, Mr. Margules.

Mr. Timmons.

ATTORNEY TIMMONS: Thank you, Your Honor. I’ll be very brief.

REDIRECT EXAMINATION

BY ATTORNEY TIMMONS:

Q. Can we have Exhibit 710 back up on the screen.

A. I think that’s one that’s missing.

Q. Yeah, I think it’s only available on the screen. I didn’t have it in my binder.

Do you recall Mr. Margules asking you some questions about this email exchange you had on May 17th with Ms. Drake?

CHANCERY COURT REPORTERS

W. Lichtenstein - Redirect	1067

A. Yes.

Q. And it looked like you were about to answer a question he had, and then he moved on to something else and you didn’t get to finish your response.

There’s a reference in the second --on the second page or the page — the intervening email from Ms. Drake to you to a Moss Adams.

Do you see that?

A. Show me. Can you show me where?

Q. It’s going to be highlighted for you in just one second.

Do you see that?

A. Yes.

Q. Who is Moss Adams?

A. They’re an accounting firm.

Q. And what were you about to explain to Mr. Margules?

A. That an audit is going to give us a snapshot of what the pension plan looks like at a point in time. It should also tell us what the income and expenses were for the plan for the prior year. They do not have the ability, at least this part of the firm, to give an opinion on the investment

CHANCERY COURT REPORTERS

W. Lichtenstein - Redirect	1068

strategy and the investments themselves. And if that is what Eileen would like to do, as I’ve been saying, she is more than welcome to bring it to the board to explain what it is that she’s looking for, and then the board can decide whether or not they want to engage the appropriate professionals to look into the matter.

Q. Thank you, Mr. Lichtenstein.

One last question. There was some references to various directors and folks that are on your nomination slate as being your friends.

Do you recall those questions?

A. Yes.

Q. Would you regard General Chilton and General Lord and Mr. Corcoran as your friends?

A. Yes.

ATTORNEY TIMMONS: Thank you, Your Honor. No further questions.

THE COURT: Thank you, Mr. Timmons.

Thank you very much for your testimony, sir.

THE WITNESS: Thank you.

ATTORNEY MARGULES: Your Honor, I want to thank the Court and the witness and all counsel for the indulgence of the extra time.

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1069

THE COURT: My pleasure. Thank you to our court staff for staying late.

You’re excused. You may step down.

THE WITNESS: Thank you.

(Witness excused.)

THE COURT: Well, congratulations on finishing three days of trial. I am grateful for your professionalism throughout this endeavor. I know how much work goes into an expedited trial. And everything was fantastic. So great job. I hope you can get some rest over the holiday weekend.

But, sadly, our work is not done. And I see Mr. Bayliss has arisen, hopefully, to talk about post-trial briefing.

ATTORNEY BAYLISS: Yes, Your Honor. That’s exactly right. Mr. DiCamillo and I have been discussing this and trying to work it out, and I think I’ve drawn the short straw and at least will be proposing a weekend buster for my side.

As I understand it, the defendants intend to proceed with their special meeting on the 30th. From our perspective, the most important thing is that the Court have enough time to rule and that the stockholders have enough time to absorb the ruling

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before they vote. The worst case, in our view, is a situation where the meeting has to get enjoined or, even worse than that, the stockholders vote and then we have a post-vote 225 action based on claims that the vote was tainted.

So, in our view, we would prefer to set a vote date after Your Honor has the opportunity to rule and then there be time after that. The issue, from our perspective, is that the proxy advisory services tends to issue the recommendations three weeks before the vote date. So if you count back from the 30th, that means approximately the 9th. Now, they don’t always stick to that schedule, but it’s going to be really tight.

And so what we would propose to do is have post-trial argument sometime next week, whenever Your Honor can fit us in, and we will put in simultaneous briefing. At least from our perspective, we’d be happy to put in whatever briefs Your Honor would like, simultaneous or in sequence. But, again, from our perspective, we would be happy to present as soon as Your Honor would be willing to hear argument.

THE COURT: Mr. DiCamillo.

ATTORNEY DiCAMILLO: Thank you, Your

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1071

Honor. The information we have is the proxy advisory firm is — it’s going to be roughly 10 days, not three weeks. Obviously, that’s out of my control. It’s out of Mr. Bayliss’s control too. I’m just giving you the best information that we have. We understand that there — and don’t oppose the need for a quick briefing, quick argument so that Your Honor can rule in advance of the June 30th meeting. We think next week is too aggressive. It’s essentially what they suggested in the pretrial order when they thought the meeting was going to be June 21st. Now the meeting is going to be nine days later, on June 30th.

So our view is we think Your Honor should set the argument date when Your Honor wants to have the argument, and then Mr. Bayliss and I can work out the briefing schedule. In my opinion, next week for an argument date is unnecessary and too aggressive. But we leave that up to Your Honor.

THE COURT: I would like to give the stockholders at least two weeks to absorb my decision, so that puts a little bit of a gun to my head as well. I’m looking at the 15th or 16th for my own internal deadline, for your knowledge. That means that in a perfect world, I would like to have post-trial

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argument either Friday of next week or the following Monday the 6th. I will do either one.

I would like the briefs either noon on Thursday, the 2nd, or the end of the day Friday, the 3rd. Again, I’ll leave that up to you two to decide. It doesn’t make a massive difference to me. I have a lot of notes and thoughts so I can start thinking about this early.

I would like simultaneous briefs. I think that’s the most efficient way to do this because we don’t have a lot of time. I would be willing to consider some word limits, if that would be helpful to you since you’re each only getting one brief, and you can respond to some of the legal arguments at least that were made in the pretrial briefs in doing so. That would be my hope.

Why don’t you talk tonight and let me know which of those two arguments dates work for you-all, the 3rd or the 6th. I’m happy to do it over Zoom so that people don’t have to travel, if that helps as well, but I’ll be guided by your preference on that.

ATTORNEY BAYLISS: Thank you very much, Your Honor.

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ATTORNEY DiCAMILLO: Thank you, Your Honor.

THE COURT: Thank you very much.

Again, I appreciate your time.

I would like to briefly meet with senior Delaware counsel and one representative from the forwarding firms for each of the parties, and I invite company-neutral counsel as well.

If you can meet my law clerk, Mr. Greg Rader right here, he will escort you to a conference room on the 11th floor when you get off of the elevator on 11. I’ll see you in about ten minutes.

Thank you very much. We’re adjourned.

(Court adjourned at 5:30 p.m.)

—  –  —

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I N D E X

WITNESSES:	Page
MARTIN TURCHIN
Cross Resumed by Attorney Offenhartz	700
Redirect by Attorney Walsh	737
DANIEL BOEHLE
Direct by Attorney Gallagher	741
Cross by Attorney Feinstein	765
Redirect by Attorney Gallagher	792
LANCE LORD
Direct by Attorney Kirsch	797
Cross by Attorney Barlow	867
Redirect by Attorney Kirsch	914
WARREN LICHTENSTEIN
Direct by Attorney Timmons	925
Cross by Attorney Margules	1010
Redirect by Attorney Timmons	1066

CHANCERY COURT REPORTERS

1075

CERTIFICATE

We, JEANNE CAHILL, JULIANNE LABADIA, DEBRA A. DONNELLY, DENNEL NIEZGODA, KAREN SIEDLECKI, and DOUG ZWEIZIG, Official Reporters for the Court of Chancery of the State of Delaware, do hereby certify that the foregoing pages numbered 4 through 1073 contain a true and correct transcription of the proceedings as stenographically reported by us at the hearing in the above cause before the Vice Chancellor of the State of Delaware, on the date therein indicated.

IN WITNESS WHEREOF we have hereunto set our hands at Wilmington this 25th day of May 2022.

/s/ Jeanne Cahill	/s/ Julianne LaBadia
Official Court Reporter	Official Court Reporter

/s/ Debra A. Donnelly	/s/ Dennel Niezgoda
Official Court Reporter	Official Court Reporter

/s/ Karen Siedlecki	/s/ Douglas Zweizig
Official Court Reporter	Official Court Reporter

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